GSAA HOME EQUITY TRUST 2007-S1 FREE WRITING PROSPECTUS

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by visiting the following website: http://www.sec.gov/.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Free Writing Prospectus to Prospectus Dated February 13, 2007

$277,251,000
(Approximate)(1)

Mortgage Pass-Through Certificates, Series 2007-S1

GSAA Home Equity Trust 2007-S1
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor
Wells Fargo Bank, N.A.
Master Servicer
Specialized Loan Servicing LLC
Avelo Mortgage, L.L.C.
Servicers
Consider carefully the Risk Factors beginning on page 16 in this free writing prospectus and page 2 in the accompanying prospectus.

The certificates will represent interests in the issuing entity, GSAA Home Equity Trust 2007-S1 only and will not represent interests in or obligations of the depositor, the underwriter, the servicers, the master servicer, Goldman Sachs Mortgage Company, the trustee, CIFG Assurance North America, Inc. or any of their respective affiliates.

This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.
The following securities are being offered:
Class	Approximate Initial Class Principal Balance(1)	Pass-Through Rate	Type	Ratings (S&P/Moody’s)
A-1	$277,251,000	Variable(3)	Senior	AAA/Aaa
A-IO	$114,658,000 (2)	[__]%(4)	Senior	AAA/Aaa
_______________ Footnotes appear on the following page

Each class of certificates will receive monthly distributions of interest, principal (other than the Class A-IO certificates) or both, commencing on March 26, 2007. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Assets of the Issuing Entity—

•	Fixed-rate mortgage loans secured by second lien mortgages or deeds of trust on residential real properties.

Credit Enhancement—

•	Excess interest and overcollateralization as described in this free writing prospectus under “Description of the Certificates—Overcollateralization Provisions”;

•
An interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P., as swap provider, for the benefit of the certificates as described in this free writing prospectus under “Description of the Certificates—Interest Rate Swap Agreement”; and

•
A financial guaranty insurance policy issued by CIFG Assurance North America, Inc. for the benefit of the Class A-1 certificatetes only as described in this free writing prospectus under “Description of the Certificates—The Policy”.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately [_____]% of the class principal balance of the offered certificates before deducting expenses. The commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

The issuing entity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Goldman, Sachs & Co.
The date of this free writing prospectus is February 22, 2007.

(1) Subject to a variance of +/-10%.

(2) The Class A-IO certificates are interest only certificates, will have no principal balance and will accrue interest on their notional amount, which initially is $114,658,000. The Class A-IO notional amount for each distribution date will be equal to the lesser of (1) a scheduled notional balance and (2) the current aggregate stated principal balance of the mortgage loans. After the distribution date in August 2008, the Class A-IO notional amount will be zero.

(3) The Class A-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in this free writing prospectus under “Description of the Certificates—Distributions of Interest and Principal.”
(4) The Class A-IO certificates will have a pass-through rate equal to the lesser of (i) [_____]% per annum and (ii) the WAC Cap

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE PROSPECTUS
EUROPEAN ECONOMIC AREA
UNITED KINGDOM
NOTICE TO UNITED KINGDOM INVESTORS
SUMMARY INFORMATION
The Transaction Parties
The Offered Certificates
The Other Certificates
Structural Overview
Closing Date
Cut-off Date
Distribution Date
Final Scheduled Distribution Date
Record Date
Pass-Through Rates
Interest Accrual Period
Distribution Priorities
Credit Enhancement
Interest Rate Swap Agreement
The Mortgage Loans
Servicing of the Mortgage Loans
Optional Termination of the Issuing Entity
Advances
Denominations
Master Servicing, Servicing, Trustee and Custodial Fees and Certificate Insurer Premium
Optional Repurchase of Delinquent Mortgage Loans
Required Repurchases or Substitutions of Mortgage Loans
ERISA Considerations
Federal Tax Aspects
Legal Investment
Ratings
RISK FACTORS
THE MORTGAGE LOAN POOL
General
The Mortgage Loans
Prepayment Premiums
GSMC Conduit Underwriting Guidelines
M&T Bank
Credit Scores
THE SERVICERS
General
Ocwen Loan Servicing, LLC
Avelo Mortgage, L.L.C.
THE MASTER SERVICER
Master Servicer Collection Account
Compensation of the Master Servicer
Indemnification and Third Party Claims
Limitation on Liability of the Master Servicer
Assignment or Delegation of Duties by the Master Servicer; Resignation
Master Servicer Events of Default; Waiver; Termination
Assumption of Master Servicing by Trustee
THE SPONSOR
THE CERTIFICATE INSURER
General
Financial Information
STATIC POOL INFORMATION
THE DEPOSITOR
THE ISSUING ENTITY
THE TRUSTEE
THE CUSTODIAN
INTEREST RATE SWAP COUNTERPARTY
DESCRIPTION OF THE CERTIFICATES
Book-Entry Registration
Definitive Certificates
Assignment of the Mortgage Loans
Delivery of Mortgage Loan Documents
Representations and Warranties Relating to the Mortgage Loans
Payments on the Mortgage Loans
Distributions
Administration Fees
Priority of Distributions Among Certificates
Distributions of Interest and Principal
Supplemental Interest Trust
Calculation of One-Month LIBOR
Excess Reserve Fund Account
Interest Rate Swap Agreement
Overcollateralization Provisions
The Policy
Reports to Certificateholders
THE POOLING AND SERVICING AGREEMENT
General
Subservicers
Servicing, Master Servicing and Trustee Fees and Other Compensation and Payment of Expenses
P&I Advances and Servicing Advances
Prepayment Interest Shortfalls
Advance Facility; Pledge of Servicing Rights
Servicer Reports
Collection and Other Servicing Procedures
Hazard Insurance
Realization Upon Defaulted Mortgage Loans
Optional Repurchase of Delinquent Mortgage Loans
Indemnification and Third Party Claims
Limitation of Liability of the Servicers
Merger or Consolidation of the Servicers; Resignation
Removal and Resignation of the Servicers
Eligibility Requirements for Trustee; Resignation and Removal of Trustee
Termination; Optional Clean-up Call
Amendment
Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Custodian and the Trustee
PREPAYMENT AND YIELD CONSIDERATIONS
Structuring Assumptions
Defaults in Delinquent Payments
Prepayment Considerations and Risks
Overcollateralization Provisions
Sensitivity of the Class A-IO Certificates
Weighted Average Lives of the Class A-1 Certificates
Decrement Tables
Effective WAC Cap
Final Scheduled Distribution Date
FEDERAL INCOME TAX CONSEQUENCES
General
Taxation of Regular Interests
Status of the Offered Certificates
The Basis Risk Contract Component
Other Matters
STATE AND LOCAL TAXES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
LEGAL MATTERS
REPORTS TO CERTIFICATEHOLDERS
RATINGS
GLOSSARY OF TERMS

ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
ANNEX II - INTEREST RATE SWAP AGREEMENT NOTIONAL AMOUNT AMORTIZATION SCHEDULE
SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this free writing prospectus, which describes the specific terms of your series of certificates.

We include cross-references in this free writing prospectus and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

Capitalized terms used in this free writing prospectus and in the prospectus are either defined in the “Glossary of Terms” beginning on page 119 of this free writing prospectus, or have the meanings given to them on the page indicated in the “Index” beginning on page 129 of the prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corp. All annexes and schedules to this free writing prospectus are part of this free writing prospectus.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this free writing prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

SUMMARY INFORMATION

The following summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire free writing prospectus and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this free writing prospectus and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

Issuing Entity. GSAA Home Equity Trust 2007-S1.

Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GS071S, and its telephone number is (714) 247-6000. The trustee will have the custodial responsibilities with respect to approximately 73.69% of the mortgage loans by the aggregate stated principal balance. For a description of the trustee, see “The Trustee” in this free writing prospectus.

Original Loan Sellers. M&T Bank, a New York state chartered commercial bank, GreenPoint Mortgage Funding, Inc., a New York corporation, and Irwin Union Bank and Trust Company, an Indiana banking corporation. The principal executive office of M&T Bank is located at One Fountain Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5445. The principal executive office of GreenPoint Mortgage Funding, Inc. is located at 100 Wood Hollow Drive, Novato, California 94945, and its telephone number is (800) 462-2700. The principal executive office of Irwin Union Bank and Trust Company is located at 12677 Alcosta Boulevard, Suite 500, San Ramon, California 94583, and its telephone number is (925) 277-2001. The original loan sellers also include various loan sellers that each individually sold mortgage loans comprising less than 10% of the total stated principal balance of the mortgage loans in the issuing entity and certain entities that sold mortgage loans to the sponsor under its mortgage conduit program. Pursuant to the mortgage conduit program, the sponsor purchases mortgage loans originated or acquired by the original loan sellers if the mortgage loans generally satisfy the sponsor’s underwriting guidelines.

Master Servicer. Wells Fargo Bank, National Association, a national banking association. The principal executive office of the master servicer is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Servicers, RE: GSAA 2007-S1, and its telephone number is (410) 884-2000.

Servicers. Specialized Loan Servicing LLC, a Delaware limited liability company, and Avelo Mortgage, L.L.C., a Delaware limited liability company. The principal executive office of Specialized Loan Servicing LLC is located at 8742 Lucent Blvd, 3rd Floor, Highlands Ranch, Colorado 80129, and its telephone number is (720) 241-7200. The principal executive office of Avelo Mortgage, L.L.C. is located at 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, and its telephone number is (972) 910-7000. See “The Servicers” in this free writing prospectus.

Custodian. U.S. Bank National Association, a national banking association, will act as a custodian with respect to approximately 26.31% of the mortgage loans by the aggregate stated principal balance. Its custodial office is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, and its telephone number is (651) 695-6105.

Swap Provider. Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, will provide an interest rate swap agreement for this transaction. The principal executive office of the swap provider is located at 85 Broad Street New York, NY 10004 and its telephone number is (212) 902-1000. See “Interest Rate Swap Counterparty” in this free writing prospectus.

Certificate Insurer. CIFG Assurance North America, Inc., a monoline financial guaranty insurance company incorporated under the laws of the state of New York, will provide a financial guaranty insurance policy for the benefit of the Class A-1 certificates. The principal executive office of CIFG Assurance North America, Inc. is located at 825 Third Avenue, 6th Floor, New York, New York 10022, and its telephone number is (212) 909-3939. See “The Certificate Insurer” in this free writing prospectus.

The following diagram illustrates the various parties involved in the transaction and their functions.

The Offered Certificates

The GSAA Home Equity Trust 2007-S1 will issue the Mortgage Pass-Through Certificates, Series 2007-S1. Two classes of the certificates - the Class A-1 certificates and the Class A-IO certificates - are being offered to you by this free writing prospectus. The Class A-1 certificates are sometimes referred to as the “LIBOR certificates” in this free writing prospectus. The Class A-IO certificates are sometimes referred to as the “fixed certificates” in this free writing prospectus. The Class A-1 certificates and the Class A-IO certificates represent interests in all of the mortgage loans in the issuing entity.

The Other Certificates

The issuing entity will also issue four other classes of certificates - the Class X, Class X-1, Class P and Class R certificates - that will not be offered under this free writing prospectus.

The Class X certificates will evidence the overcollateralization required by the pooling and servicing agreement. As of the closing date the amount of initial overcollateralization is equal to approximately 7.10%.

The Class X-1 certificates will be entitled to any recoveries on discharged loans that are released from the issuing entity as described in the pooling and servicing agreement.

The Class P certificates will not have a principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The Class R certificates are not expected to receive any distributions.

The certificates will represent fractional undivided interests in the assets of the issuing entity, which consist primarily of the mortgage loans.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

(1) Interest-only certificate.

Closing Date

On or about February 28, 2007.

Cut-off Date

February 1, 2007.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in March 2007, to the holders of record on the preceding record date.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates (other than the Class A-IO certificates) is the distribution date in February 2037. The final scheduled distribution date for the Class A-IO certificates is the distribution date in August 2008. See “Prepayment and Yield Considerations—Final Scheduled Distribution Date” in this free writing prospectus.

Record Date

The record date for the offered certificates for any distribution date will be the last business day of the applicable interest accrual period, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

The offered certificates will have the pass-through rates set forth on page 2 of this free writing prospectus.

Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. Interest will accrue on the fixed certificates on the basis of a 360-day year consisting of twelve 30-day months.

Interest Accrual Period

The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

The interest accrual period for the fixed certificates for any distribution date will be the calendar month preceding the month in which the distribution date occurs.

Distribution Priorities

Distributions on the certificates will be made on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicers, the master servicer, the certificate insurer, the trustee and custodian) and will be made to the classes of certificates in the following order of priority:

(a)  to an account for payment to the provider of the interest swap agreement of certain amounts payable to the swap provider;

(b)  from the portion of the available funds allocable to interest payments on the mortgage loans, (i) first, to the Class A-1 certificates and Class A-IO certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based on their respective entitlements to those amounts, and (ii) second, to the certificate insurer for any prior draws (including applicable interest) on the policy;

(c)  (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus), (i) first, to the Class A-1 certificates, until their class certificate balance has been reduced to zero, and (ii) second, to the certificate insurer for any prior draws (including applicable interest) on the policy to the extent not covered by interest payments and any other amounts owed to the certificate insurer under the insurance agreement;

(2) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A-1 certificates, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A-1 certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus) until their class certificate balance has been reduced to zero, and (ii) second, to the certificate insurer for any prior draws (including applicable interest) on the policy to the extent not covered by interest payments and any other amounts owed to the certificate insurer under the insurance agreement;

(d)  any amount remaining after the distributions in clauses (a), (b) and (c) above, (i) first, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the “Glossary of Terms” in this free writing prospectus) for that distribution date, (ii) second, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carry forward amount with respect to the offered certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, (iii) third, to the supplemental interest trust, any defaulted swap termination payments owed to the swap provider and (iv) fourth, to the Class X certificates or the Class R certificates, any remaining amounts.

On each distribution date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing prepayment premiums received in respect of the mortgage loans during the related prepayment period.

“Stepdown Date” is defined in the “Glossary of Terms” included in this free writing prospectus and generally means the later to occur of (i) the distribution date in March 2010 and (ii) the first distribution date on which the subordination below the Class A-1 certificates is greater than or equal to 14.20% of the aggregate stated principal balance of the mortgage loans for that distribution date.

“Trigger Event” is defined in the “Glossary of Terms” included in this free writing prospectus and generally means with respect to any distribution date, the circumstances in which (i) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent, including mortgage loans in foreclosure, all REO properties and all mortgage loans where the mortgagor has filed for bankruptcy or (ii) the aggregate amount of realized losses incurred since the cut off date, in each case, exceeds the applicable percentages described in the definition of “Trigger Event” included in the “Glossary of Terms.”

In addition to the distributions set forth above, interest and principal distributions will be required to be made to holders of the LIBOR certificates to restore overcollateralization to the required amount if the overcollateralization has been reduced due to realized losses, in each case, from any net payments received by the issuing entity under the interest rate swap agreement. Such payments will be made in the order and priority described under “Description of the Certificates—Supplemental Interest Trust” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

•
the use of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization at a specified level or to restore overcollateralization as a result of current or prior realized losses not yet reimbursed;

•	overcollateralization; and

•	a financial guaranty insurance policy for the benefit of the Class A-1 certificates only.

The Class A-1 certificates will have the benefit of a financial guaranty insurance policy pursuant to which CIFG Assurance North America, Inc. will unconditionally and irrevocably guarantee certain interest payments on the Class A-1 certificates on each distribution date and the principal balance of the Class A-1 certificates to the extent unpaid on the distribution date in February 2037. See “Description of the Certificates—The Policy” in this free writing prospectus.

Interest Rate Swap Agreement

On the closing date, an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P., will be assigned to and assumed by the issuing entity. Goldman Sachs Mitsui Marine Derivative Products, L.P. has a counterparty rating of “Aaa” from Moody’s Investors Service, Inc. and a credit rating of “AAA” from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Under the interest rate swap agreement, beginning with the distribution date occurring in March 2007, the issuing entity will pay to the swap provider a fixed payment at a rate of 5.23% per annum (calculated on an actual/360 basis) and the swap provider will pay to the issuing entity a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement, calculated on an actual/360 basis), in each case calculated on a scheduled notional amount set forth on Annex II to this free writing prospectus. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the distribution dates in which the swap agreement is in effect, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any distribution dates on which the swap agreement is in effect, the swap provider will owe a net payment to the issuing entity on the business day preceding that distribution date. Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under “Description of the Certificates—Supplemental Interest Trust” in this free writing prospectus. The interest rate swap agreement is scheduled to terminate following the distribution date in February 2012 as set forth on the schedule attached as Annex II to this free writing prospectus.

For further information regarding the interest rate swap agreement, see “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

The Mortgage Loans

The mortgage loans to be included in the issuing entity will be closed-end, fixed-rate mortgage loans secured by second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans in the issuing entity were purchased by the sponsor from (a) M&T Bank, (b) GreenPoint Mortgage Funding, Inc., (c) Irwin Union Bank and Trust Company, (d) various loan sellers that each individually sold mortgage loans comprising less than 10% of the total stated principal balance of the mortgage loans in the issuing entity and (e) various mortgage loan sellers through Goldman Sachs Mortgage Company’s mortgage conduit program. Each of M&T Bank, GreenPoint Mortgage Funding, Inc., Irwin Union Bank and Trust Company and three other loan sellers that each individually sold mortgage loans comprising less than 10% of the total stated principal balance of the mortgage loans in the issuing entity has made or will make certain representations and warranties relating to the mortgage loans that it sold, and GSMC will make certain representations and warranties relating to all of the other mortgage loans.

All percentages with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 5%. The aggregate stated principal balance of the mortgage loans is subject to a variance of plus or minus 10%. If any material pool characteristic of the mortgage loans on the closing date differs by more than 5% or more from the description of the mortgage loans in this free writing prospectus, updated pool characteristics will be filed in a report on Form 8-K to be filed with the Securities and Exchange Commission within four business days following the closing date.

On the closing date, the sponsor will transfer the mortgage loans to the depositor and the issuing entity will acquire the mortgage loans from the depositor. As of the cut-off date, the aggregate stated principal balance of the mortgage loans was approximately $298,440,360.

The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 263 months and have the following approximate characteristics as of the cut-off date:

Stated Principal Balance:	$298,440,360
Number of Mortgage Loans:	6,204
Average Stated Principal Balance:	$48,105
Weighted Average Gross Interest Rate:	11.334%
Weighted Average Net Interest Rate:(1)	10.610%
Weighted Average Original FICO Score:	703
Weighted Average Original Combined LTV Ratio:	95.82%
Weighted Average Stated Remaining Terms (months):	263
Weighted Average Seasoning (months):	5

__________________________
(1) The weighted average net interest rate is equal to the weighted average gross interest rate less the master servicing and servicing fee rates and the certificate insurer premium percentage.

Servicing of the Mortgage Loans

Specialized Loan Servicing LLC will act as servicer with respect to approximately 90.02% of the mortgage loans, except for the period beginning on the closing date and ending on a servicing transfer date scheduled to occur in April 2007 during which period Ocwen Loan Servicing, LLC will service the related mortgage loans, and Avelo Mortgage, L.L.C. will act as servicer with respect to approximately 9.98% of the mortgage loans. Each servicer will be obligated under the pooling and servicing agreement to service and administer the mortgage loans on behalf of the issuing entity, for the benefit of the holders of the certificates and the certificate insurer. See “The Servicers” and “The Pooling and Servicing Agreement” in this free writing prospectus.

Wells Fargo Bank, N.A. will act as master servicer and will be required to oversee the performance of each servicer pursuant to the pooling and servicing agreement. See “The Master Servicer” in this free writing prospectus.

Optional Termination of the Issuing Entity

The majority holders in the aggregate of the Class X certificates may, at their option, and with the prior written consent of the certificate insurer if such action would result in a draw on the financial guaranty insurance policy or if the certificate insurer would fail to receive all amounts owing to it under the insurance agreement, direct the majority servicer to purchase the mortgage loans and terminate the issuing entity on any distribution date when the aggregate stated principal balance, as further described in this free writing prospectus, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

Advances

Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the related mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) until the mortgage loans are 180 days delinquent in payment of principal and interest, unless the related servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the related mortgage loans. The master servicer acting as successor servicer will advance its own funds to make advances (unless it deems the advances to be nonrecoverable) if the applicable servicer fails to do so as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

Denominations

The Class A-1 certificates will be issued in minimum denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of that class may be issued in an amount less than $25,000. The Class A-IO certificates will be issued in minimum denominations of $25,000 initial notional amount and integral multiples of $1 in excess of $25,000, except that one certificate may be issued in an amount less than $25,000.

Master Servicing, Servicing, Trustee and Custodial Fees and Certificate Insurer Premium

The master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee, which will be retained by the master servicer from amounts on deposit in the master servicer collection account. The master servicing fee will be an amount equal to one twelfth of a rate equal to 0.010% on the stated principal balance of each related mortgage loan. In addition, the master servicer is entitled to retain any net interest or other income earned or deposits in the master servicer collection account.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the related servicer from such mortgage loan or payable monthly from amounts on deposit in the related collection account. For each distribution date, the servicing fee will be an amount equal to interest at one-twelfth of a rate equal to 0.50% per annum on the stated principal balance of each related mortgage loan.

The trustee is entitled to retain any net interest or other income earned on deposits in the distribution account.

U.S. Bank National Association is entitled, with respect to each applicable mortgage loan, to custodial fees in accordance with a fee schedule, which will be payable by and remitted to U.S. Bank National Association by the trustee.

The certificate insurer is entitled to a monthly premium that will be remitted to the certificate insurer by the trustee. For each distribution date, the premium will be an amount equal to one-twelfth of a rate equal to 0.23% on the class principal balance of the Class A-1 certificates as of such distribution date (without giving effect to any distributions thereon).

Optional Repurchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is 90 days or more delinquent as described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Repurchase of Delinquent Mortgage Loans.”

Required Repurchases or Substitutions of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by M&T Bank, GreenPoint Mortgage Funding, Inc., Irwin Union Bank and Trust Company, certain bulk sellers or GSMC, as applicable, are breached in any material respect as of the date made, or there exists any uncured material document defect, M&T Bank, GreenPoint Mortgage Funding, Inc., Irwin Union Bank and Trust Company, certain bulk sellers or GSMC, as applicable, will be obligated to cure such breach, or repurchase or substitute for the mortgage loan as further described in this free writing prospectus under “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” and “—Delivery of Mortgage Loan Documents.”

ERISA Considerations

Subject to the conditions described under “ERISA Considerations” in this free writing prospectus, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

Prior to the termination of the supplemental interest trust, the purchase of the offered certificates by a plan must meet the requirements of an investor-based class exemption.

Federal Tax Aspects

Thacher Proffitt & Wood LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

•	portions of the issuing entity will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes,

•
the offered certificates (exclusive of the right to receive basis risk carry-forward amounts and the obligation to make payments to the supplemental interest trust) and the Class X certificates (exclusive of the obligations to pay basis risk carry-forward amounts and make payments to the supplemental interest trust) will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and

•	each interest in basis risk carry forward amounts will be treated as an interest rate cap contract for federal income tax purposes.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Risk Factors—Your Investment May Not Be Liquid” in this free writing prospectus and “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.:

Class	S&P	Moody’s
A-1	AAA	Aaa
A-IO	AAA	Aaa

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

The ratings assigned to the Class A-1 certificates will depend primarily upon the creditworthiness of the certificate insurer. Any reduction in a rating assigned to the financial strength of the certificate insurer below the ratings initially assigned to the Class A-1 certificates may result in a reduction of one or more of the ratings assigned to the Class A-1 certificates. Any downward revision or withdrawal of any of the ratings assigned to the Class A-1 certificates may have an adverse effect on the market price of the Class A-1 certificates. The certificate insurer does not guaranty the market price of the Class A-1 certificates nor does it guaranty that the ratings on the Class A-1 certificates will not be revised or withdrawn.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

ALL PERCENTAGES OF MORTGAGE LOANS IN THIS “RISK FACTORS” SECTION ARE BASED ON THE STATED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE OF FEBRUARY 1, 2007.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates
The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

The underwriting standards used in the origination of the mortgage loans held by the issuing entity are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects. Mortgage loan borrowers may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the issuing entity may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

The Mortgage Loans Are Secured by Subordinate Mortgages; In the Event of a Default, the Mortgage Loans Are More Likely to Experience Losses
All of the mortgage loans are secured by second lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

Recently, the Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; Increased Use of New Mortgage Loan Products by Borrowers May Result in Higher Levels of Delinquencies and Losses Generally

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products especially during a period of increased delinquencies or defaults for such mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you. Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue. In light of the foregoing, you should consider the heightened risk associated with purchasing the offered certificates, and that your investment in the certificates may perform worse than you anticipate.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans
There has been a continued focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the related servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

Goldman Sachs Mortgage Company, the sponsor, will represent with respect to all of the mortgage loans that such mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, the sponsor will also represent that none of the mortgage loans are (a) covered by the provisions of the Home Ownership and Equity Protection Act of 1994, or (b) classified as a “high cost home,” “threshold,” “covered,” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law.

In the event of a breach of any of such representations, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan. The issuing entity shall be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations in the manner and to the extent described in this free writing prospectus.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns
Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, 18.42% and 12.46% of the mortgage loans were secured by mortgaged properties located in California and Florida, respectively.

Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.

Effect on Yields Caused by Prepayments, Defaults and Losses
Mortgagors may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan generally will result in a prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the issuing entity will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the issuing entity.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease.

At origination, approximately 3.21% of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

M&T Bank, GreenPoint Mortgage Funding, Inc., Irwin Union Bank and Trust Company, some of the bulk sellers or GSMC may be required to purchase mortgage loans from the issuing entity in the event certain breaches of their respective and warranties occur or certain material document defects occur, which in each case, have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

The majority Class X certificateholders may, at their option and with the prior written consent of the certificate insurer as described in this free writing prospectus, direct the majority servicer to purchase all of the mortgage loans and terminate the issuing entity on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and payments received under the interest rate swap agreement as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates. As of the closing date the amount of initial overcollateralization is equal to approximately 7.10%.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of the Class A-IO certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within 5 months prior to their sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A-1 certificates and Class A-IO certificates will receive regular payments of interest and principal (other than the Class A-IO certificates). However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the servicers, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. The Class A-1 certificates are insured by a financial guaranty insurance policy issued by the certificate insurer that covers certain interest and principal payments as described under “Description of the Certificates—The Policy” in this free writing prospectus. The financial guaranty insurance policy will not cover any interest shortfalls resulting from prepayments, application of the Servicemembers Civil Relief Act or basis risk carry forward amounts. None of the other classes of certificates are insured under this policy or entitled to its benefits.

Interest Generated by the Mortgage Loans May Be Insufficient to Achieve or to Maintain the Required Level of Overcollateralization
The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in this free writing prospectus. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to achieve or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest available to the issuing entity:

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The financial guaranty insurance policy issued for the benefit of the Class A-1 certificates does not cover any such prepayment interest shortfalls.

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

The mortgage loans have interest rates that do not adjust. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the LIBOR certificates and on the fixed certificates cannot exceed the weighted average interest rate of the mortgage loan pool, less certain fees payable by the issuing entity, interest payable to the Class A-IO certificates and certain amounts payable to the swap provider.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the offered certificates should consider the risk that the excess interest, overcollateralization and payments received under the interest rate swap agreement may not be sufficient to protect your certificates from losses.

Effect of Interest Rates and Other Factors on the Pass-Through Rates on the Offered Certificates
The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are based on the weighted average of the interest rates on the mortgage loans, less certain fees payable by the issuing entity.

A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

The interest rates on the mortgage loans will not adjust. As a result of the limit on the pass-through rates on the offered certificates, the LIBOR certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins, in the case of the LIBOR certificates, or on the applicable fixed rate in the case of those fixed certificates.

The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the mortgage loans do not adjust. Consequently, the limit on the pass-through rates on the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment. The financial guaranty insurance policy issued for the benefit of the Class A-1 certificates does not cover any such basis risk shortfalls.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net mortgage interest rates of all or a portion of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity. These interest shortfalls on the LIBOR certificates may also be covered by amounts payable under the interest rate swap agreement. However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates
When a voluntary principal prepayment is made by the mortgagor on a mortgage loan, the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the related prepayment period in which the prepayment was received by the related servicer. The related servicer is obligated to pay an amount without any right of reimbursement for those shortfalls in interest collections on the mortgage loans payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a voluntary principal prepayment in full made during the portion of the related prepayment period occurring during the prior calendar month, and thirty days’ interest on the amount prepaid, but only to the extent of the servicing fee payable to such servicer for such distribution date.

If the related servicer fails to make such compensating interest payments or the shortfall exceeds the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates. The financial guaranty insurance policy issued for the benefit of the Class A-1 certificates does not cover any such prepayment interest shortfalls.

Effect on Yields Due to Rapid Prepayments; No Assurance of Amounts Received Under the Interest Rate Swap Agreement
Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates.

If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate stated principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

Any amounts received under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest shortfalls, reimburse the certificate insurer for prior interest draws under the policy, pay basis risk carry forward amounts, cover losses or restore overcollateralization to the required amount if overcollateralization has been reduced due to realized losses. However, no amounts will be payable to the issuing entity by the swap provider unless the floating payment owed by the swap provider for a distribution date (based on a per annum rate equal to one-month LIBOR and as determined pursuant to the interest rate swap agreement) exceeds the fixed payment owed to the swap provider for that distribution date (based on a per annum rate equal to 5.23%). We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to restore required overcollateralization.

See “Description of the Certificates—Distributions of Interest and Principal,” “—Supplemental Interest Trust” and “—Interest Rate Swap Agreement” in this free writing prospectus.

Rapid Prepayments on the Mortgage Loans Will Reduce the Yield on the Class A-IO Certificates
The Class A-IO certificates receive only distributions of interest. Payments to the holders of the Class A-IO certificates are based on amounts received on the mortgage loans. You should fully consider the risks associated with an investment in the Class A-IO certificates. If the mortgage loans prepay faster than expected or if the issuing entity is terminated earlier than expected, you may not fully recover your initial investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this free writing prospectus is insufficient to cover the loss.

High Combined Loan-to-Value Ratios Increase Risk of Loss
Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 98.09% of the mortgage loans had combined original loan-to-value ratios greater than 80%, each as calculated as described under “The Mortgage Loan Pool—General” in this free writing prospectus.

Additionally, the determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property
Approximately 48.73% of the mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

• the level of available interest rates at the time of sale or refinancing;

• the borrower’s equity in the related mortgaged property;

• the financial condition of the mortgagor;

• tax laws;

• prevailing general economic conditions; and

• the availability of credit for single family real properties generally.

The Original Loan Sellers May Not Be Able to Repurchase Defective Mortgage Loans
Certain of the original loan sellers will make various representations and warranties related to the mortgage loans it sold to the sponsor. Those representations are summarized in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

If the applicable original loan seller fails to cure a material breach of its representations and warranties with respect to any related mortgage loan in a timely manner, then the applicable original loan seller would be required to repurchase, or substitute for, the defective mortgage loan. It is possible that the applicable original loan seller may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of the applicable original loan seller to repurchase or substitute for defective mortgage loans would likely cause the related mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Bankruptcy of the Depositor or the Sponsor May Delay or Reduce Collections on Loans
The depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor for the certificates were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage loans.

The transactions contemplated by this free writing prospectus and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

The Yield on the Class A-1 Certificates May Be Affected By Various Rights of the Certificate Insurer
The yield to investors on the Class A-1 certificates may be adversely affected to the extent the certificate insurer is entitled to reimbursement for payments, including interest on those payments, made under the financial guaranty insurance policy and any other amounts due to the certificate insurer pursuant to the financial guaranty insurance policy and the insurance agreement, including items such as certain expenses of the certificate insurer, to the extent not previously paid or reimbursed. In addition, the holders of the Class A-1 certificates may be adversely affected by the ability of the certificate insurer to exercise the rights of the Class A-1 certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the related servicer or otherwise as provided in this free writing prospectus.

The Interest Rate Swap Agreement Is Subject to Counterparty Risk
The assets of the issuing entity include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR certificates. To the extent that payments on the offered certificates depend in part on payments to be received under the interest rate swap agreement by the trustee, the ability of the trustee to make those payments on those certificates will be subject to the credit risk of the swap provider. See “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

The Transfer of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates
As of the closing date, Ocwen Loan Servicing, LLC will still be servicing approximately 90.02% of the mortgage loans on an interim basis. We expect that Specialized Loan Servicing LLC will become the servicer of all of these mortgage loans beginning in April 2007. Although the transfer of servicing with respect to these mortgage loans to Specialized Loan Servicing LLC is expected to be completed in April 2007, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans
In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, including the California Military and Veterans Code, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, to the extent not covered by excess interest, in turn will be allocated ratably in reduction of accrued interest on all classes of offered certificates, irrespective of the availability of other credit enhancement. None of the depositor, the underwriter, the original loan sellers, the sponsor, the servicers, the master servicer, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus. Any interest shortfall of this type allocated to the Class A-1 certificates will not be covered by the financial guaranty insurance policy issued by the certificate insurer.

The Certificates Are Obligations of the Issuing Entity Only
The certificates will not represent an interest in or obligation of the depositor, the underwriter, the original loan sellers, the sponsor, the servicers, the master servicer, the trustee, the custodian, the certificate insurer or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the underwriter, the original loan sellers, the sponsor, the servicers, the master servicer, the trustee, the certificate insurer or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the underwriter, the original loan sellers, the sponsor, the master servicer, the servicers, the trustee, the certificate insurer or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Your Investment May Not Be Liquid
The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.
The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the offered certificates, thereby limiting the market for the offered certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

You should consult your own tax, accounting, legal and financial advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The Ratings on Your Certificates Could Be Reduced or Withdrawn
Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The Servicing Fee May be Insufficient to Engage Replacement Servicers
No assurance can be made that the servicing fee rate in the future will be sufficient to attract a replacement to accept an appointment for this series. In addition, to the extent the mortgage pool has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept such an appointment.

The Offered Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, accounting, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates
The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the issuing entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the issuing entity and will reduce the amount available to make distributions on the certificates. The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

The Class A-1 Certificate Ratings Are Based Primarily on the Financial Strength of the Certificate Insurer
The ratings on the Class A-1 certificates depend primarily on an assessment by the rating agencies and the financial strength of the certificate insurer. Any reduction of the rating assigned to the financial strength of the certificate insurer may cause a corresponding reduction in the rating assigned to the Class A-1 certificates. A reduction in the rating assigned to the Class A-1 certificates will reduce the market value of these certificates and may affect the ability of investors in these certificates to sell them.

THE MORTGAGE LOAN POOL

Unless otherwise specified, the statistical information presented in this free writing prospectus concerning the mortgage loans is based on the stated principal balances of the mortgage loans as of the cut-off date, which is February 1, 2007. The mortgage loan principal balances that are transferred to the issuing entity will be the stated principal balances as of the cut-off date. With respect to the mortgage loan pool, some unscheduled principal amortization may occur from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool because they may prepay in full prior to the closing date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this free writing prospectus, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this free writing prospectus.

General

The issuing entity will consist primarily of 6,204 conventional, fixed-rate, second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate stated principal balance of approximately $298,440,360. Approximately 23.09% of the mortgage loans in the issuing entity (the “M&T mortgage loans”) were acquired by the sponsor, Goldman Sachs Mortgage Company (“GSMC”), an affiliate of the depositor, from M&T Bank (“M&T”), approximately 19.68% of the mortgage loans in the issuing entity (the “GreenPoint mortgage loans”) were acquired by the sponsor from GreenPoint Mortgage Funding, Inc. (“GreenPoint”), approximately 13.89% of the mortgage loans in the issuing entity (the “Irwin mortgage loans”) were acquired by the sponsor from Irwin Union Bank and Trust Company (“Irwin”), approximately 43.34% of the mortgage loans in the issuing entity were acquired by the sponsor from various original loan sellers under the sponsor’s mortgage conduit program (the “Conduit mortgage loans”) or were acquired by the sponsor from various loan sellers under such sellers’ underwriting guidelines (the “Bulk mortgage loans”) that each individually sold mortgage loans comprising less than 10% of the total stated principal balance of the mortgage loans in the issuing entity.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines of the original loan sellers, or in the case of some of the Bulk mortgage loans and the Conduit mortgage loans, of GSMC. See “—Underwriting Guidelines” below for a summary of the underwriting guidelines for GSMC’s conduit program. In general, because the underwriting guidelines pursuant to which the mortgage loans were originated do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Substantially all of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360 day year consisting of twelve 30-day months.

All of the mortgage loans are secured by second mortgages, deeds of trust or similar security instruments creating second liens, on residential properties consisting of single family homes, two- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately 98.09% of the mortgage loans have original combined loan-to-value ratios in excess of 80.00%. The “combined loan-to-value ratio” or “CLTV” of a mortgage loan at any time is the ratio of the (a) sum of (i) the original principal balance of the related first lien mortgage loan, and (ii) the original principal balance of the second lien mortgage loan to (b) the lesser of (i) the appraised value of the mortgaged property at the time the second lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

None of the mortgage loans are covered by existing primary mortgage insurance policies.

Approximately 48.53% of the mortgage loans are non-interest only balloon mortgage loans, approximately 34.17% of the mortgage loans are fully amortizing, approximately 17.10% of the non-balloon mortgage loans have an initial interest-only period and approximately 0.20% of the mortgage loans are balloon mortgage loans with an initial interest-only period.

The Mortgage Loans

The pool of mortgage loans is expected to have the following approximate aggregate characteristics as of the cut-off date(1):

Stated Principal Balance:	$298,440,360
Number of Mortgage Loans:	6,204
Average Stated Principal Balance:	$48,105
Weighted Average Gross Interest Rate:	11.334%
Weighted Average Net Interest Rate:(2)	10.610%
Weighted Average Original FICO Score:	703
Weighted Average Original Combined LTV Ratio:	95.82%
Weighted Average Stated Remaining Term (months):	263
Weighted Average Seasoning (months):	5

__________________________
(1) All percentages calculated in this table are based on stated principal balances as of the cut-off date unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and master servicing fee rates and the Premium Percentage.

The stated principal balances of the mortgage loans range from approximately $4,500 to approximately $412,680. The mortgage loans had an average stated principal balance of approximately $48,105.

The weighted average original combined loan-to-value ratio of the mortgage loans is approximately 95.82% and approximately 98.09% of the mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

No more than approximately 0.54% of the mortgage loans are secured by mortgaged properties located in any one zip-code area.

None of the mortgage loans imposes a Prepayment Premium for a term in excess of five years.

As of the cut-off date, none of the mortgage loans are 30 or more days Delinquent. A mortgage loan will be considered past due, or “Delinquent,” based on the so-called “OTS” methodology for determining delinquencies on mortgage loans similar to the mortgage loans. By way of example, a mortgage loan would be Delinquent with respect to a scheduled payment due on a due date if such scheduled payment is not made by the close of business on the mortgage loan’s next succeeding due date, and a mortgage loan would be more than 30-days Delinquent with respect to such scheduled payment if such scheduled payment were not made by the close of business on the mortgage loan’s second succeeding due date.

As of the cut-off date, no more than approximately 0.01% of the mortgage loans have been one payment past due one time during the twelve months preceding the cut-off date. No mortgage loan has been one payment past due more than one time during the twelve months preceding the cut-off date.

No mortgage loan has been two payments past due one or more times during the twelve months preceding the cut-off date.

The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

Approximately 3.21% of the mortgage loans at origination provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this free writing prospectus. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

The related servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if the waiver would, in the servicer’s judgment, maximize recoveries on the related mortgage loan, or (i) the Prepayment Premium is not permitted to be collected by applicable law, or the collection of the Prepayment Premium would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or (ii) the enforceability of such Prepayment Premium is limited (x) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors’ rights or (y) due to acceleration in connection with a foreclosure or other involuntary payment.

Ocwen, as interim servicer, will not be permitted to waive any Prepayment Premiums.

GSMC Conduit Underwriting Guidelines

General

The information set forth below has been provided by GSMC.

GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Conduit Underwriting Guidelines

The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower’s assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower’s past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower’s gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the loan-to-value ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

In addition to its “full” documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: “alt doc,” “stated income,” “stated income/stated assets,” “no ratio” or “no doc.” These limited documentation programs are designed to streamline the underwriting process.

The “alt doc,” “stated income,” “stated income/stated asset,” “no ratio” and “no doc” programs generally require less documentation and verification than do “full” documentation programs.

Generally, the “full” documentation program requires information with respect to the borrower’s income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under “full” documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.

Generally, the “alt doc” documentation program requires similar information with respect to the borrower’s income as a “full” documentation program. However, under “alt doc” documentation programs a minimum of 24 months of income documentation must be provided. Employment history must also be verified by the originating lender and assets must be verified through documentation.

Generally, under the “stated income” program, the borrower’s income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

Generally, under the “stated income/stated assets” program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower’s stated employment. However, employment history must be verified by the originating lender.

Generally, under the “no ratio” program, the borrower’s income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

Generally, under the “no doc” program, the borrower’s income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a “no doc” program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

The following charts summarize GSMC’s maximum loan-to-value ratio requirements under its various documentation programs:

Full - Alternative Documentation

	Owner Occupied	2nd Home	Non-Owner Occupied
Minimum FICO Score	Maximum CLTV(1)	Maximum CLTV(1)	Maximum CLTV(1)
680	100	100	100
660	100	100	100
620	100	100	N/A

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: certain property types and loan amount.

Stated Income Verified Assets Documentation

	Owner Occupied	2nd Home	Non-Owner Occupied
Minimum FICO Score	Maximum CLTV(1)	Maximum CLTV(1)	Maximum CLTV(1)
680	100	100	100
660	100	95	100
620	100	95	N/A

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, and certain property types.

No Ratio Verified Assets / Stated Income Stated Asset Documentation

	Owner Occupied	2nd Home	Non-Owner Occupied
Minimum FICO Score	Maximum CLTV	Maximum CLTV	Maximum CLTV
680	100	100	100
660	100	95	95
620	95	95	N/A

No Documentation

	Owner Occupied	2nd Home	Non-Owner Occupied
Minimum FICO Score	Maximum CLTV(1)	Maximum CLTV(1)	Maximum CLTV(1)
680	95	95	95
660	90	90	90
620	90	90	N/A

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for certain property types.

An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

M&T Bank

M&T Bank has its principal offices are located at One Fountain Plaza, Buffalo, New York 14203. M&T Bank is a New York state chartered commercial bank and a subsidiary of M&T Bank Corporation.

Generally, the M&T Bank underwriting guidelines are not as strict as Fannie Mae or Freddie Mac guidelines. Generally, the M&T Bank underwriting guidelines are applied to evaluate the applicant’s credit standing and repayment ability and the value and adequacy of the real property and improvements that will be the collateral for the mortgage loan. Based on these and other factors, M&T Bank determines the level of documentation to be provided by the applicant. Exceptions to M&T Bank’s underwriting guidelines are permitted where acceptable compensating factors are present.

In determining whether an applicant has sufficient monthly income available to meet the applicant’s monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, M&T Bank generally considers, when required by the applicable documentation program, the ratio of those amounts to the applicant’s monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan to value ratios, and are determined on a loan by loan basis.

M&T Bank acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under the limited documentation program, more emphasis is placed on the value and adequacy of the real property and improvements that will be the collateral for the mortgage loan, the credit history and other assets of the applicant, than on verified income of the applicant. Mortgage loans underwritten under this type of program are generally limited to applicants with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Certain credit underwriting documentation relating to income or income verification and/or employment verification is waived. Mortgage loans originated or acquired under the limited documentation program include cash out refinance loans, super jumbo mortgage loans and mortgage loans secured by investor owned properties. Permitted maximum loan to value ratios (including secondary financing) under the limited documentation program are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements.

Under the no documentation program, income ratios for the applicant are not calculated. Emphasis is placed on the value and adequacy of the real property and improvements that will be the collateral for the mortgage loan and the credit history of the applicant, rather than on verified income and assets of the applicant. Documentation concerning income, employment verification and asset verification is not required. Mortgage loans underwritten under the no documentation program are generally limited to applicants with favorable credit histories and who satisfy other standards for limited documentation programs.

M&T Bank has originated loans since 1993 with experience in originating assets of the type included in the current transaction since 1998. In 2006, M&T Bank’s origination volume was $7.9 billion. The composition of loans is as follows: $6.1 billion conventional, $700 million construction, $700 million government and $400 million seconds.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by a third-party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Schedule A set forth certain information as to the Credit Scores of the related borrowers and for the mortgage loans, obtained in connection with the origination of each mortgage loan.

THE SERVICERS

General

During the period beginning on the closing date and ending on a servicing transfer date scheduled to occur in April 2007, Ocwen Loan Servicing, LLC (“Ocwen”) will service a portion of the mortgage loans in accordance with the pooling and servicing agreement. On the servicing transfer date, Ocwen will complete the transfer of the servicing of the mortgage loans to Specialized Loan Servicing LLC (“SLS”). Thereafter, SLS will be required to service the mortgage loans in accordance with the pooling and servicing agreement. See “The Pooling and Servicing Agreement” in this free writing prospectus.

SLS and Avelo Mortgage, L.L.C. (“Avelo”) will each act as servicer of the related mortgage loans and will be required to service the related mortgage loans in accordance with the pooling and servicing agreement. SLS will act as servicer for approximately 90.02% of the mortgage loans and Avelo will act as servicer for approximately 9.98% of the mortgage loans.

Although the depositor is selling the mortgage loans to the issuing entity on the closing date, with respect to the mortgage loans serviced by Avelo, the depositor or an affiliate of the depositor has retained the right to terminate Avelo as servicer of the mortgage loans without cause and transfer the servicing to a third party. Should the depositor choose to do so, the transfer must meet certain conditions set forth in the pooling and servicing agreement, including that the depositor must provide thirty (30) days’ notice, Avelo must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor must be reasonably acceptable to the master servicer and the Certificate Insurer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing with respect to these mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the Offered Certificates (which, with respect to the Class A-1 certificates, shall be without giving effect to the Policy).

Ocwen Loan Servicing, LLC

Ocwen provided the information under this subheading “—Ocwen Loan Servicing, LLC.”

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of September 30, 2006, OCN had approximately $1.913 billion in assets, including $192.2 million of cash, approximately $1.374 billion in liabilities and approximately $537.2 million in equity. For the quarter ended September 30, 2006, OCN’s net income was approximately $17.0 million, as compared to approximately $159.1 million (including a tax benefit of $141.7 million) reported for the quarter ended June 30, 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings. Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc. On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive. Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS. Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations. Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of September 30, 2006, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $50.8 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2002	Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of September 30, 2006

$26,356,007	$30,551,242	$28,367,753	$37,424,696	$39,232,629

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2003				As of December 31, 2004
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	256,891	$30,551,242	100.00%	100.00%	237,985	$28,367,753	100.00%	100.00%
Period of Delinquency(1)
30-59 days	10,662	$1,117,125	4.15%	3.66%	11,251	$1,127,427	4.73%	3.97%
60-89 days	4,595	$488,900	1.79%	1.60%	5,066	$515,826	2.13%	1.82%
90 days or more	24,050	$2,341,837	9.36%	7.67%	26,459	$2,545,313	11.12%	8.97%
Total Delinquent Loans	39,307	$3,947,862	15.30%	12.92%	42,776	$4,188,566	17.97%	14.77%
Loans in Foreclosure(2)	9,800	$1,057,710	3.81%	3.46%	9,599	$975,961	4.03%	3.44%

	As of December 31, 2005				As of September 30, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	304,153	$37,424,696	100.00%	100.00%	299,223	$39,232,629	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,854	$1,678,284	5.21%	4.48%	15,995	$1,936,476	5.35%	4.94%
60-89 days	7,701	$773,139	2.53%	2.07%	9,021	$1,101,279	3.01%	2.81%
90 days or more	34,669	$3,336,423	11.40%	8.92%	39,611	$4,411,617	13.24%	11.24%
Total Delinquent Loans	58,224	$5,787,845	19.14%	15.47%	64,627	$7,449,371	21.60%	18.99%
Loans in Foreclosure(2)	9,057	$924,118	2.98%	2.47%	12,413	$1,629,316	4.15%	4.15%

(1)	Includes 24,210 loans totaling $2,488,223 for September 30, 2006, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005		As of September 30, 2006
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	256,891	$30,551,242	237,985	$28,367,753	304,153	$37,424,696	299,223	$39,232,629
Foreclosed Loans(1)	4,849	$437,510	4,858	$439,890	4,475	$390,412	5,397	$548,618
Foreclosure Ratio(2)	1.89%	1.43%	2.04%	1.55%	1.47%	1.04%	1.80%	1.40%

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006

Total Portfolio(1)	$30,551,242	$28,367,753	$37,424,696	$39,232,629
Net Gains/(Losses)(2)(3)	$(249,516)	$(348,145)	$(406,451)	$(406,360)
Net Gains/(Losses) as a Percentage of Total Portfolio	(0.82)%	(1.23)%	(1.09)%	(1.04)%

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($133,613) as of September 30, 2006 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there have been no material changes in Ocwen’s servicing policies and procedures.

Specialized Loan Servicing LLC

Specialized Loan Servicing LLC (“SLS”) is a Delaware limited liability company. Its servicing operations are located at 8742 Lucent Boulevard, Suite 300 in Highlands Ranch, Colorado. SLS was formed in December 2002 and has been servicing residential mortgage loans since January 2004. SLS currently services a loan portfolio that includes Alt-A, subprime, HELOC, junior lien and non-performing assets.

SLS is approved by HUD as a non-supervised mortgagee with servicing approval and is a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SLS has received the following residential primary servicer ratings from Fitch: “RPS3” for subprime and Alt-A products, “RSS3” for special servicing and “RPS3” for home equity loans. SLS has received the following residential primary servicer rating from Moody’s: “SQ3” for subprime products and “SQ3” for second lien products. SLS has received the following ratings from S&P: “Average” for subprime, second lien and special servicing. On February 21, 2007, Moody’s placed its “SQ3” ratings of SLS on review for possible downgrade and indicated that, at that time, the most likely downside scenario would be a change in SLS’s rating as a servicer of subprime loans as well as a servicer of second liens from “SQ3” to “SQ3-”.

Servicing Experience and Procedures of SLS

The size and composition of and changes in SLS’s portfolio of assets of the type included in the current transaction are as follows:

Second Lien Loans
December 31	Number of Loans	Unpaid Principal Balance
2004	14,562	$679,860,109
2005	56,621	$3,003,010,898
2006	102,841	$6,122,266,083

The following summary describes certain of SLS’s relevant and current servicing operations and procedures. This summary does not purport to be a complete description of SLS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in this free writing prospectus and the base prospectus. In fact, the obligations of SLS to service the mortgage loans for the certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary. In addition, SLS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures. There can be no assurance, and no representation is made, that the general servicing operations and procedures of SLS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

SLS has systems and controls in place to manage its servicing of Alt-A, subprime, HELOC, junior lien and non-performing assets. The servicing of such assets requires substantial interaction with customers. This is particularly true when a loan has become delinquent. In such cases, SLS works with customers individually, encouraging them to make timely payments, to remit any delinquent payments, and when appropriate, SLS will structure individual solutions to help customers bring their loans back to current status.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency. SLS spends a minimum of three weeks training newly hired associates before they are placed into positions having customer contact. This training includes general orientation, classroom instruction on specific topics, active listening and participation in a live call center environment, and individual mentoring for customer service representatives. SLS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal laws and regulations. Quality call monitoring is an integral part of operational processes and ensures continued monitoring of adherence to company, regulatory and compliance related guidelines and requirements. In addition, SLS conducts regular “calibration sessions” in order to establish and maintain consistent performance and evaluation standards.

SLS posts mortgage loan payments on a daily basis using both automated and manual methods. Funds are typically received by a lockbox and then deposited into a payment clearing account on the business day they are received. The lockbox process involves the daily uploading of payment information to the SLS system of record and also provides for exception reports for non-conforming payments and any other funds received. SLS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SLS uses two separate methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method.” The MBA delinquency method treats a loan as 30-59 days delinquent when a monthly payment is not received by the end of the day immediately preceding the loan’s next due date. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month. The OTS delinquency method treats a loan as 30-59 days delinquent when a monthly payment is not received by the loan’s due date in the following month. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the first day of the following month.

SLS uses equity valuation, pooling and servicing agreement guidelines, investor input, system information and management experience to determine the point at which an asset should be charged off, (unless different criteria are called for by the related servicing agreement.) This evaluation considers the length of the delinquency, lien position, collection/loss mitigation status, cash flows, loss of security to the property, and the projected economic valuation of the asset.

SLS organizes collections efforts by stage of delinquency. The Customer Assistance group is responsible for early stage delinquency and is divided into three core groups: The Stage One collections group is responsible for loans up to 29 days past due. Associates in these groups are focused on collecting the payment owing for the current month, however, they will also identify opportunities to refer customers to SLS’s Customer Resolution department. The Stage Two collections group is responsible for loans from 30 through 59 days past due. The Stage Three group is responsible for loans from 60 through 89 days past due. In each of the later groups, collectors have discretion to establish informal payment agreements of up to five months duration. Similar to the Stage One group, the Stage Two and Stage Three associates also work to identify customers who need a formalized forbearance/repayment plan or require other loss mitigation assistance, transferring such customers to the Customer Resolution department for assistance when applicable.

Depending on the circumstances of a particular loan, customer calling campaigns in the Customer Assistance group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at a foreclosure sale. SLS uses automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to help ensure desired penetration rates and call attempt frequencies, in addition to helping ensure adherence to regulatory contact frequency restrictions. When necessary, specialized efforts and technology solutions are implemented in the skip tracing process in order to increase the likelihood of establishing direct contact with the customer.

Loss mitigation efforts are centralized in SLS’s Customer Resolution department. While the primary focus is on loans that are greater than 90 days past due, in some instances loans in earlier stages of delinquency which have been identified as candidates for loss mitigation efforts are also referred to this group.

SLS’s Customer Resolution department handles inbound calls and initiated outbound customer calling efforts on loans greater than 90 days delinquent. The Customer Resolution staff also utilizes letter and solicitation campaigns to contact customers who may be candidates for workout options. All Customer Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations. Once contact with the customer is established, the Customer Resolution counselor will attempt to determine the reason for the customer’s default, the customer’s willingness to work toward a resolution, and the customer’s potential ability to fulfill payment obligations under a given plan. Based on the results of discussions with customers and an evaluation of the customer’s financial situation, the Customer Resolution Counselor will determine what is expected to be the most favorable option for the resolution of the delinquency. The delinquency resolution options may include forbearance/repayment agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification. SLS has developed proprietary technology solutions that incorporates a decision tree environment and financial analysis in order to aid in the loss mitigation underwriting and decision making process.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SLS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset. Property valuations are generally ordered starting at the 75th day of delinquency and are updated throughout the default recovery process of the delinquent loan. The projected “net present value” is part of SLS’s proprietary loss mitigation automation and it assists its staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available. For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model

Before SLS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive review within the Default Support department. The purpose of this review is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship. Each loan must pass a loan level review process to confirm that the loan meets SLS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SLS outsources the process-related aspects of its foreclosure and bankruptcy management functions to a national third party vendor. This vendor provides SLS with web-based tools to manage default workflow and timelines. Although SLS outsources portions of its foreclosure and bankruptcy work, complex issues including but not limited to, foreclosure bid determinations and title resolutions are managed internally by specially trained SLS employees.

SLS utilizes daily automated reporting tools to identify new bankruptcy filings and employs a nationwide outsourcing firm to prepare and file proofs of claim and review plans where applicable. SLS employs the use of local counsel through its outsourcing relationship to prepare and file objections and motions for relief of stay, as applicable.

SLS’s REO department is responsible for the oversight of property valuations and property marketing and disposition, as well as property inspections and preservation work. Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price. All valuations are reviewed and reconciled by management prior to listing the property. This process includes establishing the suggested sales price and making determinations for appropriate property repairs. New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts are being made and verifying consistency in the marketing process. SLS’s has delegated approval to accept offers on any REO within pre-defined authority levels to its REO marketing vendor.

SLS has created an internal control regimen to ensure that company policies and procedures are followed. These include quarterly reviews performed by a third-party auditing firm. Any identified exception will be investigated by SLS’s Process Improvement department. Under SLS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking any necessary corrective action. When appropriate, the Process Improvement department may be requested to independently perform detailed analyses on select processes. Upon completion of the independent analysis, the Process Improvement department will work with the associated managers to develop strategies to reengineer the analyzed processes in an effort to reduce and/or remove potential exceptions, to gain efficiency and/or to incorporate controls.

SLS is not the loan document custodian for the loans that it services. SLS has an internal department which manages all loan document requests from staff and vendors.

In connection with the servicing of mortgage loans, SLS typically outsources material portions of the following loan servicing functions to companies within the United States:

•	Print and mail services
•	Tax payments and processing
•	Insurance payments and claims processing
•	Property valuation services
•	REO marketing services
•	Property inspection services
•	Lien release and loan document procurement services
•	MERS loan tracking

Since it began servicing loans in January, 2004, SLS has established extensive policies, procedures, processes, and controls. Following are some notable examples:

•	Centralized quality call monitoring program for Customer Care, Customer Assistance, and Customer Resolution areas
•	Incentive plans for associates in Customer Care, Customer Assistance, Customer Resolution and Customer Support areas
•	Customized training programs in support of material business process changes

Other than as described above, there have been no material changes to SLS’s servicing policies and procedures during the past three years.

SLS's Delinquency and Foreclosure Experience.

Due to its recent formation and growth of its servicing portfolio, SLS does not have meaningful historical servicing data. There can be no assurance, and no representation is made, that factors, such as the recent formation of SLS, national or local economic conditions or downturns in the real estate markets of its servicing areas, will not result in higher than usual rates of delinquencies and foreclosure losses on SLS serviced mortgage loans.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, SLS may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table sets forth certain information regarding the delinquency and foreclosure experience of SLS with respect to its entire servicing portfolio of residential mortgage loans as of the date indicated. The mortgage loans included in this SLS servicing portfolio may differ significantly from the mortgage loans in the issuing entity in terms of payment amortizations, interest rates, principal balances, geographic locations, types of properties, lien priorities, origination and underwriting criteria, prior servicer performance and other relevant characteristics. In addition, the prior national and local economic conditions that affected the delinquency and foreclosure experience of the SLS servicing portfolio may differ from the future national and local economic conditions that will likely influence the delinquency and foreclosure experience of the mortgage loans in the issuing entity. Finally, the statistics shown below represent the delinquency and foreclosure experience for the SLS servicing portfolio only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans in the issuing entity will depend on the results obtained over the life of the mortgage pool.

Accordingly, the future delinquency and foreclosure experience of the mortgage loans in the issuing entity serviced by SLS included in the trust is uncertain and in all likelihood will not conform to the delinquency and foreclosure experience for the SLS servicing portfolio set forth in the following tables. In fact, as a result of the recent and dramatic growth of the SLS servicing portfolio, the future delinquency and foreclosure experience of the mortgage loans in the issuing entity serviced by SLS included in the trust in all likelihood will be higher, and may be significantly higher, than the delinquency and foreclosure experience set forth in the following tables.

SLS Delinquency Experience - OTS
	At December 31, 2006		At December 31, 2005
	$ Loans	% by $	$ Loans	% by $
Number of Loans	126,634		77,916
Total Portfolio	10,542,554,943		7,157,853,301
Period of Delinquency
30-59 Days	300,550,671	2.851%	117,425,182	1.641%
60-89 Days	180,277,326	1.710%	46,696,046	0.652%
90+ Days	329,561,704	3.126%	41,024,364	0.573%

Sub-Total	810,389,701	7.687%	205,145,592	2.866%
Delinquency Status
Bankruptcy	91,154,398	0.865%	57,955,041	0.810%
Foreclosure	306,765,230	2.910%	91,243,519	1.275%
REO	120,960,493	1.147%	9,457,805	0.132%

Sub-Total	518,880,121	4.922%	158,656,365	2.217%

Total Delinquent Loans	1,329,269,822	12.609%	363,801,958	5.083%

(1) All percentages based on the total loan balance outstanding.

Other

To SLS’s knowledge, no prior securitizations of mortgage loans involving SLS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SLS’s servicing. Further, SLS has not been terminated as a servicer in any mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger, and SLS has not failed to make any required advance with respect to any securitization of mortgage loans.

SLS believes no material risk exists that its financial condition will have any adverse effect on any aspect of its servicing, that could have a material impact on the mortgage pool performance or the performance of the certificates.

As of the date of this free writing prospectus, SLS does not have any material pending litigation or governmental proceedings.

Avelo Mortgage, L.L.C.

Avelo provided the information under this subheading “—Avelo Mortgage, L.L.C.”

History

Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the depositor, the sponsor and the swap provider under the interest rate swap agreement. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

Currently, Avelo’s servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

The REALServicing system is Avelo’s core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo’s related systems such as its customer service interactive voice response unit and customer service website.

All mortgage loans are serviced according to Avelo’s life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower’s payment habits, loan risk profile, and loan status.

Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo’s goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo’s Portfolio of Serviced Assets

Currently, Avelo’s servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of January 31, 2007, Avelo is servicing approximately $9.7 billion of mortgage loans.

Avelo Rating Information

Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody’s. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac .

Changes to Avelo’s Policies and Procedures

Avelo has formulated and will continue to update its servicer policies and procedures. Avelo’s servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

THE MASTER SERVICER

Wells Fargo Bank, N.A. will act as the master servicer for the mortgage loans pursuant to the terms of the pooling and servicing agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the pooling and servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Master Servicer Collection Account

The master servicer will establish and maintain a master servicer collection account, into which it will deposit all amounts remitted by the servicers on the Servicer Remittance Date with respect to the mortgage loans. The master servicer collection account and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the Certificate Insurer and the rating agencies.

On the Master Servicer Remittance Date, the master servicer will withdraw from the master servicer collection account amounts on deposit therein as described above and will remit them to the trustee for deposit in the distribution account.

Compensation of the Master Servicer

As compensation for its services as master servicer, the master servicer will be entitled, with respect to each mortgage loan, to the master servicing fee, which will be retained by the master servicer from amounts on deposit in the master servicer collection account. The master servicing fee for each Distribution Date will be an amount equal to one-twelfth of the master servicing fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period, or as of the cut-off date, in the case of the first Distribution Date. The master servicing fee rate with respect to each mortgage loan will be a rate per annum of 0.010%. The master servicer will also be entitled to retain, as part of its compensation, any net interest or other income earned on deposits in the master servicer collection account. In the event the master servicer assumes the duties of the servicers under the pooling and servicing agreement, it shall be entitled to receive as compensation, the servicing fee, if any, and other compensation that would have been payable to the servicers under the pooling and servicing agreement.

The master servicer will be required to pay the costs associated with monitoring the servicers. The master servicer will also be required to pay the costs of terminating the servicers, appointing successor servicers or the costs of transferring servicing to the master servicer and will be entitled to be reimbursed for those costs by the successor servicers and/or the terminated servicers pursuant to the terms of the pooling and servicing agreement. To the extent such servicing transfer costs are not paid by the terminated servicers or the successor servicers, the master servicer shall be reimbursed by the issuing entity for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from the servicers to the master servicer or to any other successor servicers.

Indemnification and Third Party Claims

The master servicer will be required to indemnify the depositor, the trustee, the custodian, the Certificate Insurer and each servicer and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer’s representations and warranties set forth in the pooling and servicing agreement. The enforcement of the obligation of the master servicer to indemnify the depositor, the trustee, the custodian and each servicer constitutes the sole remedy of the depositor, the trustee, the custodian, the Certificate Insurer and each servicer in the event of a breach of the master servicer’s representations and warranties. Such indemnification shall survive termination of the master servicer under the pooling and servicing agreement or the termination of the pooling and servicing agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the pooling and servicing agreement shall accrue upon discovery of such breach by any of the depositor, the master servicer, the trustee, the custodian or each servicer or notice of such breach by any one of such parties to the other parties.

The master servicer will be required to indemnify the depositor, the trustee, the custodian, the Certificate Insurer and each servicer, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the pooling and servicing agreement. The depositor, the trustee, the custodian, the Certificate Insurer and each servicer shall immediately notify the master servicer if a claim is made by a third-party under the pooling and servicing agreement or any of the mortgage loans which entitles the depositor, the trustee, the custodian, the Certificate Insurer or each servicer or the issuing entity to indemnification by the master servicer under the pooling and servicing agreement. The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The issuing entity will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the pooling and servicing agreement or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer’s representations and warranties in the pooling and servicing agreement or (ii) the master servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The master servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the master servicer collection account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in “—Compensation of the Master Servicer” above.

Limitation on Liability of the Master Servicer

Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee, the custodian, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the master servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement and that, in the opinion of the master servicer, may involve it in any expenses or liability. However, the master servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the master servicer’s duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the issuing entity.

The master servicer will not be liable for any acts or omissions of the servicers except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the pooling and servicing agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer with the prior written consent of the depositor and the Certificate Insurer (which consent shall not be unreasonably withheld) and upon delivery to the trustee, the Certificate Insurer and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates (which, with respect to the Class A-1 certificates, shall be without giving effect to the Policy), and in compliance with the other requirements set forth in the pooling and servicing agreement. If the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the pooling and servicing agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor master servicer.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer shall be a party, or any entity which succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor to the master servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac shall have a net worth of not less than $25,000,000 and be acceptable to the Certificate Insurer.

The master servicer will not be permitted to resign unless the master servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer shall be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the trustee and the Certificate Insurer. No such resignation will become effective until the trustee assumes, or a successor master servicer reasonably satisfactory to the depositor and the Certificate Insurer assumes, the master servicer’s responsibilities and obligations under the pooling and servicing agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the pooling and servicing agreement, each of the following shall constitute a “master servicer event of default” by the master servicer:

(a)  the failure by the master servicer to cause to be deposited in the distribution account any amounts received by it from the servicers or to make any advance required to be made by it under the terms of the pooling and servicing agreement, which failure continues unremedied for a period of one (1) business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer;

(b)  the failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer set forth in the pooling and servicing agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee or to the master servicer and trustee by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, by holders of certificates evidencing at least 25% of the voting rights);

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)  the master servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or relating to all or substantially all of its property;

(e)  the master servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends for three (3) business days payment of its obligations;

(f)  except as otherwise set forth in the pooling and servicing agreement, the master servicer attempts to assign its responsibilities under the pooling and servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the depositor; or

(g)  the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the pooling and servicing agreement, in each case, where such action materially and adversely affects the ability of the master servicer to perform its obligations under the pooling and servicing agreement (subject to the condition that such indictment is not dismissed within 90 days).

By written notice, the trustee shall, at the written direction of the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, at the written direction of the depositor or with the consent of certificateholders representing a majority of the voting rights in certificates), waive any default by the master servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any master servicer event of default arising from that default shall be deemed to have been remedied for every purpose under the pooling and servicing agreement.

So long as a master servicer event of default remains uncured, the trustee shall, at the written direction of the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, upon the request of the holders of certificates representing at least 51% of the voting rights), by notice in writing to the master servicer terminate the master servicer for cause. Upon the termination of the master servicer, the master servicer shall prepare, execute and deliver to any successor entity any and all documents and other instruments related to the performance of its duties under the pooling and servicing agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the master servicer’s expense. The master servicer shall cooperate with the trustee and such successor master servicer to effectively transfer its duties under the pooling and servicing agreement.

Assumption of Master Servicing by Trustee

In the event the master servicer can no longer function in that capacity under the pooling and servicing agreement and no successor master servicer has accepted appointment as provided for in the pooling and servicing agreement, the trustee (or its designee), or any successor master servicer appointed by the trustee and approved by the Certificate Insurer, shall assume all of the rights and obligations of the master servicer under the pooling and servicing agreement or shall petition any court of competent jurisdiction for the appointment of a successor master servicer. The trustee (as successor master servicer) or any successor master servicer appointed by the trustee and approved by the Certificate Insurer, shall be deemed to have assumed all of the master servicer’s rights, duties and obligations under the pooling and servicing agreement to the same extent as if such agreements had been assigned to the trustee, its designee or any successor master servicer, except that the master servicer shall not thereby be relieved of any liability or obligation under the pooling and servicing agreement accruing prior to its replacement as master servicer, and the master servicer will be required to indemnify and hold harmless the trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the trustee as a result of such liability or obligations of the master servicer and in connection with the trustee’s assumption (but not its performance, except to the extent that costs or liability of the trustee are created or increased as a result of negligent or wrongful acts or omissions of the master servicer prior to its replacement as master servicer) of the master servicer’s obligations, duties or responsibilities under the pooling and servicing agreement.

If the master servicer has resigned or been terminated, upon the request of the trustee, at the written direction of the depositor and the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of certificates) (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such documents and records to any successor party.

Subject to certain provisions in the pooling and servicing agreement, the master servicer (and any successor master servicer) will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the issuing entity, to transfer the master servicing to the trustee (or its designee) and will be obligated to pay certain out-of-pocket costs and expenses incurred by the trustee and other parties in connection with the transfer of master servicing. In the event the terminated master servicer fails to pay such costs, the trustee (and such other parties) will be entitled to reimbursement for such costs from the issuing entity.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership. GSMC is the parent of the depositor and an affiliate of the underwriter.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC’s executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

As of June 30, 2006, GSMC has sponsored the securitization of approximately $130,000,000,000 of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, second-lien, home equity lines of credit, “scratch and dent,” re-performing and seasoned loans, among others.

GSMC acquires residential mortgage loans in two contexts:

(1)  through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

(2)  through conduit purchases.

Prior to acquiring any residential mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC’s review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the mortgage loan due diligence will depend on the credit quality of the mortgage loans.

The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to state and federal predatory lending and high cost lending laws, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the related servicer complies with industry standards and otherwise monitors such servicer on an ongoing basis.

GSMC has been the sponsor of securitizations backed by second lien mortgage loans since 2005. The following table describes the approximate initial principal amount of loans securitized in second-lien mortgage loan securitizations sponsored by GSMC since 2005.

Year	Approximate Initial Principal Amount of Loans Securitized
2005	$ 1.74 billion
2006	$ 3.54 billion

See “The Sponsor” in the prospectus.

THE CERTIFICATE INSURER

The information set forth in the following paragraphs has been provided by CIFG Assurance North America, Inc. (“CIFG NA”) for inclusion in this free writing prospectus. CIFG NA does not accept any responsibility for the accuracy or completeness of this free writing prospectus or any information or disclosure contained in this free writing prospectus, or omitted herefrom, other than with respect to the accuracy of the information regarding CIFG NA set forth under the heading “The Certificate Insurer” in this free writing prospectus. Additionally, CIFG NA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

General

CIFG NA is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The address of the principal executive offices of CIFG NA is 825 Third Avenue, Sixth Floor, New York, New York 10022; its toll-free telephone number is (866) CIFG-212; its general telephone number is (212) 909-3939; and its website is located at www.cifg.com.

CIFG NA is a member of the CIFG Group of financial guaranty companies, which also includes CIFG Europe (‘‘CIFG Europe’’), a French insurance company licensed to do business in the European Union, and CIFG Guaranty (‘‘CIFG Guaranty’’), a dedicated French reinsurance corporation. In addition to its capital and surplus as set forth below, CIFG NA is supported by a letter of support from CIFG Guaranty, which provides that CIFG Guaranty will maintain CIFG NA’s New York statutory capital and surplus at no less than $80 million. CIFG NA typically cedes a substantial portion (not to exceed 90%) of its exposure on each transaction to CIFG Guaranty through a facultative reinsurance agreement.

Each of CIFG NA, CIFG Europe and CIFG Guaranty has received an insurer financial strength rating of ‘‘AAA’’ from Fitch Ratings, an insurer financial strength rating of ‘‘Aaa’’ from Moody’s Investors Service Inc., and an insurer financial enhancement rating of ‘‘AAA’’ from Standard and Poor’s Ratings Services, the highest rating assigned by each rating agency. Each such rating should be evaluated independently. The ratings reflect the respective rating agency’s current assessment of each company’s capacity to pay claims on a timely basis and are not recommendations to buy, sell or hold the Class A-1 certificates. Such ratings may be subject to revision or withdrawal at any time.

CIFG NA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile, and is licensed to do business in 48 jurisdictions. CIFG NA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of such insurers to financial guaranty insurance and related lines, requires that such insurers maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for such insurers, and limits the size of individual transactions and the volume of transactions that may be underwritten by such insurers. Other provisions of the New York Insurance Law applicable to non-life insurance companies such as the CIFG NA regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

Financial Information

The following tables set forth the capitalization of CIFG NA on the basis of accounting principles generally accepted in the United States (“US GAAP”) and statutory accounting practices prescribed or permitted by the New York State Insurance Department (“Statutory Accounting Practices”), respectively.

	US GAAP September 30, 2006 (Unaudited) (in thousands of US dollars)	US GAAP December 31, 2005 (Audited) (in thousands of US dollars)
Total Assets	$369,050	$ 324,134
Total Liabilities	$248,239	$ 202,042
Shareholder’s Equity	$120,811	$ 122,092

	Statutory Accounting Practices September 30, 2006 (Unaudited) (in thousands of US dollars)	Statutory Accounting Practices December 31, 2005 (Audited) (in thousands of US dollars)
Admitted Assets	$183,468	$175,332
Liabilities	$78,045	$ 66,757
Capital and Surplus	$105,423	$108,575

For further information concerning CIFG NA, the financial statements of CIFG NA are also available on the CIFG Group’s website at www.cifg.com. Copies of the most recent interim unaudited US GAAP financial statements of CIFG NA, as well as audited annual and unaudited interim financial statements of CIFG NA prepared in accordance with Statutory Accounting Practices are also available on the website. Copies of all such financial statements may be obtained, without charge, upon request to CIFG NA at its address above, Attention: Finance Department.

STATIC POOL INFORMATION

Information concerning the sponsor’s prior residential mortgage loan securitizations involving second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo/. On this website, under “Second Lien” and “GSAA 2007-S1” you can view for each of these securitizations, summary pool information as of the date of the prospectus supplement for the related securitization and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus, the accompanying prospectus or the depositor’s registration statement.

THE DEPOSITOR

The depositor is GS Mortgage Securities Corp., a Delaware corporation. The depositor is a wholly-owned subsidiary of the sponsor, GSMC, and is an affiliate, through common parent ownership, of the underwriter and the swap provider. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the sponsor, and may also assign to the trustee certain rights of the sponsor with respect to the mortgage loans. See “Description of the Certificates—Assignment of the Mortgage Loans” in this free writing prospectus. In addition, after the issuance of the certificates, the depositor will have certain limited obligations, which includes, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

THE ISSUING ENTITY

GSAA Home Equity Trust 2007-S1, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2007.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As trustee, DBNTC will be calculating certain items and reporting as set forth in the pooling and servicing agreement. DBNTC has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as one of the custodians of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the issuing entity. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the certificateholders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the Securities and Exchange Commission pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Under the terms of the pooling and servicing agreement, the trustee is responsible for trust administration and certain calculation duties, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. The trustee also will act as paying agent and certificate registrar for the certificates.

For information with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Custodian and the Trustee” in this free writing prospectus.

The trustee will have the custodial responsibilities with respect to approximately 73.69% of the mortgage loans by the aggregate stated principal balance.

THE CUSTODIAN

U.S. Bank National Association, a national banking association, will act as a custodian with respect to approximately 26.31% of the mortgage loans by the aggregate stated principal balance.

The principal office of U.S. Bank in its capacity as custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, and its telephone number is (651) 695-6105.

U.S. Bank will hold the applicable mortgage files in one of its custodial vaults, which are located in St. Paul, Minnesota and Rocklin, California. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the pooling and servicing agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the applicable mortgage files held on behalf of the trustee.

For information, with respect to each custodian’s liability under the pooling and servicing agreement and any indemnification that the custodian will be entitled to from the issuing entity, see “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Custodian and the Trustee” in this free writing prospectus.

INTEREST RATE SWAP COUNTERPARTY

The swap agreement will be provided by Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership (“GSMMDP” or the “Swap Provider”). GSMMDP is primarily engaged in the business of dealing in derivative instruments. GSMMDP has a counterparty rating of “Aaa” from Moody’s Investors Service, Inc. and a credit rating of “AAA” from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. GSMMDP is an affiliate of the sponsor, the depositor and the underwriter.

DESCRIPTION OF THE CERTIFICATES

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will be issued in six classes, the Class A-1, Class A-IO, Class P, Class X, Class X-1 and Class R certificates. Only the Class A-1 certificates and Class A-IO certificates (collectively, the “Offered Certificates”) will be offered under this free writing prospectus. The Class A-1 certificates are also referred to as “LIBOR Certificates” in this free writing prospectus. The Class A-IO certificates are also referred to as “Fixed Certificates” in this free writing prospectus. The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

The issuing entity will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date,

•	such assets as from time to time are identified as REO property and related collections and proceeds,

•	assets that are deposited in the accounts described in this free writing prospectus, and invested in accordance with the pooling and servicing agreement,

•	the Policy for the benefit of the Class A-1 certificates only, and

•	an interest rate swap agreement.

The Class A-1 certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000. The Class A-IO certificates will be issued and available only in book-entry form, in denominations of $25,000 initial notional amount and integral multiples of $1 in excess of $25,000, except that one certificate may be issued in an amount less than $25,000.

Voting rights will be allocated among holders of the Offered Certificates (other than the Class A-IO certificates) in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class A-IO, Class X and Class P certificates will each be allocated 1% of the voting rights. Until such time as the Policy is no longer outstanding in accordance with its terms, the Certificate Insurer shall be entitled to exercise all of the voting rights of the Class A-1 certificates. The Class X-1 certificates and the Class R certificates will not be entitled to any voting rights. The Class X certificates and Class P certificates will initially be held by Goldman, Sachs & Co.

The Offered Certificates represent interests in all of the mortgage loans in the issuing entity.

The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

(1) Interest-only certificate.

Book-Entry Registration

The Offered Certificates are sometimes referred to in this free writing prospectus as “book-entry certificates.” No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the issuing entity, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the “holder” of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book entries on the records of DTC and its participating members. All references in this free writing prospectus to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity made available by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

None of the issuing entity, the depositor, the servicers, the master servicer, the custodian or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of the Securities—Book-Entry Registration” in the prospectus.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor notifies the trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the trustee, as applicable, will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit, for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

Pursuant to certain mortgage loan purchase and warranties agreements, the original loan sellers sold mortgage loans, without recourse, to GSMC. GSMC will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding (after giving effect to payments of principal due on that date, whether or not received) as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the close of business on the cut-off date. However, GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the depositor will cause to be delivered to the custodian or the trustee, as applicable, on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

(a)  the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b)  with respect to any mortgage loan, the original of any guaranty executed in connection with the mortgage note (if any);

(c)  the related original mortgage and evidence of its recording or, in certain circumstances, a copy of the mortgage certified by the appropriate public recording office or a copy of the mortgage together with an officer’s certificate of the applicable original loan seller (or certified by the title company, escrow agent or closing attorney) stating that such mortgage has been dispatched for recordation and the original recorded mortgage or a copy of such mortgage certified by the originator, escrow company, title company, or closing attorney will be promptly delivered upon receipt by the applicable original loan seller;

(d)  except with respect to each MERS Designated Mortgage Loan, the originals of all intervening mortgage assignment(s), showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee or, in certain limited circumstances, (i) a copy of the intervening mortgage assignment together with an officer’s certificate (or certified by) of the applicable original loan seller (or certified by the title company, escrow agent or closing attorney) stating that such intervening mortgage assignment has been dispatched for recordation and the original intervening mortgage assignment or a copy of such intervening mortgage assignment certified by the appropriate public recording office will be promptly delivered upon receipt by the applicable original loan seller, or (ii) a copy of the intervening mortgage assignment certified by the appropriate public recording office to be a true and complete copy of the recorded original;

(e)  except with respect to each MERS Designated Mortgage Loan, the original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

(f)  originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

(g)  an original (or a copy of the) lender’s title insurance policy or a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

(h)  the original (or a copy of) any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage; and

(i)  in the case of the M&T mortgage loans, the original or a copy, certified by M&T, of the recorded power of attorney, if the mortgage was executed pursuant to a power of attorney.

Pursuant to the pooling and servicing agreement, the trustee and the custodian will agree to execute and deliver on the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee and the custodian will agree, for the benefit of the holders of the certificates and the Certificate Insurer, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan for which it is the applicable custodian listed in the schedule of mortgage loans,

•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the pooling and servicing agreement.

If the trustee or the custodian, as applicable, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee or the custodian, as applicable, is required to promptly so notify the related original loan seller or GSMC, as applicable, the servicers, the master servicer, the depositor and the Certificate Insurer in writing. M&T with respect to the M&T mortgage loans, GreenPoint with respect to the GreenPoint mortgage loans, Irwin with respect to the Irwin mortgage loans, various Bulk Sellers with respect to the related Bulk mortgage loans and GSMC with respect to all the other mortgage loans will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee or the custodian, as applicable. If, however, within thirty days (in the case of the GreenPoint mortgage loans), forty-five days (in the case of the Irwin mortgage loans), sixty days (in the case of the M&T mortgage loans and the Bulk mortgage loans) or one hundred eighty days (in the case of the other mortgage loans) after the earlier of either discovery by or notice to M&T, GreenPoint, Irwin, the related Bulk Seller or GSMC, as applicable, of such defect, M&T, GreenPoint, Irwin, the related Bulk Seller or GSMC, as applicable, has not caused the defect to be remedied, M&T, GreenPoint, Irwin, the related Bulk Seller or GSMC, as applicable, will be required to either (a) substitute in lieu of such mortgage loan a Substitute Mortgage Loan for the defective mortgage loan only within one hundred twenty days of the applicable Original Sale Date, in the case of M&T, GreenPoint, Irwin and the Bulk Sellers or only within two years of the closing date, in the case of GSMC, and remit to the related servicer any Substitution Adjustment Amount or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the related servicer or other expenses of the related servicer or the master servicer as successor servicer (including the trustee as successor master servicer) in connection with the mortgage loan or the purchase, plus any costs and damages incurred by the issuing entity in connection with any violation by the related mortgage loan of any predatory or abusive lending law, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligations of M&T, GreenPoint, Irwin, the Bulk Sellers and GSMC to cure such breach or repurchase or substitute any mortgage loan and in the case of M&T, GreenPoint, Irwin and the Bulk Sellers to indemnify for such breach, constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the certificates, the servicers, the master servicer, the trustee, the custodian, and the depositor.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to a mortgage loan purchase and sale agreement and an assignment, assumption and recognition agreement, each between GSMC and each of M&T, GreenPoint and Irwin (collectively, the “AAR Agreements”), M&T, GreenPoint and Irwin will make certain representations and warranties with respect to each M&T mortgage loan, GreenPoint mortgage loan and Irwin mortgage loan, as applicable, as of the related Original Sale Date. Pursuant to separate mortgage loan purchase and warranties agreements and related assignment, assumption and recognition agreements (collectively, the “Bulk Seller Agreements”), three loan sellers that each individually sold mortgage loans comprising less than 10% of the total stated principal balance of the mortgage loans in the issuing entity (the “Bulk Sellers”) will make certain representations and warranties with respect to each of their related mortgage loans as of the closing date (or such other date specified below). Pursuant to a representations and warranties agreement (the “Representations Agreement”), GSMC will make certain representations and warranties with respect to all of the other mortgage loans as of the closing date (or such other date specified below). The representations and warranties made by M&T, GreenPoint, Irwin, the Bulk Sellers and GSMC include, but are not limited to:

(1)  No payment required under the mortgage loan is one-month or more Delinquent;

(2)  The mortgage loan is not subject (in the case of Irwin mortgage loans, to the best of Irwin’s knowledge) to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to such mortgage note or mortgage;

(3)  Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire or hazards of extended coverage meeting accepted origination practices;

(4)  The mortgage loan at origination complied with all applicable federal, state and local laws;

(5)  The mortgage is a valid and subsisting first or second (as applicable) lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all additions, alterations and replacements made at any time with respect to the related mortgaged property, with such exceptions as are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage. The lien of the mortgage is subject only to:

(A)  the related first lien, if applicable;

(B)  the lien of current real property taxes and assessments not yet due and payable;

(C)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

(D)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

(6)  The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan (in the case of the Irwin mortgage loans, to the best of Irwin’s knowledge) are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. All parties to the mortgage note (in the case of the Irwin mortgage loans and all of the other mortgage loans, to the best of Irwin’s or GSMC’s knowledge, as applicable), the mortgage and any such other agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such other agreement, and the mortgage note, the mortgage and any such other agreement have been duly and properly executed by such person;

(7)  The mortgage loan is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of policy;

(8)  There is no default, breach, violation or event which would permit acceleration under the mortgage or the mortgage note and no event (in the case of the Irwin mortgage loans, to the best of Irwin’s knowledge) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and none of M&T, GreenPoint, Irwin, the Bulk Sellers or GSMC, as applicable, nor their affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

(9)  The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure;

(10)  There is no proceeding pending or threatened (in the case of the Irwin mortgage loans and all of the other mortgage loans, to the best of Irwin’s or GSMC’s knowledge, as applicable) for the total or partial condemnation of the mortgaged property, and the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

(11)  No mortgage loan is classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “covered,” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “threshold” or “predatory” loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(12)  No mortgage loan originated on or after October 1, 2002 imposes a prepayment premium for a term in excess of five years after its origination, unless such mortgage loan was modified to reduce the prepayment period to no more than five years from the date of the mortgage note and the mortgagor was notified in writing of such reduction in prepayment premium period. No mortgage loan originated prior to October 1, 2002, imposes a prepayment premium for a term in excess of five years after its origination;

(13)  No mortgage loan subject to the Georgia Fair Lending Act and secured by property located in the state of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003;

(14)  In connection with the origination of each mortgage loan, no proceeds from any mortgage loan were used to finance a single-premium credit-life insurance policy;

(15)  The applicable original loan seller has reported or caused to be reported in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) in its mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis; and

(16)  With respect to any mortgage loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction or, in the case of the Irwin mortgage loans, a waiver was granted to the mortgagor for such arbitration.

Pursuant to the AAR Agreements, the Bulk Seller Agreements and the Representations Agreement, as applicable, upon the discovery by any of a certificateholder, the Certificate Insurer, the applicable representing party, the servicers, the master servicer, the depositor, the custodian or the trustee that any of the representations and warranties contained in the AAR Agreements, the Bulk Seller Agreements or the Representations Agreement, as applicable, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee, the Certificate Insurer, or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the AAR Agreements, the Bulk Seller Agreements or the Representations Agreement, as applicable, within 60 days (or, in the case of Irwin, 45 days) of the earlier to occur of the applicable representing party’s discovery of or its receipt of notice of any such breach with respect to a mortgage loan for which it is making representations and warranties M&T, GreenPoint, Irwin, the related Bulk Seller or GSMC, as applicable, the applicable representing party will be required to:

•	promptly cure such breach in all material respects,

•
remove each mortgage loan which has given rise to the requirement for action by the representing party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest, of the replaced mortgage loans as of the date of substitution, deliver to the depositor the amount of such shortfall (the “Substitution Adjustment Amount”), provided that such substitution occurs within 120 days of the applicable Original Sale Date with respect to the M&T mortgage loans, the GreenPoint mortgage loans, the Irwin mortgage loans and the Bulk mortgage loans and within two years after the closing date with respect to any Conduit mortgage loans, or

•
repurchase such mortgage loan at a repurchase price equal to the outstanding principal balance of such mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest at the applicable interest rate, plus the amount of any outstanding advances owed to and reasonably incurred by any servicer, plus all costs and expenses reasonably incurred by the related servicer or the trustee in connection with the mortgage loan or the enforcement of the repurchase obligation and any costs and damages incurred by the issuing entity in connection with any violation by the related mortgage loan of any predatory or abusive lending law.

Notwithstanding the foregoing, pursuant to the terms of the AAR Agreements, the Bulk Seller Agreements and the Representations Agreement, as applicable, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the AAR Agreements, the Bulk Seller Agreements and the Representations Agreement, as applicable, M&T, GreenPoint, Irwin, the Bulk Sellers or GSMC, as applicable, will be required to repurchase the related mortgage loan at the repurchase price within sixty days (or, in the case of Irwin, forty-five days) of such discovery or receipt of notice. The repurchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

In addition, M&T, GreenPoint, Irwin and three of the Bulk Sellers are obligated to indemnify the depositor, the servicers, the master servicer, the issuing entity, the Certificate Insurer, the custodian and the trustee for any third-party claims arising out of a breach by M&T, GreenPoint, Irwin and these Bulk Sellers, as applicable, of representations or warranties regarding the related mortgage loans. The obligations of M&T, GreenPoint, Irwin, the Bulk Sellers and GSMC to cure such breach or repurchase or substitute for any mortgage loan and in the case of M&T, GreenPoint, Irwin and the Bulk Sellers, to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicers, the master servicer, the trustee, the custodian and the depositor.

Payments on the Mortgage Loans

The pooling and servicing agreement provides that each servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits the servicers to direct any depository institution maintaining the related collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

Each servicer is obligated to deposit or cause to be deposited in the related collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the related mortgage loans after the cut-off date, other than in respect of monthly payments on the related mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

•	all payments on account of principal, including prepayments of principal on the related mortgage loans;

•	all payments on account of interest on the related mortgage loans;

•	all Liquidation Proceeds;

•
all Insurance Proceeds and Condemnation Proceeds on the related mortgage loans to the extent such Insurance Proceeds or Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

•	all Substitution Adjustment Amounts for related Substitute Mortgage Loans;

•	all other amounts, including any proceeds from purchases and repurchases of the mortgage loans, required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the related collection account.

The servicers are not permitted to commingle funds in the related collection account with any other funds or assets.

The master servicer will establish and maintain a master servicer collection account, into which it will deposit all amounts remitted by the servicers on the Servicer Remittance Date with respect to the mortgage loans. The master servicer collection account and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the rating agencies. The master servicer is not permitted to commingle funds in the master servicer collection account with any other funds or assets.

The trustee will be obligated to set up a distribution account with respect to the certificates into which it will deposit all amounts remitted by the master servicer on the Master Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next Distribution Date.

The funds required to be remitted by the related servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of scheduled principal and interest on the related mortgage loans received by the related servicer during the related Due Period;

•
all principal prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the related mortgage loans, if any, collected by such servicer during the related Prepayment Period;

•	all P&I Advances made by the related servicer with respect to payments due to be received on the related mortgage loans on the related due date but not received by the related Determination Date;

•
amounts of Compensating Interest required to be deposited in connection with certain principal prepayments, as described under “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus; and

•	any other amounts required to be placed in the related collection account by the related servicer pursuant to the pooling and servicing agreement;

but excluding the following:

(a)  for any related mortgage loan with respect to which the related servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries to the extent of such unreimbursed P&I Advance;

(b)  amounts received on a particular related mortgage loan with respect to which the related servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(c)  for such Servicer Remittance Date, the aggregate servicing fee due to such servicer;

(d)  all net income from eligible investments that are held in the related collection account for the account of the related servicer;

(e)  all amounts actually recovered by the related servicer in respect of late fees, assumption fees and similar fees;

(f)  for all related mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(g)  certain other amounts which are reimbursable to the depositor or the related servicer as provided in the pooling and servicing agreement;

(h)  all funds inadvertently placed in the related collection account by the related servicer; and

(i)  all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

The amounts described in clauses (a) through (i) above may be withdrawn by the related servicer from the related collection account on or prior to each Servicer Remittance Date.

Distributions

Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered on the related Record Date.

Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates the offices of its agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Securities Payment Unit, for purposes of the surrender of certificates for the final distribution.

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary of Terms” in this free writing prospectus, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and master servicing fee payable on each mortgage loan and net of the Premium payable to the Certificate Insurer. On each Distribution Date, the servicers, the master servicer, the custodian and the trustee will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and the master servicing fee for any Distribution Date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate or master servicing fee rate, as applicable, on the Stated Principal Balance of such mortgage loan as of the first day of the Due Period preceding the applicable Distribution Date.

The trustee will be entitled to retain, as its compensation, any net interest or other income earned on deposits in the distribution account.

U.S. Bank National Association is entitled, with respect to each applicable mortgage loan, to custodial fees in accordance with a fee schedule, which will be payable by and remitted to U.S. Bank National Association by the trustee.

The following table identifies the per annum fee rate applicable in calculating the servicing fee and master servicing fee and the Premium Percentage.

Fee	Per Annum Fee Rate
Servicing Fee	0.50%
Master Servicing Fee	less than or equal to 0.010%
Premium Percentage	0.23%*

* The Premium Percentage is applied to the Class Certificate Balance of the Class A-1 certificates to determine the Premium payable to the Certificate Insurer.

In addition to the servicing fee and the master servicing fee and the Premium Percentage, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicers, the master servicer, the Certificate Insurer, the custodian or the trustee, as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Custodian and the Trustee” in this free writing prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicers, the master servicer, the Certificate Insurer, the custodian or the trustee, as described in this free writing prospectus and the accompanying prospectus.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1)  to the Supplemental Interest Trust, to interest on each class of the Offered Certificates and to unpaid interest on the Class A certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(2)  to the Certificate Insurer for prior draws (including applicable interest) on the Policy;

(3)  to principal on the classes of the Offered Certificates (other than the Class A-IO certificates) then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(4)  to the Certificate Insurer for prior draws (including applicable interest) on the Policy to the extent not covered by the Interest Remittance Amount and amounts owed to the Certificate Insurer under the insurance agreement;

(5)  to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount;

(6)  to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

(7)  certain amounts of interest and principal to the Class X certificates; and

(8)  any remaining amount to the Class R certificates;

in each case, subject to certain limitations set forth below under “—Distributions of Interest and Principal.”

Distributions of Interest and Principal

For any Distribution Date, the “Pass-Through Rate” for each class of Offered Certificates will be a per annum rate as set forth below:

(a)  for the LIBOR Certificates, the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date and (2) the WAC Cap; and

(b)  for the Class A-IO certificates, the lesser of (1) [_____]% and (2) the WAC Cap.

The “WAC Cap” for any Distribution Date will be a per annum rate equal to the product of (i) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period, and with respect to the Class A-IO certificates, 1, and (ii) (A) the weighted average of the interest rates on the mortgage loans (in each case, less the Expense Fee Rate and, in the case of the Class A-1 certificates, the Premium Percentage) in effect at the beginning of the related Due Period on the mortgage loans, less (B) the sum of (a) except with respect to the Class A-IO certificates, the amount of interest accrued on the Class A-IO certificates for such Distribution Date, divided by the aggregate Stated Principal Balance of the mortgage loans and multiplied by 12, and (b) Net Swap Payments, if any, for that Distribution Date, and certain Swap Termination Payments owed to the Swap Provider, if any, for that Distribution Date, divided by the Class Certificate Balance of the LIBOR Certificates at the beginning of the related Due Period, multiplied by 12.

The fixed margin for the Class A-1 certificates is [_____]%. On the Distribution Date immediately following the Distribution Date on which the Optional Clean-up Call is exercisable and each Distribution Date thereafter, the pass-through margin for the Class A-1 certificates will increase to [_____]%.

On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

On each Distribution Date, the trustee will be required to make the disbursements and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

(i) the holders of each class of Offered Certificates, the Certificate Insurer and to the Supplemental Interest Trust in the following order of priority:

(A)  to the Certificate Insurer, the related Premium for that Distribution Date;

(B)  to the Supplemental Interest Trust, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

(C)  from the Interest Remittance Amount, to the Class A certificates, on a pro rata basis based on their respective entitlements, the Accrued Certificate Interest and Unpaid Interest Amounts for those classes; and

(D)  from the Interest Remittance Amount, to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement;

(ii) (A) each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the Class A-1 certificates and the Certificate Insurer, an amount equal to the Principal Distribution Amount in the following order of priority:

(i)	to the Class A-1 certificates, until their Class Certificate Balance is reduced to zero;

(ii)	to the Certificate Insurer for prior draws (including applicable interest) on the Policy, to the extent not covered by the Interest Remittance Amount, and

(iii)	to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement;

(B)  on each Distribution Date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the Class A-1 certificates and the Certificate Insurer an amount equal to the Principal Distribution Amount in the following order of priority:

(i)	to the Class A-1 certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(ii)	to the Certificate Insurer for prior draws (including applicable interest) on the Policy, to the extent not covered by the Interest Remittance Amount, and

(iii)	to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement;

(iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(A)  to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date, to the extent not covered, in the case of the LIBOR Certificates, by amounts on deposit in the Supplemental Interest Trust;

(B)  from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective Basis Risk Carry Forward Amounts, in each case to the extent not covered by the funds available for Basis Risk Carry Forward Amounts in the Supplemental Interest Trust;

(C)  to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

(D)  to the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

(E)  to the holders of the Class R certificates, any remaining amounts as set forth in the pooling and servicing agreement.

On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

Prior to the time a mortgage loan is charged off as described in “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, if amounts are received with respect to that mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), any such Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute (a “Relief Act Shortfall”) and any prepayment interest shortfalls not covered by Compensating Interest (as further described in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus) will be allocated first to reduce the amounts of interest otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence and such shortfalls will not be covered by the Policy.

Supplemental Interest Trust

Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for any Distribution Date will be deposited into a trust account (the “Supplemental Interest Trust”) established by the trustee as part of the issuing entity. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

(1)  to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

(2)  to the holders of the LIBOR certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts in the same order and priority as described in clause (i) in the fifth full paragraph of “—Distributions of Interest and Principal” above, to the extent unpaid from Available Funds (provided that such amounts shall be paid first to the Certificate Insurer to the extent of any unreimbursed amounts owing to the Certificate Insurer relating to payments made by the Certificate Insurer in respect of Accrued Certificate Interest or Unpaid Interest Amounts on the LIBOR certificates);

(3)  to the holders of the Class A-1 certificates, to pay principal in the same order and priority as described in clause (ii)(A) or clause (ii)(B), as applicable, in the fifth full paragraph of “—Distributions of Interest and Principal” above, but only to the extent necessary to restore, as a result of current or prior Realized Losses not previously reimbursed, the Overcollateralized Amount to the Specified Overcollateralized Amount, after giving effect to payments and distributions from Available Funds;

(4)  to the holders of the LIBOR Certificates, to pay Unpaid Interest Amounts to the extent unpaid from other Available Funds (exclusive of the Policy), and to pay Basis Risk Carry Forward Amounts, before paying Basis Risk Carry Forward Amounts from Available Funds;

(5)  to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(6)  to the holders of the Class X certificates, any remaining amounts.

Notwithstanding the foregoing, in the event that the issuing entity receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the trustee will be required to deposit the Swap Termination Payment into the reserve account that is a part of the Supplemental Interest Trust. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Supplemental Interest Trust an amount equal to the amount of any Net Swap Receipt due the issuing entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Trust until the final Distribution Date. We cannot assure you that the amount of the Swap Termination Payment deposited into the reserve account will be sufficient to enable the trustee to pay each Net Swap Receipt that would have otherwise been payable by the Swap Provider on each subsequent Distribution Date.

The Supplemental Interest Trust will not be an asset of any REMIC.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount of Available Funds otherwise distributable on the Class X certificates.

If on any Distribution Date, the Pass-Through Rate for any class of Offered Certificates is based upon the WAC Cap, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the WAC Cap) is the “Basis Risk Carry Forward Amount” for those classes of certificates. Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this free writing prospectus), in the case of the LIBOR Certificates, to the extent not previously reimbursed by funds available in the Supplemental Interest Trust. In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates, except to the extent the Class Certificate Balance of that class of certificates is increased as a result of any Subsequent Recoveries. In the event the Class Certificate Balance of any class of Offered Certificates (other than the Class A-IO certificates) is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Pursuant to the pooling and servicing agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the issuing entity, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of the Offered Certificates will be entitled to receive, to the extent described in this free writing prospectus, payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from Available Funds otherwise to be paid as a Defaulted Swap Termination Payment or to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

Interest Rate Swap Agreement

On the closing date, an interest rate swap agreement with the Swap Provider will be assigned to and assumed by the issuing entity. Under the interest rate swap agreement, beginning with the Distribution Date in March 2007 and ending on the Distribution Date in February 2012, the issuing entity will pay to the Swap Provider fixed payments at a per annum rate of 5.23% per annum (calculated on an actual/360 basis), and the Swap Provider will pay to the issuing entity floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement (calculated on an actual/360 basis)), in each case calculated on a scheduled notional amount set forth on Annex II to this free writing prospectus. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the applicable Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider (each, a “Net Swap Payment”), and to the extent that the floating payment from the swap provider exceeds the fixed payment payable from the issuing entity with respect to any of the applicable Distribution Dates, the Swap Provider will owe a net payment to the issuing entity on the business day preceding such Distribution Date (each, a “Net Swap Receipt”).

All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under “—Distributions of Interest and Principal” and “—Supplemental Interest Trust” above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the issuing entity to the Swap Provider shall be paid by the issuing entity on a subordinated basis. However, to the extent any payments are received by the issuing entity as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the servicers and the trustee, and the issuing entity shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the issuing entity) that is being replaced immediately upon receipt. See “—Distributions of Interest and Principal” above.

A “Swap Termination Payment” is a termination payment required to be made by either the issuing entity or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

•	failure to pay,

•	failure of the Swap Provider or any credit support provider to comply with any related credit support document;

•	bankruptcy and insolvency events, and

•	a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

•	early termination events under the interest rate swap agreement include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

•
a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•
a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

•
upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders, and

•	upon the exercise of the Optional Clean-up Call.

“Defaulted Swap Termination Payment” means any termination payment required to be made by the issuing entity to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a “Downgrade Terminating Event”) if (x) either of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating (but the Swap Provider (or its guarantor) has a rating of at least “BBB-” or “A-3,” if applicable, by S&P and “A1,” if applicable, by Moody’s or either of the rating agencies withdraws its rating of the Swap Provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(i)  within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition with respect to S&P;

(ii)  within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the issuing entity pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

(iii)  within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition with respect to S&P; or

(iv)  within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the issuing entity to satisfy the Rating Agency Condition.

It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has a rating of less than “BBB-” or “A-3,” if applicable, by S&P or “A3” or “Prime2,” if applicable, by Moody’s and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the issuing entity, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a “Substitution Event”).

Finally, it shall also be an additional termination event under the interest rate swap agreement if the depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”), to provide any financial data relating to the Swap Provider. If such a determination is made, the Swap Provider will be permitted a reasonable period of time to select a successor Swap Provider at the sole cost and expense of the terminated swap provider. If no such successor is provided, the Swap Provider will be required to pay any applicable Defaulted Swap Termination Payment.

If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the issuing entity may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the interest rate swap agreement, assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

The interest rate swap agreement is scheduled to terminate by its terms following the Distribution Date in February 2012 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the issuing entity and no further amounts will be paid to the issuing entity by the Swap Provider.

The Swap Provider may be replaced in certain circumstances, including if the Significance Percentage of the interest swap agreement is equal to or greater than 10%.

The Significance Percentage of the interest rate swap agreement will be less than 10% as of the closing date. The Significance Percentage is calculated by reference to the “Significance Estimate” of the interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments. The “Significance Percentage” is the percentage that the amount of the Significance Estimate represents of the aggregate principal balance of the mortgage loans.

Overcollateralization Provisions

The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Class A-1 certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the Class A-1 certificates would have the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates, paid to the Supplemental Interest Trust or paid to the Certificate Insurer as described above on any Distribution Date will be paid to the holders of the Class X certificates, and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Offered Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the “Overcollateralized Amount” as of that Distribution Date. As of the closing date the amount of initial overcollateralization is equal to approximately 7.10%. The pooling and servicing agreement will require that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the Class A-1 certificates to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.” The required level of the Overcollateralized Amount with respect to a Distribution Date is the “Specified Overcollateralized Amount” and is set forth in the definition of Specified Overcollateralized Amount in the “Glossary of Terms” in this free writing prospectus. On and after the Stepdown Date the Specified Overcollateralized Amount may decrease, subject to a floor and certain triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not “step down.” Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount.

In the event that a Specified Overcollateralized Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay certain other amounts entitled to a higher priority of payment pursuant to clause (iii) of the fifth full paragraph under “Distributions of Interest and Principal” above) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay certain other amounts entitled to a higher priority of payment pursuant to clause (iii) of the fifth full paragraph under “Distributions of Interest and Principal” above) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining on a Distribution Date after taking into account the amount necessary to make all payments of interest and principal to the Offered Certificates and all amounts required to be paid to the Swap Provider on that Distribution Date (other than Defaulted Swap Termination Payments).

The Policy

The following summary of terms of the financial guaranty insurance policy (the “Policy”) to be issued by CIFG Assurance North America, Inc. (the “Certificate Insurer”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

The Certificate Insurer will unconditionally and irrevocably guarantee to the Class A-1 certificateholders, subject only to the terms of the Policy, the full and complete payment by or on behalf of the issuing entity of regular payments of interest on and ultimate payment of principal of the Class A-1 certificates. The Certificate Insurer’s obligations under the Policy in respect of Regular Payments will be discharged to the extent funds are disbursed by the Certificate Insurer as provided in the Policy whether or not such funds are properly applied by the trustee. Regular Payments will be made only at the time set forth in the Policy, and payments under the Policy may not be accelerated except at the sole option of the Certificate Insurer.

Notwithstanding the foregoing paragraph, the Policy does not cover any amounts due in respect of the Class A-1 certificates attributable to any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the Class A-1 certificateholders. The Policy will not provide credit enhancement for any certificates other than the Class A-1 certificates. The Policy does not cover any Basis Risk Carry Forward Amounts, prepayment interest shortfalls or Relief Act Shortfalls.

Following Receipt by the Certificate Insurer of a notice of claim and certificate from the trustee in the form attached to the Policy, the Certificate Insurer will pay any amount payable under the Policy in respect of Regular Payments on the Class A-1 certificates on the later to occur of (a) 12:00 p.m., New York City time, on the second Business Day following such Receipt and (b) 12:00 p.m., New York City time, on the Business Day preceding the distribution date on which such payment is due on the Class A-1 certificates. Payments due thereunder in respect of Regular Payments will be disbursed to the trustee for the benefit of the Class A-1 certificateholders by wire transfer of immediately available funds to such account as the trustee shall specify in writing at the time of or prior to the delivery of the Notice of Claim and Certificate in respect of such Regular Payment.

If any Regular Payment paid in respect of the Class A-1 certificates during the term of the Policy is avoided as a preferential transfer or similar payment (a “Preference Payment”) under applicable bankruptcy, insolvency, receivership or similar law (“Insolvency Law”), the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Class A-1 certificateholder of (A) a certified copy of the order (the “Order”) of the court or other governmental body of competent jurisdiction to the effect that the Class A-1 certificateholder is required to return all or part of such Regular Payment because such payment was avoidable as a Preference Payment under applicable insolvency law, (B) a certificate of the Class A-1 certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A-1 certificateholder in such form as is reasonably required by the Certificate Insurer, and provided to the Class A-1 certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A-1 certificateholder relating to or arising under the Class A-1 certificates against the trust or otherwise with respect to such Preference Payment or (ii) the date of Receipt by the Certificate Insurer from the Class A-1 certificateholder of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Class A-1 certificateholder that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not the trustee or the Class A-1 certificateholder directly (unless the Class A-1 certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Class A-1 certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

At any time during the term of the Policy, the Certificate Insurer may appoint a fiscal agent (the “Fiscal Agent”) for purposes of the Policy by written notice to the trustee at the notice address specified in the pooling and servicing agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the trustee, (i) copies of all notices and documents required to be delivered to the Certificate Insurer pursuant to the Policy shall be simultaneously delivered to the Fiscal Agent and the Certificate Insurer and shall not be deemed Received until Received by each, and (ii) all payments required to be made by the Certificate Insurer under the Policy may be made directly by the Certificate Insurer or by the Fiscal Agent on behalf of the Certificate Insurer. The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to any Class A-1 certificateholder for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

The Policy does not protect investors against changes in market value of the Class A-1 certificates, which market value may be impaired as a result of changes in prevailing interest rates, changes in applicable ratings or other causes.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED BY ARTICLE 76 OF THE NEW YORK INSURANCE LAW, THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631, FLORIDA STATUTES OR SIMILAR FUNDS OR ARRANGEMENTS IN ANY OTHER STATE.

The Certificate Insurer makes no representation regarding the Class A-1 certificates or the advisability of investing in the Class A-1 certificates.

As used in this section in this free writing prospectus, the following terms shall have the following meanings with respect to the Policy:

“Receipt” and “Received” mean actual delivery to each of the Certificate Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the trustee or a Class A-1 certificateholder is not in proper form or is not properly completed, executed or delivered in all material respects, it shall be deemed not to have been Received, and the Certificate Insurer or its Fiscal Agent shall promptly so advise the trustee or the Class A-1 certificateholder, which may submit an amended notice. As used in this section, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York or Paris, France, or any other location in which the principal office of the trustee, the Certificate Insurer or the Fiscal Agent in which it conducts business provided under the Policy is located, are authorized to remain closed.

“Regular Payments” means any and all regularly scheduled payments of interest and the final payment of principal on the Class A-1 certificates required to be made in accordance with their original terms and without regard to any subsequent amendment or modification thereof except amendments or modifications to which the Certificate Insurer has given its prior written consent. Regular Payments payable hereunder shall include (i) with respect to any distribution date, the amount, if any, by which the amount available to be paid as interest to the Class A-1 certificates (including, without limitation, any Net Swap Receipts), pursuant to the priority of payments set forth in the pooling and servicing agreement, is less than the Accrued Certificate Interest allocable to the Class A-1 certificates and (ii) to the extent unpaid on the Distribution Date in February 2037 (after taking into account all distributions to be made on such date) any remaining Class Principal Balance of the Class A-1 certificates. Regular Payments shall not include, nor shall coverage be provided under the Policy in respect of: (1) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the Class A-1 certificateholders or (2) any amounts due in respect of the Class A-1 certificates but unpaid as a result of any prepayment interest shortfalls, any Relief Act Shortfalls or any Basis Risk Carry Forward Amounts.

The Certificate Insurer shall be subrogated to the rights of the holder of each Class A-1 certificate to receive payments of principal and interest to the extent of any payment by the Certificate Insurer under the Policy.

The Policy sets forth in full the undertaking of the Certificate Insurer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Class A-1 certificates (except a contemporaneous or subsequent agreement or instrument given by the Certificate Insurer or to which the Certificate Insurer has given its written consent). The Premium paid is nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Class A-1 certificates prior to maturity. The Policy may not be cancelled or revoked during its term, including for nonpayment of the Premium due to the Certificate Insurer.

Reports to Certificateholders

On each Distribution Date the trustee will make available to the depositor, the Certificate Insurer and each holder of an Offered Certificate a distribution report, based in part on information provided to the trustee by the master servicer or the servicers. Information will be provided by each servicer to the master servicer on the 18th day of each month (or if such 18th day is not a business day, the preceding business day). Information will be provided by the master servicer to the trustee on the 21st day of each month (or if such 21st day is not a business day, the preceding business day). The distribution report prepared by the trustee will contain the following:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

•
the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

•
if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

•	the Class Certificate Balance of each class of certificates (other than the Class A-IO certificates) after giving effect to the distribution of principal on such Distribution Date;

•	the Class A-IO Notional Balance of the Class A-IO certificates on such Distribution Date;

•	the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

•	the amount of the expenses and fees paid to or retained by each servicer and paid to or retained by the trustee with respect to such Distribution Date;

•	the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

•
the amount of advances included in the distribution on such Distribution Date and the aggregate amount of advances reported by the servicers (and the master servicer as successor servicer and any other successor servicer, if applicable) as outstanding (if reported by the servicers) as of the close of business on the Determination Date immediately preceding such Distribution Date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and more than 180 days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

•
for each of the preceding 12 calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the Due Dates in each such month and (B) Delinquent 60 days or more on each of the Due Dates in each such month;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last business day of the immediately preceding month;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the last business day of the immediately preceding month;

•
whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days Delinquent);

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

•	the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

•	the Overcollateralized Amount and Specified Overcollateralized Amount;

•	Prepayment Premiums collected by the servicers;

•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

•	the amount distributed on the Class X certificates;

•	the amount of any Subsequent Recoveries for such Distribution Date;

•	the amount, if any, of any Net Swap Receipts or Net Swap Payments for such Distribution Date;

•	the amount, if any, received under the Policy; and

•	the Record Date for such Distribution Date.

The monthly distribution report will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the issuing entity as an exhibit to the issuing entity’s Form 10-D for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The trustee will provide the monthly distribution report via the trustee’s internet website. The trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a copy. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee’s internet website, the trustee may require registration and the acceptance of a disclaimer. Reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the issuing entity through the EDGAR system will not be made available on the website of any party to this transaction. However, the trustee will provide electronic or paper copies of those filings free of charge upon request, as set forth in the pooling and servicing agreement. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement. The trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The issuing entity’s annual reports, monthly distribution reports, current reports and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)) may also be obtained at the Securities and Exchange Commission’s internet site located at http://www.sec.gov. Such filings will be made under the name of GS Mortgage Securities Corp. and under the Securities and Exchange Commission file number 333-139817.

THE POOLING AND SERVICING AGREEMENT

General

This section summarizes certain provisions of the pooling and servicing agreement.

SLS will act as servicer of the related mortgage loans after servicing has been transferred to it by Ocwen. Ocwen will act as the interim servicer of the related mortgage loans until the servicing transfer date, expected to occur in April 2007. Avelo will also act as servicer of the related mortgage loans under the pooling and servicing agreement. See “The Servicers” in this free writing prospectus.

Each servicer will be required, with respect to the mortgage loans it is servicing, to service such mortgage loans in accordance with the servicing standard set forth in the pooling and servicing agreement. Generally, those servicing standards are those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as these mortgage loans in the jurisdiction where the related mortgaged properties are located.

The methodology the related servicer will employ for determining delinquencies is as described in the definition of “Delinquent” in this free writing prospectus.

Subservicers

The related servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor, the master servicer or the trustee (as successor master servicer) without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

The related servicer will remain obligated and primarily liable to the issuing entity, the master servicer, the Certificate Insurer and the trustee for the servicing and administering of the related mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the related servicer alone were servicing and administering the mortgage loans. The related servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer’s compensation is sufficient to pay the subservicer fees.

Servicing, Master Servicing and Trustee Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the pooling and servicing agreement, each servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the related servicer or payable monthly from amounts on deposit in the related collection account. The servicing fee is required to be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the Due Period preceding the applicable Distribution Date. See “Description of the Certificates—Administration Fees” in this free writing prospectus. In addition, each servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). Each servicer is also entitled to withdraw from the related collection account (i) any net interest or other income earned on deposits in the related collection account and any excess interest resulting from principal prepayments occurring during the portion of the Prepayment Period occurring in the same month as the related Distribution Date, (ii) amounts necessary to reimburse such servicer for any previously unreimbursed advances and any advance that the related servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) amounts in respect of reimbursements to which the related servicer is entitled in accordance with the terms of the pooling and servicing agreement and (iv) any other amounts (including prepayment interest excesses) permitted to be withdrawn under the terms of the pooling and servicing agreement. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

As compensation for its activities as the master servicer under the pooling and servicing agreement, the master servicer is entitled with respect to each mortgage loan master serviced by it to the master servicing fee, which will be payable monthly from amounts on deposit in the related collection account. The master servicer will also be entitled to retain any net interest or other income earned on deposits in the master servicer collection account.

As compensation for its activities as trustee (including as a custodian) under the pooling and servicing agreement, the trustee will be entitled to retain any net interest or other income earned on deposits in the distribution account. See “Description of the Certificates—Administration Fees” in this free writing prospectus.

As compensation for its activities as a custodian under the pooling and servicing agreement, U.S. Bank National Association will be entitled with respect to each mortgage loan for which it acts as custodian of the related mortgage loan files to custodial fees in accordance with a fee schedule, which will be payable by and remitted to U.S. Bank National Association by the trustee. See “Description of the Certificates—Administration Fees” in this free writing prospectus.

P&I Advances and Servicing Advances

Each servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services until the mortgage loan is 180 days Delinquent in payment of principal and interest, subject to the related servicer’s determination in its good faith business judgment that such advance would be recoverable. The servicers will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of a final, non-appealable adjudication by a court of competent jurisdiction in a bankruptcy proceeding, or as a result of the application of the Servicemembers Civil Relief Act. Such P&I Advances by the related servicer are reimbursable to the related servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the related servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, such servicer will be entitled to reimbursement for that advance from any amounts in the related collection account. The servicers will not be obligated to make any advances of balloon payments or principal with respect to any REO property. The master servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as successor servicer, will advance its own funds to make P&I Advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement. See “Description of the Certificates—Payments on the Mortgage Loans” in this free writing prospectus.

Each servicer is required to advance amounts with respect to the related mortgage loans, subject to the related servicer’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration, inspection and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures, and

•	certain other customary amounts described in the pooling and servicing agreement.

These servicing advances by a servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the related servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the related servicer will be entitled to reimbursement for that advance from any amounts in the related collection account. The master servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as successor servicer, will advance its own funds to make servicing advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement.

Each servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the related servicer from the mortgagor or otherwise relating to such mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the related servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from any amounts in the related collection account.

In making P&I Advances and servicing advances, each servicer may use (i) its own funds, (ii) amounts in the related collection account held for future distributions, or (iii) any combination of (i) and (ii).

None of the servicers (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the applicable servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) (as stated in an officer’s certificate delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

With respect to each Distribution Date, in the event of any full principal prepayments on any related mortgage loans during the applicable Prepayment Period, the related servicer is obligated to pay, by no later than the Servicer Remittance Date in the month of such Distribution Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such prepayments. To the extent that compensating interest is paid pursuant to the pooling and servicing agreement, the amount of compensating interest payable by the related servicer (“Compensating Interest”) will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with those prepayments and thirty days’ interest on the related mortgage loans, but with respect to SLS, only up to the monthly servicing fee, and with respect to Avelo, only up to one-half of the monthly servicing fee, payable to the related servicer for such Distribution Date.

Advance Facility; Pledge of Servicing Rights

The pooling and servicing agreement may provide that each servicer may, with the Certificate Insurer’s prior written consent, enter into a facility with any party under which such party may fund the related servicer’s P&I Advances or servicing advances, although no such facility will reduce or otherwise affect the related servicer’s obligation to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances made by an advancing party will be reimbursed to the advancing party in the same manner as reimbursement would be made to the related servicer.

The pooling and servicing agreement also provides that each servicer may pledge its servicing rights under the pooling and servicing agreement to one or more lenders. No such pledge will reduce or otherwise affect the related servicer’s servicing obligations under the pooling and servicing agreement. Upon a servicer event of default by the related servicer under the pooling and servicing agreement, the master servicer may remove the related servicer as servicer and the master servicer will, or under certain circumstances, the related servicer or its designee may, appoint a successor servicer. In any event, the successor servicer must meet the requirements for successor servicers under the pooling and servicing agreement. See “—Removal and Resignation of the Servicer” below. In the event the related servicer is removed as servicer under the pooling and servicing agreement, its servicing rights will be transferred to any successor servicers, and none of the issuing entity, the depositor, the master servicer or the trustee will have any right or claim to the portion of the related servicer’s servicing rights pledged, or any unreimbursed P&I Advances or servicing advances that were pledged.

Servicer Reports

On a date preceding the applicable Distribution Date, each servicer is required to deliver to the trustee, the master servicer, the Certificate Insurer and the depositor a servicer remittance report with respect to the mortgage loans it services setting forth the information as required by the pooling and servicing agreement to enable the trustee to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee.

On or prior to March 15th of each year, commencing with March 15, 2008, each servicer and the master servicer will be required to deliver to the depositor, the master servicer (in the case of the servicers), the Certificate Insurer and the trustee an officer’s certificate (a “Servicer Compliance Statement”) stating that (i) a review of such servicer’s or the master servicer’s, as applicable, servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such servicer or the master servicer, as applicable, has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, on or prior to March 15th of each year, commencing with March 15, 2008, each servicer, the master servicer, the trustee and the custodian will be required to deliver annually to the depositor and the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)  a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)  a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)  the party’s assessment of compliance with the applicable servicing criteria during the preceding calendar year, setting forth any material instance of noncompliance identified by the party;

(d)  a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during the preceding calendar year; and

(e)  a statement as to which of the servicing criteria, if any, are not applicable to the party, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving that party, that are backed by the same asset type as the mortgage loans.

Each servicer, the master servicer and the custodian will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that attests to, and reports on, the party’s assessment of compliance with the applicable servicing criteria.

You may obtain copies of these Servicer Compliance Statements, Assessments of Compliance and Attestation Reports without charge, as set forth in the pooling and servicing agreement, upon written request to the trustee at the address provided in this free writing prospectus. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity’s annual statement on Form 10-K.

Collection and Other Servicing Procedures

Each servicer will be responsible for making reasonable efforts to collect all payments called for under the related mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the related mortgage loans. Consistent with the above, the related servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

Each servicer will be required to act with respect to the related mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled Distribution Date for the Offered Certificates.

Each servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each related mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the related servicer will be obligated to accelerate the maturity of the related mortgage loan, unless such servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the issuing entity, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the related servicer for entering into an assumption or modification agreement will be retained by such servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the interest rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the related servicer, reasonably foreseeable. For a description of circumstances in which the related servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of the Mortgage Loans—Due-On-Sale Clauses” in the prospectus.

Hazard Insurance

Each servicer is required to cause to be maintained a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related mortgage loans, which policy shall provide coverage (1) in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, or (2) in compliance with the Fannie Mae guidelines, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. The servicers will not be obligated to determine whether or not each mortgagor has obtained adequate hazard insurance. As set forth above, all amounts collected by the related servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the related collection account. If such blanket policy contains a deductible clause, the related servicer is obligated to deposit in the related collection account the sums which would have been deposited in the related collection account but for such clause.

In general, the standard form of fire and extended coverage policy that a mortgagor may have on the related mortgaged property covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although any such policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies that the mortgagors may have covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

Each servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the related mortgage loans as come into default when, in the opinion of the related servicer, no satisfactory arrangements can be made for the collection of Delinquent payments. In connection with such foreclosure or other conversion, the related servicer will follow such practices as it deems necessary or advisable and as are in keeping with such servicer’s general loan servicing activities and the pooling and servicing agreement. However, the related servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such servicer.

With respect to any mortgage loan that becomes 180 days Delinquent, the related servicer must charge off the related mortgage loan. Once a mortgage loan has been charged off, the related servicer will discontinue making advances, the related servicer will not be entitled to servicing fees, and the loan will be treated as a liquidated mortgage loan giving rise to a Realized Loss. Any mortgage loan that is discharged from the issuing entity will be released to the Class X-1 certificateholder, and thereafter, (i) the Class X-1 certificateholder will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the Class X-1 certificateholder may designate any servicer to service any such released loan and (iii) the Class X-1 certificateholder may sell any such released loan to a third party. Notwithstanding the foregoing, under certain circumstances described in the pooling and servicing agreement, the related servicer may determine, it its sole discretion, not to discharge the related charged off loan at the time it becomes 180 days Delinquent.

Optional Repurchase of Delinquent Mortgage Loans

The depositor (or its assignee) has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is 90 days or more Delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances related to the mortgage loan.

Indemnification and Third Party Claims

Each servicer will be required to indemnify the depositor, the Certificate Insurer and the trustee and hold each of them harmless against any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses resulting from the failure of the related servicer to perform its duties and service the mortgage loans in compliance with the terms of the pooling and servicing agreement. Any cause of action against the related servicer relating to or arising out of the failure of such servicer to perform its duties and service the related mortgage loans in compliance with the terms of the pooling and servicing agreement will accrue upon discovery of such third party claim by the related servicer. The related servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or the depositor or the trustee in respect of such claim.

The issuing entity will be obligated to indemnify the related servicer and hold it harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties under the pooling and servicing agreement or by reason of its reckless disregard of its duties and obligations under such agreement. The related servicer will be entitled to reimbursement for any such indemnified amount from funds on deposit in the collection account.

Limitation of Liability of the Servicers

Neither the servicers nor any of their directors, officers, employees or agents will be under any liability to the issuing entity or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, each servicer will remain liable for any breach of its representations and warranties made by it in the pooling and servicing agreement and for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The servicers will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to their duties to service the mortgage loans in accordance with the pooling and servicing agreement and that in the opinion of the related servicer may involve it in any expenses or liability. However, the related servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the trustee, the Certificate Insurer and the certificateholders under that agreement. In the event of any litigation regarding the related servicer’s duties, the legal expenses and costs of such action and any liability resulting from such action will be borne by the issuing entity.

Merger or Consolidation of the Servicers; Resignation

Any entity into which the related servicer may be merged or consolidated, or any entity resulting from any merger, consolidation or any entity that succeeds to the business of the related servicer, will become the successor to such servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor servicer must be an entity that is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and such merger, consolidation or succession must not adversely affect the then-current rating or ratings on the Offered Certificates (which, with respect to the Class A-1 certificates, shall be without giving effect to the Policy).

Each servicer will be permitted to resign if the related servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law or by mutual consent of such servicer, the depositor and the trustee. Any resignation of the related servicer because its duties under the pooling and servicing agreement are no longer permissible under applicable law will be evidenced by an opinion of counsel prepared by counsel to the related servicer and delivered to the depositor, the Certificate Insurer and the trustee. No such resignation will become effective until a successor servicer acceptable to the Certificate Insurer assumes the related servicer’s responsibilities and obligations under the pooling and servicing agreement.

Removal and Resignation of the Servicers

The master servicer may, and the master servicer is required to at the direction of the majority of voting rights in the certificates, remove a servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (i) below. Each of the following constitutes a “servicer event of default”:

(a)  any failure by the related servicer to remit to the master servicer any payment required to be made by such servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the related servicer by the depositor or by the trustee or to the related servicer, the depositor and the trustee by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of related certificates entitled to at least 25% of the voting rights in such certificates); or

(b)  any failure on the part of the related servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the related servicer contained in the pooling and servicing agreement, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the related servicer by the depositor, the master servicer or trustee, or to the related servicer, the depositor, the master servicer and the trustee by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, any holders of related certificates entitled to at least 25% of the voting rights in such certificates), and (ii) actual knowledge of such failure by a servicing officer of the related servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the related servicer, the cure period may be extended for an additional 30 days upon delivery by the related servicer to the trustee and the Certificate Insurer of a certificate to the effect that the related servicer believes in good faith that the failure or breach can be cured within such additional time period and the related servicer is diligently pursuing remedial action; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

(d)  the related servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the related servicer or of or relating to all or substantially all of such servicer’s property; or

(e)  the related servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)  the failure by the related servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

(g)  any breach of a representation and warranty of the related servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the related servicer by the master servicer, the trustee or the depositor, or to the related servicer, the master servicer, the trustee or the depositor by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of certificates entitled to at least 25% of the voting rights in such certificates); or

(h)  certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date; or

(i)  with respect to Ocwen, Moody’s reduces its servicer rating of Ocwen to “SQ4” or lower or S&P reduces its servicer rating of Ocwen to “below average” or lower.; or

(j)  with respect to SLS, Moody’s reduces its servicer rating of SLS below “SQ3-”, S&P reduces its servicer rating of SLS below “average” or Fitch reduces its servicer rating of SLS below “RPS3-”.

Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers and subject to the rights of the master servicer, the related servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the related servicer, the depositor, the Certificate Insurer and the master servicer or upon the determination that the related servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the related servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor acceptable to the Certificate Insurer has assumed the related servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.

Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the related servicer, subject to the master servicer’s right to appoint a successor servicer, the master servicer will become the successor servicer or will appoint a successor servicer. However, for a period of 30 days following the date on which the related servicer receives a notice of removal as servicer (other than a removal based upon a servicer event of default described in paragraph (a), (c), (d), (e) or (f) above), the related servicer will continue to act as such, but the related servicer or its designee may appoint a successor servicer that satisfies the eligibility criteria of a successor servicer set forth below, subject to the consent of the depositor, the Certificate Insurer and the master servicer, which consent shall not be unreasonably withheld or delayed. The successor servicer appointed by the related servicer or its designee must agree to act as successor servicer no later than such 30-day period, fully effect the servicing transfer within 90 days following the notice of removal of the related servicer as servicer, make all P&I Advances that are otherwise required to be made by the related servicer as of the date of such appointment, and reimburse any expenses that the master servicer may have incurred in connection with the removal of the related servicer and the appointment of a successor servicer to the related servicer. This 30-day period will terminate immediately if the related servicer fails to make (or cause to be made) any P&I Advances or to remit to the trustee any payment required under the pooling and servicing agreement during such 30-day period. The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. The master servicer, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the master servicer has notified the predecessor servicer that it is being terminated. If, however, the master servicer is unwilling or unable to act as successor servicer, or the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of the related certificates entitled to a majority of the voting rights in such certificates) so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the Certificate Insurer and the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

Any successor to a servicer will be required to give notice to the borrowers of such change of such servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as a servicer, to maintain in force the insurance policy or policies that such servicer is required to maintain.

The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the related servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See “—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” above.

The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the issuing entity, to transfer the servicing files to a successor servicer. Any reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer will be paid by the successor servicer, but the successor servicer will be entitled to reimbursement for such costs from the issuing entity. In the event the successor servicer defaults in its obligations to pay such costs to any other party, the trustee, pursuant to the pooling and servicing agreement, will pay such costs from the issuing entity.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority, acceptable to the Certificate Insurer, and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates (which, with respect to the Class A-1 certificates, shall be without giving effect to the Policy). In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicers, the master servicer, the Certificate Insurer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the master servicer, at the direction of the Certificate Insurer, may remove the trustee and appoint a successor trustee.

The Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of related certificates entitled to a majority of the voting rights) may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by the Certificate Insurer or such holders, as applicable, or their respective attorneys-in-fact duly authorized.

Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

The majority Class X certificateholders in the aggregate may, at their option and with the prior written consent of the Certificate Insurer if such action would result in a draw on the Policy or if the Certificate Insurer would fail to receive all amounts owing to it under the insurance agreement, direct the majority servicer to purchase the mortgage loans and REO properties on a servicing retained basis and terminate the issuing entity on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date (such right to direct being referred to as the “Optional Clean-up Call”). If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans and at its expense, plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, and (iii) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider. Any such purchase of the mortgage loans would result in the final distribution on the Offered Certificates on such Distribution Date.

The issuing entity also is required to terminate upon notice to the trustee of the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

The pooling and servicing agreement requires the servicers to direct the trustee to send a notice of final distribution to the Certificate Insurer and each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection accounts. The trustee will be required to promptly send the notice of final distribution by letter to the Certificate Insurer and certificateholders mailed not later than the 15th day of the month of such final distribution; provided, that in the case of an optional termination described in the second preceding paragraph, the trustee has received written notice of such final distribution from the majority servicer (at the direction of the majority Class X certificateholders) no later than the 25th day of such month. Any such notice of final distribution will be required to specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

In the event a notice of final distribution is given, the servicers will be required to remit all funds in the collection account (including the applicable purchase price in the case of an optional clean-up call to the extent such amount has been remitted to the related servicer for deposit in the collection account, in accordance with the terms of the pooling and servicing agreement) to the master servicer, and the master servicer will deposit such amounts in the master servicer collection account and will remit such amounts to the trustee for deposit in the distribution account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the majority Class X certificateholders, or their designee, the mortgage loan files.

Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the related servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Amendment

The pooling and servicing agreement may be amended from time to time by the depositor, the servicers, the master servicer, the trustee and the Certificate Insurer by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement, or to add to the duties of the depositor, the servicers, the master servicer or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended by such parties to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates (in the case of the Class A-1 certificates, without regard to the Policy).

The pooling and servicing agreement may be amended from time to time by the depositor, the servicers, the master servicer, the trustee and the Certificate Insurer and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Custodian and the Trustee

The pooling and servicing agreement provides that none of the depositor, the servicers, the master servicer, the custodian, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicers, the master servicer, the custodian or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, each servicer’s, the master servicer’s, the custodian’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

The depositor, the servicers, the master servicer, the custodian and the trustee and any director, officer, employee, affiliate or agent of the depositor, the servicers, the master servicer, the custodian or the trustee will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates or any unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor’s, each servicer’s, the master servicer’s, the custodian’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

None of the depositor, the servicers, the master servicer, the custodian or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicers, the master servicer, the custodian and the trustee, as applicable, may undertake any action that any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicers, the master servicer, the custodian or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicers, the master servicer, the custodian and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this free writing prospectus represents an assumed rate of prepayment (“Prepayment Assumption”) each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the issuing entity. The 100% Prepayment Assumption assumes a constant prepayment rate (“CPR”) of approximately 15.00% per annum of the then outstanding principal balance of each mortgage loan in the first month each mortgage loan is outstanding and an additional approximately 1.818% per annum in each month thereafter until the 12th month such mortgage loan is outstanding. In each month thereafter, 100% Prepayment Assumption assumes a CPR of 35% per annum each month.

Since the table was prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the table. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average life of the Class A-1 certificates set forth in the table. In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A-1 certificates may be made earlier or later than as indicated in the table.

Unless otherwise specified, the information in the table in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions (“Structuring Assumptions”):

•	the closing date for the certificates occurs on February 28, 2007;

•
distributions on the certificates are made on the 25th day of each month, commencing in March 2007, regardless if such day is a business day, in accordance with the priorities described in this free writing prospectus;

•
the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the Optional Clean-up Call is not exercised (except with respect to the weighted average life to call where the Optional Clean-up Call is assumed to be exercised when it is first exercisable);

•	the Specified Overcollateralized Amount is as specified in this free writing prospectus;

•	the Expense Fee Rate is 0.510% and the Premium Percentage is 0.23%;

•	One-Month LIBOR remains constant at 5.323%;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•
scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this free writing prospectus;

•	interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this free writing prospectus; and

•	the assumed mortgage loans have the approximate characteristics described below:

Type	Principal Balance ($)	Remaining Amortization Term (Months)(1)	Remaining Term to Maturity (Months)	Loan Age (Months)	Cut-Off Date Gross Interest Rate (%)	Original IO Period (Months)
10 YR FIXED	293,698.35	116	117	3	10.85293	0
15 YR FIXED	3,075,503.88	177	175	5	10.85694	0
15 YR FIXED IO	2,676,334.80	120	176	4	10.79721	60
20 YR FIXED	350,977.48	235	235	5	10.81719	0
20 YR FIXED IO	103,900.00	180	228	12	12.29066	60
25 YR FIXED IO	150,000.00	240	297	3	9.37500	60
25 YR FIXED IO	156,535.84	180	296	4	7.50602	120
30 YR FIXED	97,557,674.11	349	353	7	11.68050	0
30 YR FIXED	23,736.11	357	357	3	13.75000	0
30 YR FIXED	91,576.99	358	358	2	15.62500	0
30 YR FIXED	19,966.29	354	354	6	12.20000	0
30 YR FIXED	50,975.18	357	357	3	14.62500	0
30 YR FIXED	128,934.37	358	358	2	12.55000	0
30 YR FIXED	36,991.97	358	358	2	16.25000	0
30 YR FIXED	343,931.32	335	355	5	11.54803	0
30 YR FIXED IO	47,828,495.94	240	356	4	10.94617	120
30 YR FIXED IO	108,000.00	240	355	5	11.25000	120
FIXED BALLOON 30/15	136,071,917.43	354	176	4	11.22095	0
FIXED BALLOON 30/15	334,467.02	356	177	3	11.00000	0
FIXED BALLOON 30/15	80,923.54	357	177	3	11.00000	0
FIXED BALLOON 30/15	130,080.32	357	177	3	11.77050	0
FIXED BALLOON 30/15	37,360.24	352	175	5	9.62500	0
FIXED BALLOON 30/15	420,439.29	357	178	2	11.61392	0
FIXED BALLOON 30/15	344,146.38	356	177	3	12.90196	0
FIXED BALLOON 30/15	289,137.93	358	178	2	10.10932	0
FIXED BALLOON 30/15	33,950.60	358	178	2	10.12500	0
FIXED BALLOON 30/15	941,317.39	357	177	3	10.59085	0
FIXED BALLOON 30/15	46,935.06	387	176	4	11.00000	0
FIXED BALLOON 30/15	803,952.57	359	176	4	11.78871	0
FIXED BALLOON 30/15	49,190.22	355	175	5	10.41576	0
FIXED BALLOON 30/15	4,737,381.09	355	176	4	11.94625	0
FIXED BALLOON 30/15	323,024.63	356	176	4	12.04780	0
FIXED BALLOON 30/15 IO	608,594.80	300	176	4	11.56297	60
FIXED BALLOON 40/15	69,911.84	468	168	12	11.50000	0
FIXED BALLOON 40/15	120,397.34	451	168	12	12.35890	0

_____________________________________
(1) With respect to the assumed mortgage loans with an initial interest-only period, the remaining amortization period will not commence until the related interest-only period has ended.

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

Defaults in Delinquent Payments

The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the Class A-1 certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the Optional Clean-up Call, as described in this free writing prospectus). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans. See “The Mortgage Loan Pool” in this free writing prospectus.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the issuing entity, in each case as described in this free writing prospectus) will result in distributions on the Class A-1 certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Class A-1 certificates purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Class A-1 certificates purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this free writing prospectus to cover prepayment interest shortfalls resulting from principal prepayments), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Offered Certificates, pro rata, according to the amount of interest to which each class of Offered Certificates would otherwise be entitled in reduction of that amount.

The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the WAC Cap. If the mortgage loans bearing higher interest rates (and consequently, higher net interest rates), were to prepay, the weighted average net mortgage interest rate would be lower than otherwise would be the case. If the Pass-Through Rates on any class of the Offered Certificates calculated without reference to the WAC Cap, were to be higher than the related WAC Cap, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Supplemental Interest Trust, in the case of the LIBOR certificates, and in the Excess Reserve Fund Account, we can not assure you that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average life of the Class A-1 certificates and consequently the yield to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread and certain amounts available in the Supplemental Interest Trust will be applied as distributions of principal to the Class A-1 certificates until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would have the effect of reducing the weighted average life of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Fee Rate and the Premium Percentage, as well as Net Swap Payments and Net Swap Receipts. Mortgage loans with higher net mortgage interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net mortgage interest rates may prepay faster than mortgage loans with relatively lower net mortgage interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net mortgage interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Class A-1 certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average life of the Class A-1 certificates may vary significantly over time.

Sensitivity of the Class A-IO Certificates

The information shown in the following table has been prepared on the basis of the Prepayment Assumption, the assumption that the purchase price of the Class A-IO certificates, expressed as a percentage of initial notional amount is 3.3346%, not including accrued interest, and the assumption the Class A-IO Notional Amount, with respect to any Distribution Date, is as set forth on Annex III to this free writing prospectus. However, accrued interest has been added to that price in calculating the yields shown in the table below.

Class A-IO Price Yield Table

Price (%)	Yield (%)
3.3509	4.50
3.3468	4.75
3.3427	5.00
3.3387	5.25
3.3346	5.50
3.3306	5.75
3.3266	6.00
3.3226	6.25
3.3186	6.50

Weighted Average Lives of the Class A-1 Certificates

The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average life of the Class A-1 certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average life of the Class A-1 certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

The interaction of the foregoing factors may have different effects on the Class A-1 certificates and the effects may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of the Class A-1 certificates. Further, to the extent the price of the Class A-1 certificates represents discounts or premiums to their original Class Certificate Balance, variability in the weighted average life of the Class A-1 certificates will result in variability in the yield to maturity. For an example of how the weighted average life of the Class A-1 certificates may be affected at various constant percentages of the Prepayment Assumption, see “—Decrement Tables” below.

Decrement Tables

The following table indicates the percentage of the initial Class Certificate Balance of the Class A-1 certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average life of the Class A-1 certificates. The table has been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the table or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
% of Prepayment Assumption	0%	75%	100%	125%	150%

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class A-1 PREPAYMENT SCENARIO
	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
February 2008	100	74	66	57	48
February 2009	99	52	40	29	19
February 2010	99	36	23	13	5
February 2011	98	28	17	10	5
February 2012	97	20	11	5	2
February 2013	96	15	7	3	1
February 2014	96	11	5	1	*
February 2015	94	8	3	1	0
February 2016	93	6	2	*	0
February 2017	92	4	1	0	0
February 2018	90	3	*	0	0
February 2019	88	2	*	0	0
February 2020	86	1	0	0	0
February 2021	84	1	0	0	0
February 2022	39	0	0	0	0
February 2023	38	0	0	0	0
February 2024	36	0	0	0	0
February 2025	35	0	0	0	0
February 2026	33	0	0	0	0
February 2027	31	0	0	0	0
February 2028	29	0	0	0	0
February 2029	27	0	0	0	0
February 2030	25	0	0	0	0
February 2031	22	0	0	0	0
February 2032	19	0	0	0	0
February 2033	15	0	0	0	0
February 2034	11	0	0	0	0
February 2035	7	0	0	0	0
February 2036	1	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	17.39	3.13	2.25	1.69	1.29
Weighted Average Life to Call (years)(2)(3)	17.30	2.89	2.07	1.56	1.20

_____________________
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

Effective WAC Cap

LIBOR Certificates

The information in the following table has been prepared in accordance with the Structuring Assumptions except that (i) prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III), (ii) an actual/360 day count is used to calculate the WAC Cap for each Distribution Date and (iii) One-Month LIBOR remains constant at 20%. For each Distribution Date, the Effective WAC Cap is equal to the related WAC Cap for that Distribution Date plus any Net Swap Receipts (expressed as a per annum rate) for that Distribution Date.

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Distribution Date	Effective WAC Cap (%)
March 2007	24.80
April 2007	22.63
May 2007	22.75
June 2007	22.72
July 2007	22.82
August 2007	22.34
September 2007	23.27
October 2007	23.40
November 2007	22.89
December 2007	23.74
January 2008	23.23
February 2008	23.07
March 2008	23.74
April 2008	22.87
May 2008	23.05
June 2008	22.62
July 2008	22.81
August 2008	22.30
September 2008	22.52
October 2008	22.72
November 2008	22.21
December 2008	22.42
January 2009	21.91
February 2009	21.75
March 2009	22.74
April 2009	21.43
May 2009	21.63
June 2009	21.11
July 2009	21.30
August 2009	20.77
September 2009	20.60
October 2009	20.78
November 2009	20.24
December 2009	20.42
January 2010	19.87
February 2010	19.68
March 2010	20.63
April 2010	19.48
May 2010	19.84
June 2010	19.48

July 2010	19.94
August 2010	19.93
September 2010	20.27
October 2010	20.53
November 2010	20.08
December 2010	20.35
January 2011	19.90
February 2011	19.81
March 2011	20.86
April 2011	19.63
May 2011	19.89
June 2011	19.45
July 2011	19.72
August 2011	19.28
September 2011	19.19
October 2011	19.46
November 2011	19.02
December 2011	19.29
January 2012	18.86
February 2012	18.77
March 2012	10.97
April 2012	10.23
May 2012	10.59
June 2012	10.23
July 2012	10.59
August 2012	10.23
September 2012	10.23
October 2012	10.59
November 2012	10.23
December 2012	10.59
January 2013	10.23
February 2013	10.23
March 2013	11.38
April 2013	10.23
May 2013	10.59
June 2013	10.23
July 2013	10.59
August 2013	10.23
September 2013	10.23
October 2013	10.59

November 2013	10.23
December 2013	10.59
January 2014	10.23
February 2014	10.23
March 2014	11.38
April 2014	10.23
May 2014	10.59
June 2014	10.23
July 2014	10.59
August 2014	10.23
September 2014	10.23
October 2014	10.59
November 2014	10.23
December 2014	10.59
January 2015	10.23
February 2015	10.23
March 2015	11.38
April 2015	10.23
May 2015	10.59
June 2015	10.23
July 2015	10.59
August 2015	10.23
September 2015	10.23
October 2015	10.59
November 2015	10.23
December 2015	10.59
January 2016	10.23
February 2016	10.23
March 2016	10.97
April 2016	10.23
May 2016	10.59
June 2016	10.23
July 2016	10.59
August 2016	10.23
September 2016	10.23
October 2016	10.59
November 2016	10.23
December 2016	10.59
January 2017	10.23
February 2017	10.23

Final Scheduled Distribution Date

The final scheduled Distribution Date for the Class A-1 certificates is the Distribution Date in February 2037. The final scheduled Distribution Date for the Class A-IO certificates is the Distribution Date in August 2008.

The final scheduled Distribution Date for the Class A-1 certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this free writing prospectus for that class would be reduced to zero. The final scheduled Distribution Date for the Class A-1 certificates has been calculated as the Distribution Date in the month following the month in which the latest maturity date of any mortgage loan.

The final scheduled Distribution Date for the Class A-IO certificates is the date on which the Class A-IO certificates are scheduled to receive their final distribution of interest.

Since the rate of distributions in reduction of the Class Certificate Balance of the Class A-1 certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of the Class A-1 certificates could be reduced to zero significantly earlier or later than the final scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” above and “Yield and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

The pooling and servicing agreement provides that the issuing entity (exclusive of the assets held in the Excess Reserve Fund Account and the Supplemental Interest Trust, the Interest Rate Swap Agreement and certain other accounts specified in the pooling and servicing agreement and the right of each class of Offered Certificates to receive Basis Risk Carry Forward Amounts and the obligation to make payments to the Supplemental Interest Trust) will comprise multiple REMICs (the “Trust REMICs”) organized in a tiered REMIC structure. Each class of Offered Certificates and the Class X certificates represents (exclusive of the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts and the obligation to make payments to the Supplemental Interest Trust) a regular interest (a “Regular Interest”) in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interests in each of the related Trust REMICs. In addition, each class of Offered Certificates will represent a beneficial interest in the right to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, in the case of the LIBOR certificates, from the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood llp will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the “Basis Risk Contracts”) representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the obligation to make payments to the Supplemental Interest Trust. A holder of an Offered Certificate must allocate its purchase price for the related certificate between its components - the Regular Interest component, the Basis Risk Contract component and the obligation to make payments to the Supplemental Interest Trust. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount (“OID”) (which could, in the case of the Offered Certificates, cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—Treatment by the REMIC of OID, Market Discount, and Amortizable Premium” in the prospectus.

Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the related certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—Gain or Loss on Disposition.”

Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, the Class A-IO will be and the Regular Interest components of the Class A-1 certificates may be considered to have been issued with OID. See “Federal Income Tax Consequences—Treatment by the REMIC of OID, Market Discount, and Amortizable Premium” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association”, and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the issuing entity, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

Each holder of an Offered Certificate (collectively, the “Basis Risk Certificates”) will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Notional Principal Contract Regulations”).

As indicated above, holders of the Basis Risk Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by holders of the Basis Risk Certificates. A holder of a Basis Risk Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Basis Risk Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Basis Risk Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Basis Risk Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

Any amount of proceeds from the sale, redemption or retirement of a Basis Risk Certificate that is considered to be allocated to the holder’s rights under the applicable Basis Risk Contract would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Basis Risk Certificate. A holder of such Basis Risk Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component of a Basis Risk Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner’s alternative minimum tax liability. Because a beneficial owner of a Basis Risk Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a Basis Risk Certificate may have income that exceeds cash distributions on the Basis Risk Certificate, in any period and over the term of the Basis Risk Certificate. As a result, the Basis Risk Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Federal Income Tax Consequences—Backup Withholding” and “—Taxation of Certain Foreign Holders of Debt Instruments” in the prospectus.

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans. See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor (the “DOL”) has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (Prohibited Transaction Exemption (“PTE”) 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582 (October 17, 1989)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the issuing entity. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (August 22, 2002) to extend exemptive relief to certificates rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

(1)  The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)  The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. (each, a “Rating Agency”);

(3)  The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

(4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the issuing entity represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the related servicer represents not more than reasonable compensation for the servicer’s services under the pooling and servicing agreement and reimbursement of the servicer’s reasonable expenses in connection with its services; and

(5)  The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in an issuing entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least 50% of each class of Offered Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in Offered Certificates does not exceed 25% of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, the servicers, the master servicer, the Swap Provider, any obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties (the “Restricted Group”).

The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

As noted in the prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a combined loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loans and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

Some of the second lien mortgage loans represented by the Offered Certificates are related to first liens that provide for negative amortization. Consequently, it is conceivable that, after the closing date, some of the second lien mortgage loans could, due to negative amortization of the related first lien mortgage loans, have combined loan-to-value ratios that exceed 100%, but not 125%. The probability that such a result would occur, however, has been determined to be an immaterial level.

For so long as the holder of an Offered Certificate holds an interest in the Supplemental Interest Trust (which holds the interest rate swap agreement), the holder will be deemed to have acquired and be holding such offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of the Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interests therein shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Offered Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, “Similar Law”).

Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates. Assets of a Plan should not be invested in the Offered Certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood llp, New York, New York.

REPORTS TO CERTIFICATEHOLDERS

The trustee will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest payments and the issuing entity as is described in this free writing prospectus. See “Description of the Certificates—Reports to Certificateholders” in this free writing prospectus. Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of “GSAA Home Equity Trust 2007-S1” as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicers, the master servicer and the custodian will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance and related accountants’ attestation reports detailed under “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity’s annual statement on Form 10-K for the Offered Certificates for so long as the issuing entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

RATINGS

In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Class	S&P	Moody’s
A-1	AAA	Aaa
A-IO	AAA	Aaa

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody’s will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody’s are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

The ratings assigned to the Class A-1 certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A-1 certificates may result in a reduction of one or more of the ratings assigned to the Class A-1 certificates. Any downward revision or withdrawal of any of the ratings assigned to the Class A-1 certificates may have an adverse effect on the market price of the Class A-1 certificates. The Certificate Insurer does not guaranty the market price of the Class A-1 certificates nor does it guaranty that the ratings on the Class A-1 certificates will not be revised or withdrawn.

GLOSSARY OF TERMS

The following terms have the meanings given below when used in this free writing prospectus.

“AAR Agreement” has the meaning set forth in “The Mortgage Loan Pool—The Mortgage Loans” in this free writing prospectus.

“Accrued Certificate Interest” means, for each class of Offered Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance or the related Class A-IO Notional Amount, as applicable, immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any Relief Act Shortfalls, as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Assessment of Compliance” has the meaning set forth in “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus.

“Attestation Report” has the meaning set forth in “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus.

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers, the master servicer, the custodian and the trustee, if any, payable with respect to that Distribution Date: (1) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the servicing fee and the master servicing fee for that Distribution Date, together with any related P&I Advance for that Distribution Date, (2) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, net Liquidation Proceeds, excluding Prepayment Premiums, (3) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (4) the proceeds from repurchases of mortgage loans and any Substitution Adjustment Amounts received in connection with substitutions or mortgage loans as of that Distribution Date and (5) all proceeds received with respect to any Optional Clean-up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

“Avelo” means Avelo Mortgage, L.L.C.

“Basic Principal Distribution Amount” means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

“Basis Risk Carry Forward Amount” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Basis Risk Certificates” has the meaning set forth in “Federal Income Tax Consequences—Basis Risk Contract Component” in this free writing prospectus.

“Basis Risk Contracts” has the meaning set forth in “Federal Income Tax Consequences—Taxation of Regular Interests” in this free writing prospectus.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Book-entry certificates” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Bulk mortgage loans” has the meaning set forth in “The Mortgage Loan Pool—General” in this free writing prospectus.

“Bulk Seller” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Bulk Seller Agreements” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Business Day” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Certificate Insurer” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“CIFG Europe” has the meaning set forth in “The Certificate Insurer” in this free writing prospectus.

“CIFG Guaranty” has the meaning set forth in “The Certificate Insurer” in this free writing prospectus.

“CIFG NA” means CIFG Assurance North America, Inc., a monoline financial guaranty insurance company incorporated under the laws of the state of New York.

“Class A certificates” means the Class A-1 certificates and Class A-IO certificates.

“Class A-IO Notional Amount” means with respect to any Distribution Date and the Class A-IO certificates, an amount equal to the lesser of (i) amount set forth on Annex III for such Distribution Date and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the preceding Due Period. After the August 2008 Distribution Date, the Class A-IO Notional Amount will be equal to zero.

“Class A-1 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the aggregate Class Certificate Balance of the Class A-1 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 85.80% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class Certificate Balance” means, with respect to any class of Offered Certificates (other than the Class A-IO certificates) as of any date of determination, the initial class certificate balance of that class reduced by all amounts previously distributed to holders of certificates of that class as payments of principal.

“Code” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.

“Combined loan-to-value ratio” or “CLTV” has the meaning set forth in “The Mortgage Loan Pool—General” in this free writing prospectus.

“Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation to the extent not required to be released to a mortgagor.

“Conduit mortgage loans” has the meaning set forth in “The Mortgage Loan Pool—The Mortgage Loans” in this free writing prospectus.

“CPR” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this free writing prospectus.

“DBNTC” means Deutsche Bank National Trust Company.

“Delinquent” has the meaning set forth in “The Mortgage Loan Pool—The Mortgage Loans” in this free writing prospectus.

“Determination Date” means, for each Distribution Date, the 15th of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

“Distribution Date” means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

“DOL” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“DTCC” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

“ERISA” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Euroclear Operator” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Excess Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Exemption” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the master servicing fee rate. See “Description of the Certificates—Administration Fees” in this free writing prospectus.

“Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (x)  the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

“Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“Fannie Mae Guides” means the Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide, as amended or restated from time to time.

“Fiscal Agent” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Fixed Certificates” has the meaning set forth in “Description of the Certificates” in this free writing prospectus.

“GreenPoint” means GreenPoint Mortgage Funding, Inc., a New York corporation.

“GreenPoint mortgage loans” has the meaning set forth in “The Mortgage Loan Pool—The Mortgage Loans” in this free writing prospectus.

“GSMC” means Goldman Sachs Mortgage Company, a New York limited partnership.

“Insolvency Law” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

“Interest Accrual Period” means, for any Distribution Date, with respect to the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date, and with respect to the Fixed Certificates, the calendar month immediately preceding the month in which that Distribution Date occurs.

“Interest Remittance Amount” means, with respect to any Distribution Date, that portion of Available Funds for such Distribution Date that represents interest received or advanced on the mortgage loans (calculated net of fees payable to the servicers and the master servicer and the Premium payable to the Certificate Insurer), net of any Net Swap Payments, if any, and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider, if any, with respect to that Distribution Date.

“Investor-Based Exemptions” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Irwin” means Irwin Union Bank and Trust Company, an Indiana banking corporation.

“Irwin mortgage loans” has the meaning set forth in “The Mortgage Loan Pool—The Mortgage Loans” in this free writing prospectus.

“LIBOR Certificates” has the meaning set forth in “Description of the Certificates” in this free writing prospectus.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period and the LIBOR Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“Master Servicer Remittance Date” means, with respect to any Distribution Date, the 21st of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

“M&T” means M&T Bank, a New York state chartered commercial bank.

“M&T mortgage loans” has the meaning set forth in “The Mortgage Loan Pool—The Mortgage Loans” in this free writing prospectus.

“MERS Designated Mortgage Loan” means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Net Swap Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Net Swap Receipt” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“OCN” means Ocwen Financial Corporation, a public financial services holding company.

“Ocwen” means Ocwen Loan Servicing, LLC, a Delaware limited liability company.

“OFB” means Ocwen Federal Bank FSB.

“Offered Certificates” has the meaning set forth in “Description of the Certificates” in this free writing prospectus.

“OID” has the meaning set forth in “Federal Income Tax Consequences—Taxation of Regular Interests” in this free writing prospectus.

“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“Optional Clean-up Call” has the meaning set forth in “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus.

“Order” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Original Sale Date” means, with regard to each mortgage loan, the date on which GSMC acquired such mortgage loan from the applicable original loan seller.

“Overcollateralized Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Floor” means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

“Overcollateralization Reduction Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“P&I Advances” means advances made by the related servicer or the master servicer in its capacity as successor servicer (including the trustee as successor master servicer and any other successor master servicer) on each Distribution Date with respect to Delinquent payments of interest and principal on the mortgage loans, less the servicing and master servicing fees.

“Pass-Through Rate” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Plan” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Policy” means the financial guaranty insurance policy (No. CIFG [___]) with respect to the Class A-1 certificates and all endorsements thereto, if any, dated the closing date, issued by the Certificate Insurer for the benefit of the holders of the Class A-1 certificates.

“Preference Payment” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Premium” means the premium due to the Certificate Insurer calculated based on the product of the Premium Percentage and the aggregate Class Principal Balance of the Class A-1 certificates as of the immediately preceding Distribution Date, based on a 360-day year consisting of twelve 30-day months.

“Premium Percentage” means 0.23% per annum.

“Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Prepayment Period” means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this free writing prospectus.

“Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this free writing prospectus, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicers on or prior to the related Determination Date or advanced by the servicers for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans, allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date, (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date and (vi) the portion of the proceeds received with respect to any Optional Clean-up Call (to the extent they relate to principal).

“PTCE” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“PTE” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Rating Agency” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the servicers, the master servicer, the depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates (which, with respect to the Class A-1 certificates, shall be without giving effect to the Policy) that it maintains.

“Realized Loss” means with respect to any defaulted mortgage loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds together with accrued and unpaid interest therein, net of amounts reimbursable to the related servicer for the advances in respect of such mortgage loan.

“REALServicing” has the meaning set forth in “The Servicer—Ocwen’s Policies and Procedures” in this free writing prospectus.

“Receipt” has the meaning, with respect to the Policy, set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Received” has the meaning, with respect to the Policy, set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Record Date” means, with respect to any Distribution Date and the Offered Certificates, the last business day of the related Interest Accrual Period, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

“Reference Banks” means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Regular Interest” has the meaning set forth in “Federal Income Tax Consequences—General” in this free writing prospectus.

“Regulation AB” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Regular Payments” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“REIT” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.

“Relief Act Shortfall” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Representations Agreement” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Required Swap Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sections” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.

“Senior Enhancement Percentage” means with respect to any Distribution Date, the percentage obtained by dividing (x)  the Overcollateralized Amount (after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

“Senior Specified Enhancement Percentage” on any date of determination is approximately 14.20%.

“Servicer Compliance Statement” has the meaning set forth in “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus.

“Servicer event of default” has the meaning set forth in “The Pooling and Servicing Agreement—Removal and Resignation of the Servicer” in this free writing prospectus.

“Servicer Remittance Date” means, with respect to any Distribution Date, the 18th of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

“Significance Estimate” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Significance Percentage” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Similar Law” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Specified Overcollateralized Amount” means, prior to the Stepdown Date, an amount equal to 7.10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 14.20% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of the Class A-1 certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period’s Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the related servicer on or prior to the related Determination Date or advanced by the related servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Statutory Accounting Practices ” has the meaning set forth in “The Certificate Insurer” in this free writing prospectus.

“Stepdown Date” means the later to occur of (i) the Distribution Date in March 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

“Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Substitute Mortgage Loan” means a mortgage loan substituted by M&T, GreenPoint, Irwin, the related Bulk Seller or GSMC, within 120 days of the applicable Original Sale Date in the case of M&T, GreenPoint, Irwin and the Bulk Sellers, or within two years of the closing date in the case of GSMC, for a mortgage loan that is in breach of M&T’s, GreenPoint’s, Irwin’s, the related Bulk Seller’s or GSMC’s, as applicable, representations and warranties regarding the related mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; (v) comply with each representation and warranty made by M&T, GreenPoint, Irwin, the Bulk Sellers or GSMC, as applicable; (vi) with respect to an M&T mortgage loan, have the same due date as the mortgage loan in breach; (vii) with respect to an M&T mortgage loan, have a loan-to-value ratio equal to or less than the mortgage loan in breach; (viii) with respect to an M&T mortgage loan, have a net mortgage rate equal to the net mortgage rate of the mortgage loan in breach; and (ix) with respect to an M&T mortgage loan, be covered by a primary insurance policy if the substitute mortgage loan has a loan-to-value ratio in excess of 80%.

“Substitution Adjustment Amount” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Substitution Event” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Supplemental Interest Trust” has the meaning set forth in “Description of the Certificates—Supplemental Interest Trust” in this free writing prospectus.

“Swap Provider” has the meaning set forth in “Interest Rate Swap Counterparty” in this free writing prospectus.

“Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Total Monthly Excess Spread” means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicers on or prior to the related Determination Date or advanced by the servicers for the related Servicer Remittance Date, net of the servicing fee, the master servicing fee and the Premium Percentage plus Net Swap Receipts and less Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (i) in the fifth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus; provided that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly, in Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

“Trigger Event,” with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans (excluding those mortgage loans that are charged-off pursuant to the pooling and servicing agreement) that are 60 days or more Delinquent, including mortgage loans in foreclosure, all REO properties and all mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 59.86% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period, divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
March 2010 - February 2011	6.00% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
March 2011 - February 2012	8.00% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
March 2012 - February 2013	9.50% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
March 2013 and thereafter	10.20%

“Trust REMIC” has the meaning set forth in “Federal Income Tax Consequences—General” in this free writing prospectus.

“US GAAP” has the meaning set forth in “The Certificate Insurer” in this free writing prospectus.

“Unpaid Interest Amount” for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

“WAC Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(a)  if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)  if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations: or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, société anonyme, Euroclear or DTC may be subject to backup withholding unless the holder —

(i)  provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

(ii)  provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

(iii)  can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX II

INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE

Period	Distribution Date	Interest Rate Swap Notional Amount ($)
1	March 2007	277,250,968
2	April 2007	268,674,334
3	May 2007	259,613,092
4	June 2007	250,107,103
5	July 2007	240,198,183
6	August 2007	229,931,211
7	September 2007	219,587,278
8	October 2007	209,193,946
9	November 2007	198,918,894
10	December 2007	189,080,948
11	January 2008	179,679,820
12	February 2008	170,698,362
13	March 2008	162,117,864
14	April 2008	153,920,446
15	May 2008	146,089,027
16	June 2008	138,607,286
17	July 2008	131,459,631
18	August 2008	124,631,162
19	September 2008	118,107,644
20	October 2008	111,875,475
21	November 2008	105,921,662
22	December 2008	100,233,788
23	January 2009	94,799,990
24	February 2009	89,608,935
25	March 2009	84,649,793
26	April 2009	79,912,218
27	May 2009	75,386,324
28	June 2009	71,062,666
29	July 2009	66,932,221
30	August 2009	62,986,368
31	September 2009	59,216,867
32	October 2009	55,615,851
33	November 2009	52,175,798
34	December 2009	48,889,524
35	January 2010	45,750,167
36	February 2010	42,751,167
37	March 2010	39,886,260
38	April 2010	39,886,260
39	May 2010	39,886,260
40	June 2010	39,886,260
41	July 2010	39,886,260
42	August 2010	39,886,260
43	September 2010	39,798,179
44	October 2010	38,013,770
45	November 2010	36,309,194
46	December 2010	34,680,885
47	January 2011	33,125,439
48	February 2011	31,639,598
49	March 2011	30,220,255
50	April 2011	28,864,421
51	May 2011	27,569,277
52	June 2011	26,332,111
53	July 2011	25,150,331
54	August 2011	24,021,464
55	September 2011	22,943,144
56	October 2011	21,913,112
57	November 2011	20,929,211
58	December 2011	19,988,379
59	January 2012	19,089,695
60	February 2012	18,231,305
61	March 2012	0

ANNEX III

SCHEDULE OF CLASS A-IO NOTIONAL AMOUNTS

Distribution Date	Class A-IO Notional Amount ($)
March 2007	114,658,000
April 2007	114,658,000
May 2007	114,658,000
June 2007	94,424,000
July 2007	94,424,000
August 2007	94,424,000
September 2007	44,964,000
October 2007	44,964,000
November 2007	44,964,000
December 2007	17,985,000
January 2008	17,985,000
February 2008	17,985,000
March 2008	13,489,000
April 2008	13,489,000
May 2008	13,489,000
June 2008	10,791,000
July 2008	10,791,000
August 2008	10,791,000
September 2008	0

SCHEDULE A
STRUCTURAL AND COLLATERAL TERM SHEET

GSAA 2007-S1 TERM SHEET

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the “Prospectus”)) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.txt" http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

$277,251,000
Approximate(1) (4)
GSAA 2007-S1
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates

Overview of the Offered Certificates
Offered Certificates	Approximate Principal Balance(1)(4)	Expected Credit Support(6)	Initial Pass-Through Rate(5)	Fixed / Floating	Estimated Avg. Life (yrs)(2)	Principal Payment Window(2)(3)	Expected Moody’s/S&P Ratings
A-1	$277,251,000	7.10%	LIBOR + [ ]%	Floating	2.07	03/07 - 07/12	Aaa/AAA
A-IO	Notional Amount(7)	N/A	6.00%	Fixed	N/A	N/A	Aaa/AAA
Total	$277,251,000

(1)	The principal balances of the Offered Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.
(2)	Assuming payment based on the pricing speeds outlined in “Key Terms - Pricing Prepayment Assumption” and to a 10% Clean-up Call on all Offered Certificates.
(3)	The last scheduled distribution date for the Offered Certificates is the Distribution Date in February 2037.
(4)	The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 10%.
(5)	See the “Structure of the Offered Certificates” section of this Term Sheet for more information on the pass-through rates of the Offered Certificates.
(6)	Overcollateralization will equal 7.10% as of the closing date.
(7)
The Class A-IO Certificates pay interest only based on a notional amount. The notional amount will decrease over time according to a schedule described under “Class A-IO Notional Amount” below. Interest on the Class A-IO Certificates will be paid at a rate of 6.00% subject to the WAC Cap, based on the Class A-IO Notional Amount.

Selected Mortgage Pool Data(8)

Aggregate
Scheduled Principal Balance:	$298,440,360
Number of Mortgage Loans:	6,204
Average Scheduled Principal Balance:	$48,105
Weighted Average Gross Coupon:	11.33%
Weighted Average Net Coupon(9):	10.61%
Weighted Average Original FICO Score:	703
% Second Lien Loans:	100%
Weighted Average Combined Original LTV Ratio:	95.82%
Weighted Average Stated Remaining Term (months):	263
Weighted Average Seasoning (months):	5
% Fixed-Rate Loans:	100%
% Full Doc Loans:	17.94%
% Purchase Loans:	71.52%
% Primary Occupancy Loans:	69.47%
% Single Family Loans and PUD Loans:	88.64%
State with Highest Representation:	CA - 18.42%

(8)	All percentages of mortgage loans calculated herein are percentages of their scheduled principal balances as of the Cut-Off Date.
(9)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate and the Insurer Premium Rate.

 Features of the Transaction

▪
The mortgage loans in the transaction consist of fixed rate, second lien residential mortgage loans (the “Mortgage Loans”) originated or acquired by M&T Bank (“M&T”)(23.09%), Greenpoint Mortgage
Funding (“Greenpoint”)(19.68%), Irwin Mortgage Corporation (“Irwin”)(13.89%), and other sellers which make up approximately 43.34% of the entire pool, each less than 10%.

▪
Credit support for the certificates will be provided through a senior/subordinate structure, with fully funded overcollateralization of 7.10%, a swap agreement, excess spread and an insurance policy to cover timely interest and ultimate principal payments on the Class A-1 Certificates.

▪
Until the completion of servicing transfers scheduled to occur on or around April 1, 2007, Ocwen Loan Servicing, LLC (“Ocwen”) will interim service the mortgage loans to be serviced by SLS. Thereafter, the mortgage loans will be serviced by Specialized Loan Servicing, LLC (“SLS”)(90.02%) and Avelo Mortgage, L.L.C. (“Avelo”)(9.98%). Wells Fargo Bank, N.A. (“Wells Fargo”) will be the master servicer.

▪
None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as “high cost” loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

▪
Beginning on the distribution date occurring in March 2007, the certificates will benefit from a swap agreement with an initial swap notional amount of approximately $277,250,968. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the supplemental interest trust will be obligated to pay an amount equal to the product of (x) a fixed rate equal to [5.23]% per annum, (y) the swap notional amount as set forth below for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as defined in the swap agreement) and the denominator of which is 360, and the supplemental interest trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR, as determined pursuant to the swap agreement, for the related calculation period, (y) the swap notional amount as set forth below for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

▪	The transaction will be modeled on INTEX as “GSAA07S01” and on Bloomberg as “GSAA 07-S1”.

▪	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table

Expected Closing Date:	February 28, 2007

Cut-off Date:	February 1, 2007

Expected Pricing Date:	Week of February 19, 2007

First Distribution Date:	March 26, 2007

Key Terms

Offered Certificates:	Class A Certificates

LIBOR Certificates:	Class A-1 Certificates

Fixed Rate Certificates:	Class A-IO Certificates

Interest-Only Certificates:	Class A-IO Certificates

Class A Certificates:	Class A-1 Certificates and Class A-IO Certificates

Depositor:	GS Mortgage Securities Corp.

Lead Manager:	Goldman, Sachs & Co.

Servicers:
Until the completion of servicing transfer (scheduled to occur on or around April 1, 2007) Ocwen will interim service the mortgage loans to be serviced by SLS. Thereafter SLS and Avelo will service the mortgage loans.

Master Servicer:	Wells Fargo Bank, N.A.

Trustee and Supplemental Interest Trust Trustee:	Deutsche Bank National Trust Company

Class A-1 Insurer:	CIFG Assurance North America, Inc. (“CIFG”)

Swap Agreement Provider:	TBD

Servicing Fee Rate:	50 bps

Master Servicing Fee Rate:	No more than 1 bp

Insurer Premium Rate:	23 bps

Insurer Premium:	For any Distribution Date, one-twelfth of the Insurer Premium Rate multiplied by the Class Principal Balance of the Class A-1 Certificates for such distribution date

Expense Fee:	The aggregate of the Servicing Fee at the Servicing Fee Rate and the Master Servicing Fee at the Master Servicing Fee Rate

Expense Fee Rate:	The sum of the Servicing Fee Rate and the Master Servicing Fee Rate

Distribution Date:	25th day of the month or the following Business Day

Mortgage Loans:	The trust will consist of fixed rate, second lien residential mortgage loans

Record Date:	For any Distribution Date, the last Business Day of the related Interest Accrual Period

Delay Days:	0 day delay on the LIBOR Certificates, 24 day delay on the Fixed Rate Certificates

Day Count:	Actual/360 basis for the LIBOR Certificates, 30/360 basis for the Fixed Rate Certificates

Prepayment Period:	With respect to both SLS and Avelo, the calendar month prior to the Distribution Date

Due Period:
The period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs

Interest Accrual Period:
For the LIBOR Certificates, from the prior Distribution Date to the day prior to the current Distribution Date, except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate Certificates, from and including the first day of the month prior to the month in which the current Distribution Date occurs to and including the last day of such month.

Pricing Prepayment Assumption:	CPR starting at 15% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 35% CPR in month 12 (an approximate 1.818% increase per month), and remaining at 35% CPR thereafter

Excess Spread:
The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Offered Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off Date:

	Initial Gross WAC: (1)	11.334%
	Less Expense Fee Rate and Insurer Premium Rate:	0.724%
	Net WAC: (1)	10.610%
	Less Initial Wtd. Avg. Certificate Coupon (Approx.): (2)	6.452%
	Plus Net Swap Flow	0.086%
	Initial Excess Spread: (1)	4.245%

	(1)	This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

(2)
Assumes 1-month LIBOR equal to 5.323%, initial marketing spreads and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average pass-through rates on the Offered Certificates as well as any changes in day count.

Servicer Advancing:	Each Servicer will make certain advances of principal and interest, subject to recoverability, on the related mortgage loans

Compensating Interest:
Each Servicer will pay compensating interest up to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans resulting from principal prepayments in full on the Mortgage Loans during the related Prepayment Period and (B) 50 bps per annum on the aggregate principal balance of the related Mortgage loans at the beginning of each related Due Period

Optional Clean-up Call:	The transaction has a 10% Optional Clean-up Call

Rating Agencies:	Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. and Moody’s Investor’s Service, Inc. will each rate all of the Offered Certificates

Minimum Denomination:	$25,000 with regard to each of the Offered Certificates

Legal Investment:	It is anticipated that the Offered Certificates will not be SMMEA eligible

ERISA Eligible:
It is expected that the Offered Certificates may be purchased by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain conditions. Prior to the termination of the supplemental interest trust, the purchase of Offered Certificates by a Plan must meet the requirements of an investor-based prohibited transaction class exemption, as described in the prospectus.

Tax Treatment:	Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

The discussion contained in this term sheet as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written to support the promotion of marketing of the transactions or matters addressed in this term sheet. You should seek advice based on your circumstances form an independent tax advisor.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including the prospectus with the SEC for the offering to which this communication relates). Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.txt

Risk Factors:
PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Structure of the Offered Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of “Principal Distributions on the Offered Certificates”. Excess interest and amounts in the supplemental interest trust will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap (as described below). Interest on the Class A-IO Certificates will be paid monthly at a rate of 6.00%, subject to the WAC Cap, based on a notional amount. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Any reductions in the Pass-Through Rate on the Offered Certificates attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future distribution dates, and after payments of carry forward amounts and amounts used to maintain or restore the required amount of overcollateralization made from amounts received under the swap agreement.

Definitions

Credit Enhancement. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 7.10% overcollateralization (funded upfront) (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 14.20% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), (3) in the case of the Class A-1 Certificates, an insurance policy to cover timely interest and ultimate principal payments and (4) a swap agreement.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the amount of any overcollateralization after taking into account the distributions of the Principal Distribution Amount for such Distribution Date by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The later to occur of:

(x) the Distribution Date occurring in March 2010; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A-1 Certificates is greater than or equal to 14.20%.

Insurance Policy. The Class A-1 Insurer will guarantee for the Class A-1 Certificates the following: (a) timely interest on the Class A-1 Certificates at the applicable Class A-1 Pass-Through Rate, and (b) the payment of principal on the Class A-1 Certificates by no later than the February 2037 Distribution Date. The Class A-1 Insurer will not guarantee any Basis Risk Carry Forward Amounts, any interest shortfalls resulting from the Servicemembers Civil Relief Act or prepayment interest shortfalls.

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 59.86% of the prior period’s senior Credit Enhancement Percentage (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property, and Mortgage Loans where the related mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Date	Cumulative Realized Loss Percentage:
March 2010- February 2011	6.00% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
March 2011 - February 2012	8.00% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
March 2012 - February 2013	9.50% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
March 2013 and thereafter	10.20%

Step-up Coupons. For the LIBOR Certificates the margin will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A-1 Certificates will increase to 2 times the margin at issuance. For the Fixed Rate Certificates, the coupon will increase by 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-IO Pass-Through Rate. The Class A-IO Certificates will accrue interest at a per annum interest rate equal to the lesser of (a) 6.00% and (b) the WAC Cap. The Class A-IO will accrue interest for each Interest Accrual Period related to a Distribution Date prior to the Distribution Date in September 2008, thereafter the Class A-IO Certificates will not accrue interest and the Class A-IO Certificates will not be entitled to interest payments.

Class A-IO Notional Amount. Solely for the purpose of determining distributions of interest on the Class A-IO Certificates, the Class A-IO Certificates will have a notional amount (the “Class A-IO Notional Amount”) as of any distribution date equal to the lesser of (a) the aggregate scheduled principal balance of the Mortgage Loans for such distribution date and (b) the amount as set forth in the schedule below.

Distribution Period (Months)	Class A-IO Scheduled Notional Amount ($)
1	114,658,000
2	114,658,000
3	114,658,000
4	94,424,000
5	94,424,000
6	94,424,000
7	44,964,000
8	44,964,000
9	44,964,000
10	17,985,000
11	17,985,000
12	17,985,000
13	13,489,000
14	13,489,000
15	13,489,000
16	10,791,000
17	10,791,000
18	10,791,000
19	0

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) (x) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period and (y) with respect to the Fixed Rate Certificates, 1, and (ii) (x) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, and in the case of the Class A-1 Certificates, the Insurer Premium Rate less (y) the sum of (a) with respect to each class of certificates other than the Class A-IO Certificates, the amount of interest accrued on the Class A-IO Certificates for such distribution date, divided by the total collateral balance, multiplied by 12, and (b)(I)(A) net swap payments from the trust to the Swap Provider, if any, and certain swap termination payments owed to the Swap Provider, if any, divided by (B) the class certificate balance of the LIBOR Certificates at the beginning of the related Due Period multiplied by (II) 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and the Offered Certificates, a Basis Risk Carry Forward Amount for such class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such Certificates’ applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class of certificates’ applicable pass-through rate (without regard to the WAC Cap). In the event any class of the Offered Certificates are no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of the Offered Certificates.

Accrued Certificate Interest. For the LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by that class’ share of net prepayment interest shortfalls and, to the extent not covered by excess interest on the Mortgage Loans for the related Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes). For the Fixed Rate Certificates, the amount of interest accrued on any Distribution Date, from and including the first day of the month prior to the month in which the current Distribution Date occurs to and including the last day of such month on the related notional amount, as reduced by such class’ share of net prepayment interest shortfalls and to the extent not covered by excess interest on the Mortgage Loans for the related Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statues).

Interest Remittance Amount on the Offered Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee, net swap payments from the trust to the Swap Provider and certain swap termination payments owed to the Swap Provider, if any.

 Principal Remittance Amount. On any Distribution Date, the sum of

(i)
all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the servicer remittance date,

(ii)
the principal portion of all partial prepayments received during the month prior to the month during which such Distribution Date occurs, and full prepayments received during the Prepayment Period applicable to which such Distribution Date occurs,

(iii)	the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

(iv)
the principal portion of the repurchase price of any repurchased Mortgage Loans, the repurchase obligation for which arose during the related Prepayment Period, that were repurchased prior to the Determination Date for the current Distribution Date,

(v)	the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

(vi)	the principal portion of the termination price if the Optional Clean-up Call is exercised.

Principal Distribution Amount. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and the Insurer Premium and plus the net swap receipts into the trust, if any (to the extent provided in clause (iii) of “Supplemental Interest Trust” below), less net swap payments and certain swap termination payments out of the trust, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all distributions under the headings “Interest Distributions on the Certificates” and “Principal Distributions on the Certificates” below.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards together with accrued and unpaid interest therein, net of amounts reimbursable to the related Servicer for the related advances in respect of such Mortgage Loan.

Class A-1 Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 85.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Distributions on the Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i)	from the Interest Remittance Amount, to the Certificate Insurer, the related Insurer Premium for such distribution date,

(ii)
from any remaining Interest Remittance Amount concurrently, to the Class A-1 Certificates and Class A-IO Certificates, on a pro rata basis, based on their respective entitlements, the Accrued Certificate Interest and the unpaid interest amount for those classes, and

(iii)	from any remaining Interest Remittance Amount, to the Class A-1 Insurer for prior draws (including applicable interest) on the insurance policy

Principal Distributions on the Certificates. On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)	to the Class A-1 Certificates, until the class certificate balance has been reduced to zero,

(ii)	to the Class A-1 Insurer for prior draws (including applicable interest) on the Insurance Policy, to the extent not covered by the Interest Remittance Amount, and

(iii)	any amounts owed to the Class A-1 Insurer under the insurance agreement.

On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)	to the Class A-1 Certificates the lesser of the Principal Distribution Amount and the Class A-1 Principal Distribution Amount,

(ii)	to the Class A-1 Insurer for prior draws (including applicable interest) on the Insurance Policy, to the extent not covered by the Interest Remittance Amount, and

(iii)	any amounts owed to the Class A-1 Insurer under the insurance agreement.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date, and the net swap receivable from the Swap Provider for such Distribution Date and any swap termination payments owed to the Swap Provider or received from the Swap Provider.

Funds received from the Supplemental Interest Trust on a Distribution Date will be distributed on each Distribution Date in the following order of priority:

(i)	to the Swap Provider, any net swap payments and certain swap termination payment (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii)
to the LIBOR certificateholders, to pay interest according to Section (i) of the “Interest Distributions on the Certificates” section, to the extent unpaid from other available funds (exclusive of the Insurance Policy),

(iii)
to the offered certificateholders, to pay principal according to the section “Principal Distributions on the Certificates,” but only to the extent necessary to cause the overcollateralization to be maintained or restored to the required overcollateralization amount as a result of current period or prior period Realized losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv)
to the LIBOR certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section “Allocation of Net Monthly Excess Cashflow” to the extent unpaid from other available funds,

(v)	to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)	to the holders of the Class X Certificates, any remaining amounts.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i)
to the Class A-1 Certificates and Class A-IO Certificates concurrently, on a pro rata basis, any Basis Risk Carry Forward Amount for such classes for such distribution date, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and in the case of the Class A-1 Certificates, after taking into account any payments applied from the Supplemental Interest Trust,

(ii)	certain swap termination payments to the Supplemental Interest Trust,

(iii)	certain amounts owed to the Class A-1 Insurer under the insurance agreement,

(iv)	to the holders of the Class X Certificates those amounts as set forth in the pooling and servicing agreement and,

(v)	to the holders of the Class R Certificates, any remaining amount.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute, and any prepayment interest shortfalls not covered by Compensating Interest will be allocated first to reduce the amounts of interest otherwise distributable on the Class X Certificates, and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the Offered Certificates  will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Allocation of Realized Losses. Losses will not be allocated to the Class A-1 Certificates until the last scheduled Distribution Date provided that the Insurance Policy will ultimately cover any such losses on such Distribution Date. Notwithstanding the foregoing, if amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”). Any such Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Remaining Prepayment Penalty Term by Product Type(1)(2)

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	Total
10 Yr Fixed	$293,698	$0	$0	$0	$0	$0	$293,698
15 Yr Fixed	3,075,504	0	0	0	0	0	3,075,504
15 Yr Fixed IO	2,676,335	0	0	0	0	0	2,676,335
20 Yr Fixed	350,977	0	0	0	0	0	350,977
20 Yr Fixed IO	103,900	0	0	0	0	0	103,900
25 Yr Fixed IO	306,536	0	0	0	0	0	306,536
30 Yr Fixed	97,557,674	115,313	70,941	509,858	0	0	98,253,786
30 Yr Fixed IO	47,828,496	0	0	108,000	0	0	47,936,496
Fixed Balloon 30/15	136,071,917	1,017,170	536,314	6,695,797	0	323,025	144,644,224
Fixed Balloon 30/15 IO	608,595	0	0	0	0	0	608,595
Fixed Balloon 40/15	69,912	120,397	0	0	0	0	190,309
Total:	$288,943,544	$1,252,881	$607,256	$7,313,655	$0	$323,025	$298,440,360

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months
10 Yr Fixed	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
15 Yr Fixed	100.00	0.00	0.00	0.00	0.00	0.00
15 Yr Fixed IO	100.00	0.00	0.00	0.00	0.00	0.00
20 Yr Fixed	100.00	0.00	0.00	0.00	0.00	0.00
20 Yr Fixed IO	100.00	0.00	0.00	0.00	0.00	0.00
25 Yr Fixed IO	100.00	0.00	0.00	0.00	0.00	0.00
30 Yr Fixed	99.29	0.12	0.07	0.52	0.00	0.00
30 Yr Fixed IO	99.77	0.00	0.00	0.23	0.00	0.00
Fixed Balloon 30/15	94.07	0.70	0.37	4.63	0.00	0.22
Fixed Balloon 30/15 IO	100.00	0.00	0.00	0.00	0.00	0.00
Fixed Balloon 40/15	36.74	63.26	0.00	0.00	0.00	0.00
Total:	96.82%	0.42%	0.20%	2.45%	0.00%	0.11%

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.
(2)	Totals may not add due to rounding.

Class A-IO Price Yield Table

▪	The Pricing Prepayment Assumptions (as defined on page 4)

▪	Modified Duration of 0.43 with price at 3.3346%

Price (%)	Yield (%)
3.3509	4.50
3.3468	4.75
3.3427	5.00
3.3387	5.25
3.3346	5.50
3.3306	5.75
3.3266	6.00
3.3226	6.25
3.3186	6.50

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) day count convention of actual/360 is applied and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. The Effective WAC Cap includes cashflow from the Supplemental Interest Trust weighted by the class certificate balance of the LIBOR Certificates and 1-month LIBOR remains constant at 20.00%. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

Period	Distribution Date	Effective WAC Cap (%)	Period	Distribution Date	Effective WAC CAP (%)	Period	Distribution Date	Effective WAC CAP (%)
1	Mar-07	24.80	49	Mar-11	20.86	97	Mar-15	11.38
2	Apr-07	22.63	50	Apr-11	19.63	98	Apr-15	10.23
3	May-07	22.75	51	May-11	19.89	99	May-15	10.59
4	Jun-07	22.72	52	Jun-11	19.45	100	Jun-15	10.23
5	Jul-07	22.82	53	Jul-11	19.72	101	Jul-15	10.59
6	Aug-07	22.34	54	Aug-11	19.28	102	Aug-15	10.23
7	Sep-07	23.27	55	Sep-11	19.19	103	Sep-15	10.23
8	Oct-07	23.40	56	Oct-11	19.46	104	Oct-15	10.59
9	Nov-07	22.89	57	Nov-11	19.02	105	Nov-15	10.23
10	Dec-07	23.74	58	Dec-11	19.29	106	Dec-15	10.59
11	Jan-08	23.23	59	Jan-12	18.86	107	Jan-16	10.23
12	Feb-08	23.07	60	Feb-12	18.77	108	Feb-16	10.23
13	Mar-08	23.74	61	Mar-12	10.97	109	Mar-16	10.97
14	Apr-08	22.87	62	Apr-12	10.23	110	Apr-16	10.23
15	May-08	23.05	63	May-12	10.59	111	May-16	10.59
16	Jun-08	22.62	64	Jun-12	10.23	112	Jun-16	10.23
17	Jul-08	22.81	65	Jul-12	10.59	113	Jul-16	10.59
18	Aug-08	22.30	66	Aug-12	10.23	114	Aug-16	10.23
19	Sep-08	22.52	67	Sep-12	10.23	115	Sep-16	10.23
20	Oct-08	22.72	68	Oct-12	10.59	116	Oct-16	10.59
21	Nov-08	22.21	69	Nov-12	10.23	117	Nov-16	10.23
22	Dec-08	22.42	70	Dec-12	10.59	118	Dec-16	10.59
23	Jan-09	21.91	71	Jan-13	10.23	119	Jan-17	10.23
24	Feb-09	21.75	72	Feb-13	10.23	120	Feb-17	10.23
25	Mar-09	22.74	73	Mar-13	11.38
26	Apr-09	21.43	74	Apr-13	10.23
27	May-09	21.63	75	May-13	10.59
28	Jun-09	21.11	76	Jun-13	10.23
29	Jul-09	21.30	77	Jul-13	10.59
30	Aug-09	20.77	78	Aug-13	10.23
31	Sep-09	20.60	79	Sep-13	10.23
32	Oct-09	20.78	80	Oct-13	10.59
33	Nov-09	20.24	81	Nov-13	10.23
34	Dec-09	20.42	82	Dec-13	10.59
35	Jan-10	19.87	83	Jan-14	10.23
36	Feb-10	19.68	84	Feb-14	10.23
37	Mar-10	20.63	85	Mar-14	11.38
38	Apr-10	19.48	86	Apr-14	10.23
39	May-10	19.84	87	May-14	10.59
40	Jun-10	19.48	88	Jun-14	10.23
41	Jul-10	19.94	89	Jul-14	10.59
42	Aug-10	19.93	90	Aug-14	10.23
43	Sep-10	20.27	91	Sep-14	10.23
44	Oct-10	20.53	92	Oct-14	10.59
45	Nov-10	20.08	93	Nov-14	10.23
46	Dec-10	20.35	94	Dec-14	10.59
47	Jan-11	19.90	95	Jan-15	10.23
48	Feb-11	19.81	96	Feb-15	10.23

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) 1-Month LIBOR increases in accordance with the LIBOR Forward Curves as of the close on February 15, 2007, (ii) day count convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)
1	Mar-07	4.18	49	Mar-11	6.40	97	Mar-15	6.28
2	Apr-07	3.09	50	Apr-11	5.92	98	Apr-15	5.82
3	May-07	3.21	51	May-11	6.08	99	May-15	6.02
4	Jun-07	3.42	52	Jun-11	5.92	100	Jun-15	5.89
5	Jul-07	3.54	53	Jul-11	6.07	101	Jul-15	6.08
6	Aug-07	3.32	54	Aug-11	5.91	102	Aug-15	5.96
7	Sep-07	4.44	55	Sep-11	5.91	103	Sep-15	6.00
8	Oct-07	4.59	56	Oct-11	6.07	104	Oct-15	6.20
9	Nov-07	4.40	57	Nov-11	5.91	105	Nov-15	6.09
10	Dec-07	5.27	58	Dec-11	6.07	106	Dec-15	6.28
11	Jan-08	5.11	59	Jan-12	5.91	107	Jan-16	6.18
12	Feb-08	5.11	60	Feb-12	5.91	108	Feb-16	6.23
13	Mar-08	5.59	61	Mar-12	6.30	109	Mar-16	6.57
14	Apr-08	5.27	62	Apr-12	5.98	110	Apr-16	6.33
15	May-08	5.45	63	May-12	6.13	111	May-16	6.53
16	Jun-08	5.39	64	Jun-12	5.97	112	Jun-16	6.44
17	Jul-08	5.57	65	Jul-12	6.13	113	Jul-16	6.64
18	Aug-08	5.42	66	Aug-12	5.83	114	Aug-16	6.56
19	Sep-08	5.84	67	Sep-12	5.82	115	Sep-16	6.63
20	Oct-08	6.03	68	Oct-12	5.98	116	Oct-16	6.83
21	Nov-08	5.90	69	Nov-12	5.82	117	Nov-16	6.76
22	Dec-08	6.10	70	Dec-12	5.97	118	Dec-16	6.96
23	Jan-09	5.97	71	Jan-13	5.81	119	Jan-17	6.91
24	Feb-09	6.01	72	Feb-13	5.80	120	Feb-17	6.99
25	Mar-09	6.51	73	Mar-13	6.28
26	Apr-09	6.08	74	Apr-13	5.79
27	May-09	6.27	75	May-13	5.95
28	Jun-09	6.16	76	Jun-13	5.79
29	Jul-09	6.35	77	Jul-13	5.94
30	Aug-09	6.24	78	Aug-13	5.78
31	Sep-09	6.28	79	Sep-13	5.77
32	Oct-09	6.47	80	Oct-13	5.93
33	Nov-09	6.37	81	Nov-13	5.76
34	Dec-09	6.56	82	Dec-13	5.92
35	Jan-10	6.46	83	Jan-14	5.76
36	Feb-10	6.52	84	Feb-14	5.75
37	Mar-10	6.98	85	Mar-14	6.24
38	Apr-10	6.40	86	Apr-14	5.74
39	May-10	6.39	87	May-14	5.90
40	Jun-10	6.07	88	Jun-14	5.73
41	Jul-10	6.10	89	Jul-14	5.89
42	Aug-10	5.93	90	Aug-14	5.73
43	Sep-10	5.93	91	Sep-14	5.72
44	Oct-10	6.08	92	Oct-14	5.88
45	Nov-10	5.92	93	Nov-14	5.71
46	Dec-10	6.08	94	Dec-14	5.87
47	Jan-11	5.92	95	Jan-15	5.73
48	Feb-11	5.92	96	Feb-15	5.76

Prepayment Table for the Class A-1 Certificates
The assumptions for the Prepayment table below are as follows:

▪	Run to maturity

▪	Assumes that the 25th of each month is a business day

▪	Static LIBOR

Class A-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	4.69	3.13	2.25	1.69	1.29	0.99
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	258	177	146	111	87	35

Prepayment Table for the Class A-1 Certificates
The assumptions for the Prepayment table below are as follows:

▪	Run to call; 10% clean-up call is exercised on the first date possible

▪	Assumes that the 25th of each month is a business day

▪	Static LIBOR

Class A-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	4.42	2.89	2.07	1.56	1.20	0.98
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	139	91	65	50	39	31

Swap Agreement. Beginning with the payment in March 2007, this transaction will contain a swap agreement with an initial notional amount of approximately $277,250,968. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the Supplemental Interest Trust shall be obligated to pay an amount equal to a per annum rate of [5.23]% (on an actual/360 basis) on the scheduled notional amount to the Swap Provider and the Supplemental Interest Trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on an actual/360 basis) on the scheduled notional amount from the Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party.

Swap Schedule
Period	Distribution Date	Notional Amount ($)	Period	Distribution Date	Notional Amount ($)
1	Mar-07	277,250,968	38	Apr-10	39,886,260
2	Apr-07	268,674,334	39	May-10	39,886,260
3	May-07	259,613,092	40	Jun-10	39,886,260
4	Jun-07	250,107,103	41	Jul-10	39,886,260
5	Jul-07	240,198,183	42	Aug-10	39,886,260
6	Aug-07	229,931,211	43	Sep-10	39,798,179
7	Sep-07	219,587,278	44	Oct-10	38,013,770
8	Oct-07	209,193,946	45	Nov-10	36,309,194
9	Nov-07	198,918,894	46	Dec-10	34,680,885
10	Dec-07	189,080,948	47	Jan-11	33,125,439
11	Jan-08	179,679,820	48	Feb-11	31,639,598
12	Feb-08	170,698,362	49	Mar-11	30,220,255
13	Mar-08	162,117,864	50	Apr-11	28,864,421
14	Apr-08	153,920,446	51	May-11	27,569,277
15	May-08	146,089,027	52	Jun-11	26,332,111
16	Jun-08	138,607,286	53	Jul-11	25,150,331
17	Jul-08	131,459,631	54	Aug-11	24,021,464
18	Aug-08	124,631,162	55	Sep-11	22,943,144
19	Sep-08	118,107,644	56	Oct-11	21,913,112
20	Oct-08	111,875,475	57	Nov-11	20,929,211
21	Nov-08	105,921,662	58	Dec-11	19,988,379
22	Dec-08	100,233,788	59	Jan-12	19,089,695
23	Jan-09	94,799,990	60	Feb-12	18,231,305
24	Feb-09	89,608,935	61	Mar-12 and thereafter	0
25	Mar-09	84,649,793
26	Apr-09	79,912,218
27	May-09	75,386,324
28	Jun-09	71,062,666
29	Jul-09	66,932,221
30	Aug-09	62,986,368
31	Sep-09	59,216,867
32	Oct-09	55,615,851
33	Nov-09	52,175,798
34	Dec-09	48,889,524
35	Jan-10	45,750,167
36	Feb-10	42,751,167
37	Mar-10	39,886,260

Selected Mortgage Loan Data(1)(2)

The Mortgage Loans - All Collateral

Scheduled Principal Balance:	$298,440,360
Number of Mortgage Loans:	6,204
Average Scheduled Principal Balance:	$48,105
Weighted Average Gross Coupon:	11.334%
Weighted Average Net Coupon:(3)	10.610%
Weighted Average Original FICO Score:	703
Weighted Average Original LTV Ratio:	18.64%
Weighted Average Combined Original LTV Ratio:	95.82%
Weighted Average Stated Remaining Term (months):	263
Weighted Average Seasoning (months):	5

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.
(2)	Totals throughout this section may not add due to rounding.
(3)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate and the Insurer Premium Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
$25,000 & Below	1,334	$24,311,732	8.15%	11.483%	711	$18,225	93.14%	23.78%	38.16%
$25,001 - $50,000	2,685	98,853,348	33.12	11.300	702	36,817	95.62	22.84	64.03
$50,001 - $75,000	1,314	80,340,923	26.92	11.163	701	61,142	96.51	17.02	77.26
$75,001 - $100,000	522	45,036,403	15.09	11.318	700	86,277	96.50	13.55	78.03
$100,001 - $125,000	184	20,632,070	6.91	11.578	707	112,131	97.04	14.94	71.51
$125,001 - $150,000	77	10,583,264	3.55	11.790	697	137,445	95.90	6.40	80.72
$150,001 - $200,000	51	8,868,014	2.97	11.534	700	173,883	95.58	14.00	72.53
$200,001 & Above	37	9,814,605	3.29	11.602	713	265,260	93.16	4.24	79.55
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
7.49% & Below	29	$1,322,698	0.44%	7.153%	751	$45,610	94.31%	89.24%	92.75%
7.50 - 7.99%	72	3,289,552	1.10	7.754	735	45,688	93.29	87.73	95.03
8.00 - 8.49%	131	6,889,297	2.31	8.205	741	52,590	93.99	67.94	87.86
8.50 - 8.99%	272	12,478,788	4.18	8.708	729	45,878	93.88	56.72	87.30
9.00 - 9.49%	280	14,668,897	4.92	9.170	720	52,389	93.04	31.74	92.73
9.50 - 9.99%	539	26,242,625	8.79	9.721	712	48,688	94.66	21.87	85.76
10.00 - 10.49%	530	26,450,090	8.86	10.189	709	49,906	95.24	18.89	84.15
10.50 - 10.99%	574	28,691,397	9.61	10.691	701	49,985	94.48	12.55	85.41
11.00 - 11.99%	1,484	68,673,152	23.01	11.464	701	46,276	95.47	12.24	66.57
12.00 - 12.49%	759	35,601,465	11.93	12.171	691	46,906	97.05	10.77	62.38
12.50 - 12.99%	586	28,525,950	9.56	12.640	679	48,679	97.42	13.58	71.80
13.00 - 13.49%	256	11,750,752	3.94	13.160	692	45,901	97.43	9.62	53.56
13.50% & Above	692	33,855,696	11.34	14.201	700	48,924	98.38	4.39	24.96
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Original Credit Score

Original Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
760 & Above	848	$38,226,615	12.81%	10.829%	779	$45,079	95.74%	26.66%	51.39%
740 - 759	648	30,673,241	10.28	10.768	749	47,335	95.31	20.56	55.74
720 - 739	733	34,039,760	11.41	10.905	728	46,439	95.63	16.13	56.42
700 - 719	880	42,996,184	14.41	11.244	709	48,859	95.33	12.69	59.08
680 - 699	1,016	49,953,048	16.74	11.637	689	49,166	96.03	11.32	67.35
660 - 679	1,027	51,122,115	17.13	11.481	669	49,778	95.74	13.45	85.66
640 - 659	674	33,337,956	11.17	11.851	649	49,463	96.78	23.82	93.80
620 - 639	378	18,091,442	6.06	12.177	630	47,861	96.21	31.14	95.46
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
2	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Combined Original LTV

Combined Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
60.00% & Below	3	$284,827	0.10%	9.802%	679	$94,942	42.88%	21.05%	78.95%
60.01 - 70.00%	12	796,811	0.27	9.151	719	66,401	65.83	20.84	79.04
70.01 - 80.00%	60	4,631,612	1.55	10.133	704	77,194	78.19	4.25	64.69
80.01 - 85.00%	161	6,834,359	2.29	10.271	700	42,449	83.91	8.35	74.43
85.01 - 90.00%	1,839	73,136,061	24.51	10.743	708	39,769	89.69	10.13	66.27
90.01 - 95.00%	1,004	42,487,155	14.24	11.507	705	42,318	94.74	26.25	48.31
95.01 - 100.00%	3,121	170,049,789	56.98	11.633	699	54,486	99.90	19.99	75.96
100.01% & Above	4	219,747	0.07	11.475	665	54,937	100.02	0.00	100.00
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10.00% & Below	1,549	$54,788,939	18.36%	10.565%	710	$35,371	89.24%	10.73%	70.21%
10.01 - 15.00%	1,000	40,401,349	13.54	10.923	708	40,401	92.10	26.37	55.52
15.01 - 20.00%	2,701	142,604,661	47.78	11.461	699	52,797	98.71	20.46	78.40
20.01 - 25.00%	519	29,037,343	9.73	11.834	693	55,949	96.85	12.88	63.92
25.01 - 30.00%	295	20,924,608	7.01	12.232	709	70,931	97.81	14.63	50.96
30.01% & Above	140	10,683,462	3.58	12.013	700	76,310	98.23	9.73	50.53
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
SIVA	3,080	$145,095,044	48.62%	11.390%	701	$47,109	94.76%	0.00%	64.60%
Full/Alt Doc	1,282	53,552,823	17.94	10.214	705	41,773	97.00	100.00	74.31
No Ratio	611	35,629,582	11.94	11.936	704	58,314	97.98	0.00	68.50
SISA	471	24,761,757	8.30	11.621	693	52,573	96.36	0.00	71.81
NIVA	415	22,801,378	7.64	11.917	704	54,943	98.00	0.00	80.45
No Doc	345	16,599,776	5.56	11.933	715	48,115	92.80	0.00	79.84
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Purchase	4,381	$213,433,840	71.52%	11.418%	709	$48,718	97.41%	18.06%	64.83%
Cashout Refi	1,444	69,149,859	23.17	11.160	688	47,888	91.64	17.06	80.99
Rate/Term Refi	379	15,856,661	5.31	10.967	687	41,838	92.58	20.28	81.66
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	3,833	$207,321,567	69.47%	10.917%	693	$54,089	96.09%	19.20%	100.00%
Investor	2,033	74,421,425	24.94	12.499	723	36,607	94.91	15.29	0.00
Second Home	338	16,697,368	5.59	11.327	725	49,400	96.46	14.23	0.00
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Single Family	3,489	$163,927,251	54.93%	11.328%	700	$46,984	95.51%	17.61%	72.72%
PUD	1,811	94,627,413	31.71	11.099	705	52,251	96.69	19.93	72.67
2-4 Family	480	22,179,000	7.43	12.196	714	46,206	94.12	13.68	36.33
Condo	424	17,706,696	5.93	11.570	705	41,761	96.08	15.75	63.75
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
CA	822	$54,979,914	18.42%	10.806%	706	$66,886	93.21%	9.97%	83.34%
FL	712	37,172,209	12.46	11.836	700	52,208	97.15	8.38	57.77
AZ	377	19,789,804	6.63	11.307	706	52,493	97.51	21.89	65.87
MD	229	14,339,866	4.80	11.245	693	62,620	95.98	22.77	88.95
NV	264	13,466,644	4.51	10.837	708	51,010	96.50	16.47	73.83
IL	265	12,958,353	4.34	11.416	700	48,899	96.91	18.39	75.47
WA	257	12,058,133	4.04	11.451	709	46,919	95.05	14.27	55.37
TX	420	11,892,325	3.98	11.449	712	28,315	96.97	18.89	39.55
GA	331	11,875,185	3.98	11.733	705	35,877	96.57	25.99	48.00
VA	181	11,160,287	3.74	10.784	704	61,659	95.14	25.64	91.09
Other	2,346	98,747,642	33.09	11.501	700	42,092	96.11	23.13	68.12
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
89139	29	$1,620,872	0.54%	10.553%	718	$55,892	96.74%	21.27%	72.20%
85242	26	1,200,148	0.40	10.234	709	46,160	98.56	39.48	100.00
85338	17	1,102,974	0.37	10.725	699	64,881	97.86	44.44	77.59
89149	18	994,646	0.33	10.198	733	55,258	99.44	32.48	80.97
93552	11	987,662	0.33	10.938	679	89,787	99.99	0.00	100.00
85085	11	939,153	0.31	11.476	726	85,378	98.16	21.07	68.70
94513	7	932,747	0.31	10.510	693	133,250	98.67	0.00	100.00
80134	9	880,310	0.29	12.072	716	97,812	97.00	28.74	51.92
22554	11	850,153	0.28	11.477	674	77,287	97.72	44.81	100.00
89052	13	821,051	0.28	10.086	724	63,158	98.80	12.60	84.70
Other	6,052	288,110,644	96.54	11.354	702	47,606	95.73	17.70	68.97
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 180	2,994	$151,488,665	50.76%	11.233%	696	$50,597	96.24%	20.89%	77.74%
181 - 240	8	454,877	0.15	11.154	705	56,860	95.91	39.78	96.33
241 - 360	3,202	146,496,818	49.09	11.439	709	45,752	95.37	14.83	60.83
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10 Yr Fixed	9	$293,698	0.10%	10.853%	725	$32,633	90.16%	0.00%	47.47%
15 Yr Fixed	94	3,075,504	1.03	10.857	703	32,718	94.32	31.39	59.83
15 Yr Fixed IO	66	2,676,335	0.90	10.797	708	40,551	89.75	7.18	65.07
20 Yr Fixed	6	350,977	0.12	10.817	690	58,496	94.69	21.96	95.25
20 YR Fixed IO	2	103,900	0.03	12.291	755	51,950	100.00	100.00	100.00
25 YR Fixed IO	3	306,536	0.10	8.421	705	102,179	60.94	51.07	78.96
30 Yr Fixed	2,023	98,253,786	32.92	11.689	705	48,568	97.86	17.80	60.67
30 Yr Fixed IO	1,176	47,936,496	16.06	10.947	717	40,762	90.50	8.51	61.04
Fixed Balloon 30/15	2,814	144,644,224	48.47	11.247	696	51,402	96.42	21.01	78.51
Fixed Balloon 30/15 IO	8	608,595	0.20	11.563	722	76,074	93.27	15.11	48.64
Fixed Balloon 40/15	3	190,309	0.06	12.043	660	63,436	100.00	0.00	100.00
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

Distribution by OTS Delinquency

Ots Delinquency	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Current	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%
Total:	6,204	$298,440,360	100.00%	11.334%	703	$48,105	95.82%	17.94%	69.47%

You should rely only on the information contained in or incorporated by reference into this free writing prospectus or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this free writing prospectus or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.
________________________
GSAA Home Equity Trust 2007-S1
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, N.A.
Master Servicer

Specialized Loan Servicing LLC
Avelo Mortgage, L.L.C.
Servicers
________________________

$277,251,000
(Approximate)(1)

GSAA Home Equity Trust 2007-S1

$277,251,000 Class A-1
Variable Rate Certificates
$114,658,000 (2) Class A-IO
Fixed Rate Interest Only Certificates
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FREE WRITING SUPPLEMENT
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Goldman, Sachs & Co.
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(1) Subject to a variance of +/-10%.
(2) Notional Amount.